UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest events reported)     June 12, 2003
                                                      --------------------------
                                                        (June 12, 2003)
                                                      --------------------------



 Commission   Name of Registrants, State of Incorporation,     I.R.S. Employer
File Number   Address and Telephone Number                    Identification No.
-----------   --------------------------------------------    ------------------

 333-32170    PNM Resources, Inc.                                 85-0468296
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700

  1-6986      Public Service Company of New Mexico                85-0019030
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700



                         ------------------------------

              (Former name, former address and former fiscal year,
                          if changed since last report)

Item  5.   Other Events

       PNM Resources, Inc. and Public Service Company of New Mexico (collectively the "Company") conform their presentation of information contained in their 2002 Annual Report on Form 10-K to reflect matters previously disclosed in their First Quarter 2003 Quarterly Report on Form 10-Q.

       During 2002, the Company's Utility Operations business segment evolved. On January 28, 2003, the New Mexico Public Regulation Commission ("PRC") approved the Global Electric Agreement which sets a rate path through 2007. Pursuant to the Global Electric Agreement, Electric Services ("Electric") became a fully integrated retail energy supply business. As a result of that evolution, the Company's generation activities changed from a stand-alone operation to a function that became mostly integrated with the distribution energy supply business, which primarily serves to optimize the value of that business. As specified in the Global Electric Agreement, the Company's generation activities were designated to support either its rate-regulated electric retail customers or its wholesale customers. Therefore, upon review and in accordance with SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), and as disclosed in the Company's Form 10-Q for the quarter ended March 31, 2003, the Company determined that Electric's generation and distribution components no longer meet the definition of separate operating segments for financial reporting purposes and the Company reported the financial position and results of operations of the majority of its generation and distribution activities as one segment. All prior periods have been reclassified to conform to the current presentation and include certain estimates and allocations where necessary.

       This current report on Form 8-K ("report") conforms the information contained in the Company's 2002 Annual Report on Form 10-K to the presentation reported in its First Quarter 2003 Form 10-Q. Accordingly, this report revises information previously reported in the Company's 2002 Annual Report on Form 10-K to reflect the following matters which have previously been disclosed in reports filed under the Securities Exchange Act of 1934.

       No attempt has been made in this Form 8-K to modify or update other disclosures as presented in the original Form 10-K except as required to reflect the effects of those items as described below.

       This report is limited to the reclassifications to reflect:

o        a change in business segment reporting;
o        a change in the reporting of trading revenues and costs; and
o removal of non-GAAP financial measures from the Company's 2002 Annual Report on Form 10-K.

       As disclosed in the Company's Form 10-Q for the quarter ended March 31, 2003, in accordance with the consensus reached in October 2002 relating to EITF Issue No. 02-3, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities" ("EITF 02-3") and EITF 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities ("EITF 98-10"), beginning in the first quarter of 2003, the Company reclassified prior periods for those contracts previously accounted for under EITF 98-10 to conform to a net margin presentation as required by EITF 02-3. As a result, both operating revenues and cost of energy sold were reduced by approximately $74.0 million, $89.4 million and $99.7 million for the fiscal years ended December 31, 2002, 2001 and 2000, respectively. This change in presentation did not have an effect on gross margins, net income or cash flows.

       In conjunction with filing this Report, the Company's Chief Executive Officer and the Company's Chief Financial Officer have performed the procedures necessary to evaluate the effectiveness of the Company's disclosure controls and procedures, as required by Section 302 (a) (4) (c) of the Sarbanes-Oxley Act of 2002. Based on this evaluation, the Company believes that the Company's disclosure controls and procedures to update the Company's 2002 Form 10-K as described in Item 5 of this Report, are effective in that they provide reasonable assurance that material information is made known so that it may be included in the Report.

       Such officers do not believe there have been significant changes in internal controls or in other factors based on their evaluation on June 5, 2003 that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                TABLE OF CONTENTS

                                                                         Page

Updated information for the year ended December 31, 2002:

THE COMPANY................................................................4
UTILITY OPERATIONS.........................................................4
WHOLESALE OPERATIONS.......................................................6
CORPORATE AND OTHER........................................................7
SOURCES OF POWER...........................................................7
FUEL AND WATER SUPPLY......................................................7
EMPLOYEES..................................................................8
SELECTED FINANCIAL DATA....................................................9
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS.......................................10
         OVERVIEW.........................................................10
         COMPETITIVE STRATEGY.............................................10
         RESULTS OF OPERATIONS............................................11
         NEW AND PROPOSED ACCOUNTING STANDARDS............................32
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA...............................34
SIGNATURE................................................................109

THE COMPANY

       PNM Resources, Inc. ("Holding Company") was incorporated in the State of New Mexico on March 3, 2000. The Holding Company's principal subsidiary Public Service Company of New Mexico ("PNM") was incorporated in the State of New Mexico on May 9, 1917. This filing for PNM Resources, Inc. and Subsidiaries and PNM is presented on a combined basis. The Holding Company and PNM have their principal offices at Alvarado Square, Albuquerque, New Mexico 87158 (telephone number 505-241-2700). The Holding Company is an investor-owned holding company of energy and energy-related companies. PNM is a public utility primarily engaged in the generation, transmission, distribution, sale and marketing of electricity, and in the transmission, distribution and sale of natural gas within the State of New Mexico. The business of PNM constitutes substantially all of the business of PNM Resources, Inc. and Subsidiaries. Therefore, the financial results and results of operations of PNM are virtually identical to the consolidated results of the Holding Company and all its subsidiaries. For ease of discussion, this report may use the term "Company" when referring to PNM or when discussing matters of common applicability to the Holding Company and PNM.

       Upon the completion on December 31, 2001 of a one-for-one share exchange between PNM and the Holding Company, the Holding Company became the parent company of PNM. Prior to the share exchange, the Holding Company had existed as a subsidiary of PNM. The new parent company began trading on the New York Stock Exchange under the same PNM symbol beginning on December 31, 2001.

       As it currently operates, the Company's principal business segments are Utility Operations, Wholesale Operations ("Wholesale") and Corporate and Other. Utility Operations include Electric Services ("Electric") and Gas Services ("Gas"). Electric consists of the distribution, transmission and generation of electricity for retail electric customers in New Mexico. Gas includes the transportation and distribution of natural gas to end-users. Wholesale consists of the generation and sale of electricity into the wholesale market based on three product lines, which are long-term contracts, forward sales and short-term sales.

                               UTILITY OPERATIONS

Electric

       The Company provides jurisdictional retail electric service to a large area of north central New Mexico, including the City of Albuquerque ("COA") and the City of Santa Fe, and certain other areas of New Mexico. The largest retail electric customer served by the Company accounted for approximately 4.8% of the Company's total retail electric revenues for the year ended December 31, 2002.

       For the years 2000 through 2002, retail KWh sales have grown at a compound annual rate of approximately 2.4%. The Company's system peak demands for its retail customers and firm requirements customers in summer and winter for the last three years are shown in the following table:

                               SYSTEM PEAK DEMANDS

                                   (Megawatts)

                                     2002         2001         2000
                                   ---------    ---------    ---------

Summer............................    1,456        1,397        1,368
Winter............................    1,297        1,294        1,211

       The Company holds long-term, non-exclusive franchise agreements for its electric retail operations, expiring between May 2003 and November 2028. These franchise agreements provide the Company access to public rights-of-way for placement of the Company's electric facilities. The COA, City of Santa Fe, Town of Cochiti Lake, Bernalillo County, Luna County, Sandoval County, San Miguel County, Village of Bosque Farms, Pueblo de Cochiti and Village of Tijeras franchises have expired. The COA metropolitan area accounted for approximately 53% of the Company's 2002 total electric utility operating revenues, and no other franchise area represents more than approximately 8%. The Company continues to collect and pay franchise fees to the COA, City of Santa Fe, the Town of Cochiti Lake, Village of Bosque Farms and Village of Tijeras. The Company currently does not pay franchise fees to Bernalillo County, Luna County, Sandoval County and San Miguel County. The Company remains obligated under New Mexico state law to provide service to customers in these franchise areas even in the absence of a franchise agreement.

       The Company owns or leases 2,897 circuit miles of transmission lines, interconnected with other utilities in New Mexico, east and south into Texas, west into Arizona, and north into Colorado and Utah. Due to rapid load growth in the Company's service territory in recent years and the lack of transmission development, most of the capacity on this transmission system is fully committed and there is very little or no additional access available on a firm commitment basis. These factors result in physical constraints on the system and limit the ability to wheel power into the Company's service area from outside New Mexico.

Gas

       Gas operations distributes natural gas to most of the major communities in New Mexico, including the COA and the City of Santa Fe. The COA metropolitan area accounted for approximately 44% of the total gas revenues in 2002. No single sales-service customer accounted for more than approximately 1% of the Company's therm sales in 2002. The Company holds long-term, non-exclusive franchises with varying expiration dates in all incorporated communities requiring franchise agreements except for the COA, City of Santa Fe, Aztec, Village of Bosque Farms, Town of Cochiti Lake, Los Ranchos de Albuquerque and Tatum. The Company remains obligated to serve these franchise areas pursuant to state law even in the absence of a franchise agreement.

       The Company's customer base includes both sales-service customers and transportation-service customers. Sales-service customers purchase natural gas and receive transportation and delivery services from the Company for which the Company receives both cost-of-gas and cost-of-service revenues. Cost-of-gas revenues collected from on-system sales-service customers are recovered in accordance with PRC regulations and represent a pass-through of the Company's cost of natural gas to the customer. Since the Company obtains its natural gas supply on the open market from non-affiliated third-party producers, the Company's operating results are not affected by an increase or decrease in natural gas prices. Additionally, the Company makes occasional gas sales to off-system customers. Off-system sales deliveries generally occur at interstate pipeline interconnects with the Company's system.

       Transportation-service customers, who procure gas independently of the Company and contract with the Company for transportation and related services, provide the Company with cost-of-service revenues only. Transportation services are provided to gas marketers, producers and end users for delivery to locations throughout its distribution systems, as well as for delivery to interstate pipelines. The Company provided gas transportation deliveries to approximately 1,360 gas marketers, producers and end users during 2002.

       During 2002, approximately 49% of the Company's total gas throughput was related to transportation gas deliveries. The Company's transportation rates are unbundled, and transportation customers only pay for the service they receive. Cost-of-gas revenues, received from sales-service and off-system customers, and other PGAC-related revenues accounted for approximately 51% of the Company's total gas operating revenues in 2002. Since a major portion of the Company's load is related to heating, levels of therm sales are affected by weather. Approximately 63% of the Company's total therm sales in 2002 occurred in the months of January, February, March and December.

       The Company obtains its supply of natural gas primarily from sources within New Mexico by contracting with third party producers and marketers. These contracts are generally sufficient to meet the Company's peak-day demand. The Company serves certain cities which depend on El Paso Natural Gas Company or Transwestern Pipeline Company for transportation of gas supplies. Because these cities are not directly connected to the Company's transmission facilities, gas transported by these companies is the sole supply source for those cities. Such transportation is regulated by FERC. As a result of FERC Order 636, the Company's options for transporting gas to these cities and other portions of its distribution system have increased.

                              WHOLESALE OPERATIONS

       The Company's Wholesale Operations consists of the generation and sale of electricity into the wholesale market based on three product lines, which are long-term contracts, forward sales and short-term sales. Long-term contracts include sales to firm-requirements wholesale customers with multi-year arrangements. These contracts range from 2 to 17 years with an average of 7.5 years. Forward sales include sales of excess generation and third party purchases in the forward market that range from 1 month to 3 years. These transactions do not qualify as normal sales and purchases as defined in SFAS 133 and as a result, are generally marked to market. Short-term sales generally include spot market, hour ahead, day ahead and week ahead contracts with terms of 30 days or less. Also included are sales of any excess generation not required to fulfill PNM's retail load and contractual commitments. Short-term sales also cover the revenue credit to retail customers as specified in the Global Electric Agreement.

       The Wholesale Operations strategy calls for increased asset-backed energy sales supported by long-term contracts and the wholesale market. The asset-backed sales are actively monitored by management by the use of stringent risk management policies. The Company's future growth plans call for approximately 75% of its new generation portfolio to be committed through long-term contracts, including sales to retail customers. Growth will be dependent on market development, and upon the Company's ability to generate funds for the Company's future expansion. Although the current economic environment has led the Company to scale back its expansion plans, the Company will continue to operate in the wholesale market and seek rationally priced asset additions. Expansion of the Company's generating portfolio will depend upon acquiring favorably priced assets at strategic locations and securing long-term commitments for the purchase of power from the acquired plants.

Power Sales

       All information disclosed under power sales in the 2002 Annual Report on Form 10-K remains the same except for the Wholesale strategy as discussed above.

                               CORPORATE AND OTHER
                        (formerly Unregulated Operations)

       The Holding Company incurs substantially all of the corporate activities of PNM. These activities are billed to PNM on a cost basis to the extent they are for the corporate management of PNM and are allocated to the operating segments. The Holding Company's wholly-owned subsidiary, Avistar, was formed in August 1999 as a New Mexico corporation and is currently engaged in certain unregulated and non-utility businesses. In January 2002, Avistar was transferred by way of a dividend to the Holding Company pursuant to an order from the PRC.

                                SOURCES OF POWER

       Previously in the 2002 Annual Report on Form 10-K, the Company disclosed sources of power under its Generation and Marketing business segment. As the generation activities of the Company now support both the Electric and Wholesale business segments, this section now applies to both business segments.

                              FUEL AND WATER SUPPLY

       Previously in the 2002 Annual Report on Form 10-K, the Company disclosed fuel and water supply under its Generation and Marketing business segment. As the generation activities of the Company now support both the Electric and Wholesale business segments, this section now applies to both business segments.




                           (Intentionally left blank)

                                    EMPLOYEES

       As of December 31, 2002, the Company had 2,656 full-time employees. The following table sets forth the number of employees by business segment as of December 31, 2002:

                                                    Number
                                                  ----------
      Corporate (1)...........................          426
      Electric Services.......................        1,613
      Gas Services............................          526
      Wholesale Operations....................           78
      Corporate and Other.....................           13
                                                  ----------
         Total................................        2,656
                                                  ==========

       (1) These employees resided at the Holding Company at December 31, 2002.

The number of employees of the Company who are represented by unions or other collective bargaining groups include (i) Electric 536; (ii) Gas 56; and (iii) Wholesale 48.








                           (Intentionally left blank)

                             SELECTED FINANCIAL DATA

       The selected financial data should be read in conjunction with the consolidated financial statements, the notes to consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations.

                                                             2002           2001            2000          1999            1998
                                                         -------------  -------------   -------------  ------------   -------------
                                                                    (In thousands except per share amounts and ratios)
Total Operating Revenues...............................   $1,095,009     $2,250,466      $1,511,539     $1,092,445     $1,111,343
Earnings from Continuing Operations....................     $ 64,272      $ 150,433       $ 100,946       $ 79,614       $ 95,119
Net Earnings...........................................     $ 64,272      $ 150,433       $ 100,946       $ 83,155       $ 82,682
Earnings per Common Share:
  Continuing Operations................................     $   1.63       $   3.83        $   2.54       $   1.93       $   2.27
  Basic................................................     $   1.63       $   3.83        $   2.54       $   2.01       $   1.97
  Diluted..............................................     $   1.61       $   3.77        $   2.53       $   2.01       $   1.95
Cash Flow Data:
  Net cash flows provided from operating activities....     $ 97,251      $ 327,346       $ 239,515      $ 213,045      $ 210,988
  Net cash flows used in investing activities..........   $ (200,427)    $ (407,014)     $ (157,500)     $ (55,886)    $ (340,992)
  Net cash flows generated (used)
     by financing activities...........................     $ 78,470        $   385       $ (94,723)     $ (98,040)     $ 173,089
Total Assets...........................................   $3,026,907     $2,913,788      $2,889,917     $2,723,268     $2,668,603
Long-Term Debt, including current maturities...........    $ 980,092      $ 953,884       $ 953,823      $ 988,489     $1,008,614
Common Stock Data:
  Market price per common share at year end............     $ 23.820       $ 27.950        $ 26.813       $ 16.250       $ 20.438
  Book value per common share at year end..............     $  24.90       $  25.87        $  23.42       $  21.79       $  20.63
  Average number of common shares outstanding..........       39,118         39,118          39,487         41,038         41,774
  Cash dividend declared per common share..............     $   0.88       $   0.80        $   0.80       $   1.00       $   0.60
  Return on Average Common Equity......................          6.2  %        14.8  %         11.1  %         9.5  %         9.9  %
Capitalization:
  Common stock equity..................................         49.2  %        50.8  %         48.6  %        46.7  %        45.4  %
  Preferred stock without mandatory redemption
    Requirements.......................................          0.7            0.6             0.7            0.7            0.7
  Long-term debt, less current maturities..............         50.1           48.6            50.7           52.6           53.9
                                                         -------------  -------------   -------------  -------------  -------------
                                                              100.00  %      100.00  %       100.00  %      100.00  %      100.00  %
                                                         =============  =============   =============  =============  =============

       (See "Comparative Operating Statistics" which appear immediately following the Consolidated Financial Statements for additional information regarding operations.)

       Due to the discontinuance of the natural gas trading operations of PNM's Energy Services Business Unit in 1998, certain prior year amounts have been reclassified as discontinued operations.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

       The Management's Discussion and Analysis of Financial Condition and Results of Operations for PNM Resources, Inc. ("Holding Company") and its Subsidiaries and Public Service Company of New Mexico ("PNM") (collectively, the "Company") is presented on a combined basis. The Holding Company assumed substantially all of the corporate activities of PNM on December 31, 2001. These activities are billed to PNM on a cost basis to the extent they are for the corporate management of PNM. In January 2002, Avistar, Inc. ("Avistar") and certain inactive subsidiaries were transferred by way of a dividend to the Holding Company pursuant to an order from the New Mexico Public Regulation Commission ("PRC"). The reader of this Management's Discussion and Analysis of Financial Condition and Results of Operations should assume that the information presented applies to consolidated results of operations and financial position of both PNM Resources, Inc. and Subsidiaries and PNM, except where the context or references clearly indicate otherwise. Discussions regarding specific contractual obligations generally reference the company that is legally obligated. In the case of contractual obligations of PNM, these obligations are consolidated with PNM Resources, Inc. and its Subsidiaries under Generally Accepted Accounting Principles ("GAAP"). Broader operational discussion references the Company.

       The following is management's assessment of the Company's financial condition and the significant factors affecting the results of operations. This discussion should be read in conjunction with the Company's consolidated financial statements and related notes. Trends and contingencies of a material nature are discussed to the extent known and considered relevant.

                                    OVERVIEW

       The Holding Company is an investor-owned holding company of energy and energy related companies. Its principal subsidiary, PNM, is an integrated public utility primarily engaged in the generation, transmission, distribution and sale and marketing of electricity; transmission, distribution and sale of natural gas within the State of New Mexico; and the sale and marketing of electricity in the Western United States.

       Upon the completion on December 31, 2001 of a one-for-one share exchange between PNM and the Holding Company, the Holding Company became the parent company of PNM. Prior to the share exchange, the Holding Company had existed as a subsidiary of PNM. The new parent company began trading on the New York Stock Exchange under the same PNM symbol beginning on December 31, 2001.

                              COMPETITIVE STRATEGY

       The Company is positioned as a "merchant utility," primarily operating as a regulated energy service provider. The Company is also engaged in the sale and marketing of electricity in the competitive energy market place. As a utility, PNM has an obligation to serve its customers under the jurisdiction of the PRC. As a wholesale electricity provider, PNM markets excess production from the utility, as well as unregulated generation, into a competitive marketplace. As part of its electric wholesale power operation, the Company may purchase wholesale electricity in the open market for future resale or to provide energy to retail customers in New Mexico when the Company's generation assets cannot satisfy demand. The wholesale operations utilize an asset-backed strategy, whereby the Company's aggregate net open position for the sale of electricity is covered by the Company's forecasted excess generation capabilities.

       As it currently operates, the Company's principal business segments are Utility Operations, Wholesale Operations ("Wholesale") and Corporate and Other. Utility Operations include Electric Services ("Electric") and Gas Services ("Gas"). Electric consists of the distribution, transmission and generation of electricity for retail customers in New Mexico. Gas includes the transportation and distribution of natural gas to end-users. Wholesale consists of the generation and sale of electricity into the wholesale market based on three product lines which are long-term contracts, forward sales and short-term sales.

       The Utility Operations strategy is directed at supplying reasonably priced and reliable energy to retail customers through customer-driven operational excellence, high quality customer service, cost efficient processes, and improved overall organizational performance.

       The Wholesale Operations strategy calls for increased asset-backed energy sales supported by long-term contracts and the wholesale market. The asset-backed sales are actively monitored by management by the use of stringent risk management policies. The Company's future growth plans call for approximately 75% of its new generation portfolio to be committed through long-term contracts, including sales to retail customers. Growth will be dependent on market development, and upon the Company's ability to generate funds for the Company's future expansion. Although the current economic environment has led the Company to scale back its expansion plans, the Company will continue to operate in the wholesale market and seek rationally priced asset additions. Expansion of the Company's generating portfolio will depend upon acquiring favorably priced assets at strategic locations and securing long-term commitments for the purchase of power from the acquired plants.

                              RESULTS OF OPERATIONS

      Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Consolidated

       The Company's net earnings available to common shareholders for the year ended December 31, 2002 were $63.7 million, a 57.5% decrease in net earnings from $149.8 million in 2001. This decrease primarily reflects the slowdown in the wholesale electric market, where both prices and market liquidity were significantly lower than the prior year. Despite the slowdown in the wholesale electric market, PNM's electric utility operations recorded a gross margin growth of 3.3%. This growth came from a combination of load growth and utilization of lower cost generation demonstrating the balance the regulated utility provides in the Company's "merchant utility" strategy.

       The following discussion is based on the financial information presented in the Consolidated Financial Statements - Segment Note as updated in this Form 8-K (see Note (2)). Corporate allocations, income taxes and non-operating items are discussed only on a consolidated basis.

Utility Operations

       The following presentation sets forth the operating results for Electric (inclusive of transmission activities) for fiscal year 2002 compared to 2001. Subsequent to filing the Form 10-Q for the quarter ended March 31, 2003, the Company changed the segment reporting for Utility Operations to disaggregate its presentation of Electric and transmission activities ("Transmission"). Based on this change, set forth below also is a presentation of the operating results for Electric (without Transmission) and for Transmission, in each case for the fiscal year 2002 compared to 2001.

Electric

       The table below sets forth the operating results for Electric.

                                                           Year Ended December 31,
                                                     ---------------------------------
                                                         2002               2001            Variance
                                                     --------------     --------------    -------------
                                                                      (In thousands)
 Operating revenues...............................       $570,089           $559,226          $10,863
 Less: Cost of energy.............................        166,101            162,884            3,217
        Energy transfer...........................        (28,037)           (21,999)          (6,038)
                                                     --------------     --------------   --------------
 Gross margin.....................................        432,025            418,341           13,684
                                                     --------------     --------------   --------------
 Energy production costs..........................        116,260            121,277           (5,017)
 Transmission and distribution O&M................         34,517             37,853           (3,336)
 Customer related expense.........................         17,480             19,388           (1,908)
 Administrative and general.......................          7,344             10,553           (3,209)
                                                     --------------     --------------   --------------
   Total non-fuel O&M.............................        175,601            189,071          (13,470)
 Corporate allocation.............................         56,116             59,084           (2,968)
 Depreciation and amortization....................         71,210             66,680            4,530
 Taxes other than income taxes....................         20,823             18,524            2,299
 Income taxes.....................................         29,605             19,230           10,375
                                                     --------------     --------------   --------------
   Total non-fuel operating expenses..............        353,355            352,589              766
                                                     --------------     --------------   --------------
 Operating income.................................        $78,670            $65,752          $12,918
                                                     --------------     --------------   --------------


       The following table shows electric revenues by customer class and average customers:

                                Electric Revenues

                                      Year Ended
                                      December 31,
                            --------------------------------
                                2002              2001           Variance
                            --------------    --------------   --------------
                                             (In thousands)
  Residential..............    $ 197,174         $ 187,600           $9,574
  Commercial...............      247,800           242,372            5,428
  Industrial...............       82,009            82,752             (743)
  Transmission.............       23,150            26,553           (3,403)
  Other....................       19,956            19,949                7
                            --------------    --------------   --------------
                               $ 570,089         $ 559,226          $10,863
                            ==============    ==============   ==============
  Average customers........      384,478           377,589            6,889
                            ==============    ==============   ==============

       The following table shows electric sales by customer class:

                                 Electric Sales
                                (Megawatt hours)

                                   Year Ended
                                  December 31,
                         --------------------------------
                              2002             2001            Variance
                         ---------------   --------------   ---------------
                                          (In thousands)
Residential...........       2,298,542        2,197,889           100,653
Commercial............       3,254,576        3,213,208            41,368
Industrial............       1,612,723        1,603,266             9,457
Other.................         240,665          240,934              (269)
                         ---------------   --------------   ---------------
                             7,406,506        7,255,297           151,209
                         ===============   ==============   ===============

       Operating revenues increased $10.9 million or 1.9% for the period to $570.1 million. Retail electricity delivery grew 2.1% to 7.4 million MWh in 2002 compared to 7.3 million MWh delivered in the prior year, resulting in increased revenues of $14.4 million year-over-year. This volume increase was the result of a weather-driven increase in consumption and continued customer growth. Year over year, customer growth was 1.8%. This increase in revenues was partially offset by a decrease of $3.4 million in revenues from third party sales of the Company's transmission capacity due to the slowdown in the wholesale market

       The gross margin, or operating revenues minus cost of energy sold, increased $13.7 million or 3.3%, which reflects the increased energy sales and the utilization of lower cost purchased power to serve jurisdictional needs based on a change in negotiated contract rates.

       Total non-fuel O&M decreased $13.5 million or 7.1%. Energy production costs decreased $5.0 million or 4.1% for the period reflecting the benefits of $2.0 million for the acceleration into 2001 of a planned outage at San Juan Generating Station ("SJGS"), decreased costs of $3.0 million for planned outages at SJGS and an adjustment of $3.1 million to prior year Palo Verde Nuclear

Generating Station ("PVNGS") billings from Arizona Public Service Company, the operator of PVNGS. These cost decreases were partially offset by severance costs of $1.4 million at PVNGS and Four Corners Power Plant ("Four Corners") and costs of $1.2 million for planned and unplanned outages at Four Corners. Transmission and distribution costs decreased $3.3 million or 8.8% primarily due to maintenance performed in 2001 to improve system reliability, which did not recur in 2002. Customer related expense decreased $1.9 million or 9.8% due to lower bad debt expense as a result of collection improvements and the absence of losses from the bankruptcy of a significant customer in 2001. Administrative and other costs decreased $3.2 million or 30.4% due to an adjustment of $1.4 million to prior year SJGS participant billings (the Company is the operator of SJGS and shares costs with other owners) and lower labor due to the transfer of employees from Electric to Corporate. Depreciation and amortization increased $4.5 million or 6.8% for the year due to the purchase of transmission plant assets in early 2002 and a higher depreciable base. Taxes other than income increased $2.3 million or 12.4% reflecting adjustments recorded in the prior year for favorable audit outcomes by certain tax authorities.

Electric (without Transmission)

       The table below sets forth the operating results for Electric.

                                                          Year Ended December 31,
                                                     ---------------------------------
                                                         2002               2001            Variance
                                                     --------------     --------------    -------------
                                                                      (In thousands)
 Operating revenues...............................       $546,939           $532,673          $14,266
 Less: Cost of energy.............................        194,163            189,055            5,108
        Energy transfer...........................        (28,037)           (21,999)          (6,038)
                                                     --------------     --------------   --------------
 Gross margin.....................................        380,813            365,617           15,196
                                                     --------------     --------------   --------------
 Energy production costs..........................        115,570            120,353           (4,783)
 Distribution O&M.................................         19,986             20,712             (726)
 Customer related expense.........................         17,480             19,388           (1,908)
 Administrative and general.......................          4,995              8,398           (3,403)
                                                     --------------     --------------   --------------
   Total non-fuel O&M.............................        158,031            168,851          (10,820)
 Corporate allocation.............................         51,425             54,488           (3,063)
 Depreciation and amortization....................         62,514             59,352            3,162
 Taxes other than income taxes....................         18,354             16,272            2,082
 Income taxes.....................................         24,934             13,788           11,146
                                                     --------------     --------------   --------------
   Total non-fuel operating expenses..............        315,258            312,751            2,507
                                                     --------------     --------------   --------------
 Operating income.................................        $65,555            $52,866          $12,689
                                                     --------------     --------------   --------------


       The following table shows electric revenues by customer class and average customers:

                                Electric Revenues

                                          Year Ended
                                          December 31,
                               --------------------------------
                                   2002              2001           Variance
                               --------------    --------------   --------------
                                                (In thousands)
  Residential................     $ 197,174         $ 187,600           $9,574
  Commercial.................       247,800           242,372            5,428
  Industrial.................        82,009            82,752             (743)
  Other......................        19,956            19,949                7
                               --------------    --------------   --------------
                                  $ 546,939         $ 532,673          $14,266
                               ==============    ==============   ==============
  Average customers..........       384,478           377,589            6,889
                               ==============    ==============   ==============

       The following table shows electric sales by customer class:

                                 Electric Sales
                                (Megawatt hours)

                                       Year Ended
                                      December 31,
                             --------------------------------
                                  2002             2001            Variance
                             ---------------   --------------   ---------------
                                              (In thousands)
Residential.................     2,298,542        2,197,889           100,653
Commercial..................     3,254,576        3,213,208            41,368
Industrial..................     1,612,723        1,603,266             9,457
Other.......................       240,665          240,934              (269)
                             ---------------   --------------   ---------------
                                 7,406,506        7,255,297           151,209
                             ===============   ==============   ===============

       Operating revenues increased $14.3 million or 2.7% for the period to $546.9 million. Retail electricity delivery grew 2.1% to 7.4 million MWh in 2002 compared to 7.3 million MWh delivered in the prior year, resulting in increased revenues of $14.4 million year-over-year. This volume increase was the result of a weather-driven increase in consumption and continued customer growth. Year over year, customer growth was 1.8%.

       The gross margin, or operating revenues minus cost of energy sold, increased $15.2 million or 4.2%, which reflects the increased energy sales and the utilization of lower cost purchased power to serve jurisdictional needs based on a change in negotiated contract rates. Electric exclusively purchases transmission services from Transmission. These intercompany revenues and expenses are eliminated in the consolidated results.

       Total non-fuel O&M decreased $10.8 million or 6.4%. Energy production costs decreased $4.8 million or 4.0% for the period reflecting the benefits of $2.0 million for the acceleration into 2001 of a planned outage at SJGS, decreased costs of $3.0 million for planned outages at SJGS and an adjustment of $3.1 million to prior year Palo Verde Nuclear Generating Station ("PVNGS") billings from Arizona Public Service Company, the operator of PVNGS. These cost decreases were partially offset by severance costs of $1.4 million at PVNGS and Four Corners Power Plant ("Four Corners") and costs of $1.2 million for planned and unplanned outages at Four Corners. Distribution costs decreased $0.7 million or 3.5% primarily due to maintenance performed in 2001 to improve system reliability, which did not recur in 2002. Customer related expense decreased $1.9 million or 9.8% due to lower bad debt expense as a result of collection improvements and the absence of losses from the bankruptcy of a significant customer in 2001. Administrative and other costs decreased $3.4 million or 40.5% due to an adjustment of $1.4 million to prior year SJGS participant billings and lower labor due to the transfer of employees from Electric to Corporate. Depreciation and amortization increased $3.2 million or 5.3% for the year due to a higher depreciable plant base. Taxes other than income increased $2.1 million or 12.8% reflecting adjustments recorded in the prior year for favorable audit outcomes by certain tax authorities.

Transmission

       The table below sets forth the operating results for Transmission.

                                                          Year Ended December 31,
                                                    -----------------------------------
                                                         2002               2001            Variance
                                                    ----------------   ----------------   --------------
                                                                      (In thousands)
Operating revenues
  External customers.............................          $23,150            $26,553         $ (3,403)
  Intersegment revenues..........................           31,950             31,273              677
                                                    ----------------   ----------------   --------------
    Total revenues...............................           55,100             57,826           (2,726)
Cost of energy...................................            3,888              5,102           (1,214)
                                                    ----------------   ----------------   --------------
Gross margin.....................................           51,212             52,724           (1,512)
                                                    ----------------   ----------------   --------------
Energy production costs..........................              690                924             (234)
Transmission O&M ................................           14,531             17,141           (2,610)
Administrative and general.......................            2,349              2,155              194
                                                    ----------------   ----------------   --------------
  Total non-fuel O&M.............................           17,570             20,220           (2,650)
                                                    ----------------   ----------------   --------------
Corporate allocation.............................            4,691              4,596               95
Depreciation and amortization....................            8,696              7,328            1,368
Taxes other than income taxes....................            2,469              2,252              217
Income taxes.....................................            4,671              5,442             (771)
                                                    ----------------   ----------------   --------------
  Total non-fuel operating expenses..............           38,097             39,838           (1,741)
                                                    ----------------   ----------------   --------------
Operating income.................................          $13,115            $12,886            $ 229
                                                    ----------------   ----------------   --------------

       Operating revenues decreased $2.7 million or 4.7% and gross margin decreased $1.5 million or 2.9% primarily due to a decrease in third party sales of the Company's transmission capacity due to the slowdown in the wholesale market.

       Total non-fuel O&M decreased $2.7 million or 13.1%. Transmission costs decreased $2.6 million or 15.2% primarily due to maintenance performed in 2001 to improve system reliability, which did not recur in 2002. Depreciation and amortization increased $1.4 million or 18.7% for the year due to the purchase of transmission plant assets in early 2002.

Gas

       The table below sets forth the operating results for Gas.

                                                         Year Ended December 31,
                                                   ---------------------------------
                                                        2002              2001            Variance
                                                   ---------------    --------------   ---------------
                                                                     (In thousands)
Operating revenues...............................       $272,118          $385,418         $(113,300)
Cost of energy...................................        139,045           251,296          (112,251)
                                                   ---------------    --------------   ---------------
Gross margin.....................................        133,073           134,122            (1,049)
                                                   ---------------    --------------   ---------------
Energy production costs..........................          1,936             1,946               (10)
Distribution O&M.................................         29,306            31,064            (1,758)
Customer related expense.........................         16,604            19,814            (3,210)
Administrative and general.......................          4,247             6,736            (2,489)
                                                   ---------------    --------------   ---------------
  Total non-fuel O&M.............................         52,093            59,560            (7,467)
Corporate allocation.............................         31,316            30,908               408
Depreciation and amortization....................         20,718            20,362               356
Taxes other than income taxes....................          7,751             6,768               983
Income taxes.....................................          3,028             1,867             1,161
                                                   ---------------    --------------   ---------------
  Total non-fuel operating expenses..............        114,906           119,465            (4,559)
                                                   ---------------    --------------   ---------------
Operating income.................................        $18,167           $14,657           $ 3,510
                                                   ---------------    --------------   ---------------

       The following table shows gas revenues by customer and average customers:

                                  Gas Revenues

                                                 Year Ended
                                       December 31,
                              --------------------------------
                                  2002              2001           Variance
                              --------------    --------------   --------------
                                               (In thousands)
    Residential.............     $ 172,200         $ 232,321         $(60,121)
    Commercial..............        52,530            68,895          (16,365)
    Industrial..............         2,872            27,519          (24,647)
    Transportation*.........        17,735            20,188           (2,453)
    Other...................        26,781            36,495           (9,714)
                              --------------    --------------   --------------
                                 $ 272,118         $ 385,418        $(113,300)
                              ==============    ==============   ==============
    Average customers.......       443,396           434,591            8,805
                              ==============    ==============   ==============

       The following table shows gas throughput by customer class:

                                 Gas Throughput

                                        Year Ended
                                        December 31,
                               --------------------------------
                                   2002              2001           Variance
                               --------------   ---------------   --------------
                                          (Thousands of decatherms)
Residential................          29,627            27,848            1,779
Commercial.................          12,009            10,421            1,588
Industrial.................             749             3,920           (3,171)
Transportation*............          44,889            51,395           (6,506)
Other......................           4,806             4,355              451
                               --------------   ---------------   --------------
                                     92,080            97,939           (5,859)
                               ==============   ===============   ==============

       * Customer owned gas

       Operating revenues decreased $113.3 million or 29.4% for the period to $272.1 million, primarily because of lower natural gas prices in 2002 as compared to 2001 and a decrease in gas sales volumes of 6.0%, largely resulting from fewer purchases from Electric and Wholesale to support gas-fired generation. Despite the volume decline, customer growth was approximately 2.0%. PNM purchases natural gas in the open market and resells it at cost to its distribution customers. As a result, increases or decreases in gas revenues driven by gas costs do not impact the Company's consolidated gross margin or earnings.

       The gross margin, or operating revenues minus cost of energy sold, decreased $1.0 million or 0.8%. This decrease is due mainly to lower consumption of gas for electric generation of $6.0 million partially offset by a 2.0% growth in customer base of $5.0 million. Gross margin is expected to decrease in 2003 due to the expiration of a rate rider in January 2003. The Company currently believes that gas assets are not earning an adequate level of return. As a result, the Company filed a request for increased rates in January 2003. The Company's last gas rate case filing was in October 1997.

       Total non-fuel O&M decreased $7.5 million or 12.5%. Distribution costs decreased $1.8 million or 5.7% primarily due to maintenance performed in 2001 to improve system reliability, which did not recur in 2002. Customer related expense decreased $3.2 million or 16.2% due to lower bad debt expense because of collection improvements and the absence of losses from the bankruptcy of a significant customer in 2001. Administrative and other costs decreased $2.5 million due to lower amortization costs of $1.2 million for SFAS 106 deferred costs (which were fully amortized in 2001), and lower consulting expenses of $0.5 million in connection with cost control and process improvement initiatives in 2001 and lower legal expenses of $0.5 million for routine business matters. Taxes other than income taxes increased $1.0 million or 14.5% due to the absence of favorable audit outcomes by certain tax authorities recognized in 2001.

Wholesale

       The table below sets forth the operating results for Wholesale.

                                                           Year Ended December 31,
                                                      -----------------------------------
                                                           2002                2001           Variance
                                                      ----------------     --------------  ----------------
                                                                         (In thousands)
     Operating revenues.............................        $251,398         $1,304,284       $(1,052,886)
     Less:  Cost of energy..........................         170,110          1,020,754          (850,644)
                Energy Transfer.....................          28,037             21,999             6,038
                                                      ----------------    ---------------  ----------------
     Gross margin...................................          53,251            261,531          (208,280)
                                                      ----------------    ---------------  ----------------
     Energy production costs........................          31,377             29,309             2,068
     Customer related expense.......................             646                821              (175)
     Administrative and general.....................           4,514              4,748              (234)
                                                      ----------------    ---------------  ----------------
       Total non-fuel O&M...........................          36,537             34,878             1,659
     Corporate allocation...........................           3,777              4,042              (265)
     Depreciation and amortization..................           6,055              5,774               281
     Taxes other than income taxes..................           2,609              2,498               111
     Income taxes...................................          (4,147)            78,102           (82,249)
                                                      ----------------    ---------------  ----------------
       Total non-fuel operating expenses............          44,831            125,294           (80,463)
                                                      ----------------    ---------------  ----------------
     Operating income...............................         $ 8,420          $ 136,237        $ (127,817)
                                                      ----------------    ---------------  ----------------

       The following table shows revenues by customer class:

                               Wholesale Revenues

                                      Year Ended
                                      December 31,
                            --------------------------------
                                2002              2001            Variance
                            --------------    --------------   ---------------
                                             (In thousands)
 Long-term contracts.......     $ 40,132          $ 77,250         $ (37,118)
 Other merchant sales......      192,968         1,224,388        (1,031,420)
 Other.....................       18,298             2,646            15,652
                            --------------    --------------   ---------------
                                $251,398        $1,304,284       $(1,052,886)
                            ==============    ==============   ===============

       The following table shows sales by customer class:

                                 Wholesale Sales

                                       Year Ended
                                      December 31,
                             --------------------------------
                                 2002              2001           Variance
                             --------------   ---------------   --------------
                                             (Megawatt hours)
Long-term contracts.......        844,168         1,463,031         (618,863)
Other merchant sales......      7,269,242        10,596,004       (3,326,762)
                             --------------   ---------------   --------------
                                8,113,410        12,059,035       (3,945,625)
                             ==============   ===============   ==============

       Operating revenues declined $1.1 billion or 80.7% for the year to $251.4 million. This decrease in wholesale electricity sales primarily reflects the slowdown in the wholesale electric market, which resulted from steep declines in wholesale prices and market liquidity as compared to the prior year period.

       The significantly higher wholesale pricing in 2001 was driven by increased demand in California, a lack of generating assets to serve the market and the impact of warm weather. By contrast, 2002 has seen relatively mild weather in the West, an abundance of low cost hydropower and weak economic conditions in the region. As a result, the average price realized by the Company fell to approximately $31 per MWh in 2002 versus $108 per MWh in 2001. The low wholesale prices are expected to continue into 2003.

       The decline in merchant sales volumes reflect the reduction in market participants in the wholesale market caused by bankruptcy, reduced credit quality of firms in the market and firms exiting the wholesale market. There are also significant unresolved legal, political and regulatory issues that had a dampening effect on activity in the marketplace. As a result, the Company's spot market and short-term sales have declined significantly. The Company delivered wholesale (bulk) power of 8.1 million MWh of electricity for the year ended December 31, 2002, compared to 12.1 million MWh for the same period in 2001.

       Although other firms have exited the wholesale market or have had their access to the wholesale market limited due to concerns over credit quality, the Company remains committed to be a participant in this market place. While market liquidity is weak, the Company will focus on long-term relationships with smaller wholesale customers (small investor-owned utilities, municipal utilities and co-ops). At the same time, the Company will continue to monitor market conditions. This commitment to the wholesale market leaves the Company poised to participate in the market as liquidity returns and regulatory issues are resolved.

       The gross margin, or operating revenues minus cost of energy sold, decreased $208.3 million or 79.6%. Lower margins were created primarily by weak pricing, less price volatility and lower market liquidity. In addition, unexpected outages at Four Corners reduced availability of power for wholesale sales. These lower margins were partially offset by a favorable change in the mark-to-market position of the marketing portfolio of $55.3 million year-over-year ($29.5 million gain in 2002 versus $25.8 million loss in 2001). A majority of the gain in 2002 represents the reversal of previously recognized mark-to-market losses.

       Total non-fuel O&M increased $1.7 million or 4.8%. Energy production costs increased $2.1 million or 7.1% for the period due to costs of $4.0 million related to the future expansion of Afton Generating Station ("Afton). This cost increase was partially offset by the benefits of $0.3 million for the acceleration into 2001 of a planned outage at SJGS, decreased costs of $0.5 million for planned outages at SJGS and an adjustment of $0.5 million to prior year Palo Verde Nuclear Generating Station ("PVNGS") billings from Arizona Public Service Company, the operator of PVNGS.

Corporate and Other

       Corporate administrative and general costs, which represent costs that are driven primarily by corporate-level activities, increased $3.3 million or 3.6% for the period to $95.1 million. This increase was due to severance costs of $8.8 million resulting from a realignment of the Company's business structure (the "Realignment"), higher labor of $8.2 million resulting from a transfer of employees from operations to corporate and outside services of $2.9 million primarily related to audit and other consulting services. These increases were partially offset by lower bonus expense of $11.9 million in the current year resulting from lower earnings projections and lower costs of $4.6 million resulting from the reduction of certain unregulated activities. In accordance with EITF 94-3, Liability Recognition for Certain Employee - Termination Benefits and other Costs to Exit an Activity ("EITF 94-3"), the Company incurred a liability of $8.8 million for severance and other related costs associated with the involuntary termination of employees in connection with the realignment. As of December 31, 2002, $3.0 million of severance-related benefits were paid and charged against the liability.

Consolidating Non-Operating

Other Income and Deductions

       Other income decreased by $3.8 million or 7.3% reflecting lower year-over-year returns on investments reflecting market conditions.

       Other deductions decreased $54.9 million or 81.7% primarily due to charges in 2001 that did not recur in 2002. In 2001, the Company recognized charges for the write-off of an Avistar investment of $13.1 million, the write-off of non-recoverable coal mine decommissioning costs of $13.0 million, non-recoverable regulatory costs of $11.1 million, a contribution to the PNM Foundation of $5.0 million, and certain costs related to the Company's now terminated acquisition of Western Resources' electric utility operations of $18.0 million. In 2002, the Company recognized a gain from the reversal of a reserve of $2.4 million to reflect the early, successful resolution of the litigation stemming from the terminated Western Resources transaction and a charge of $4.8 million for the cancellation of a transmission line project.

Income Taxes

       The Company's consolidated income tax expense was $33.0 million for the year ended December 31, 2002, compared to $81.1 million for the year ended December 31, 2001. The decrease was due to the impact of lower earnings and a decline in the effective tax rate. The Company's effective income tax rates for the years ended December 31, 2002 and 2001 were 33.95% and 35.02%, respectively. The decrease in the effective rate year over year was due to the reduction in earnings in 2002 without a corresponding reduction in permanent tax benefits and the recognition of certain affordable housing and research and development credits in 2002.

      Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

Consolidated

       The Company's net earnings available to common shareholders for the year ended December 31, 2001 were $149.8 million, a 49.3% increase over net earnings of $100.4 million in 2000. This increase reflects strong market pricing and an active wholesale electric market in the Western United States in the first half of 2001 and continuing growth in utility operations.

       The following discussion is based on the financial information presented in the Consolidated Financial Statements - Segment Note as updated in this Form 8-K (see Note (2)). Corporate allocations, income taxes and non-operating items are discussed only on a consolidated basis.

Utility Operations

       The following presentation sets forth the operating results for Electric (inclusive of transmission activities) for fiscal year 2002 compared to 2001. Subsequent to filing the Form 10-Q for the quarter ended March 31, 2003, the Company changed the segment reporting for Utility Operations to disaggregate its presentation of Electric and transmission activities ("Transmission"). Based on this change, set forth below also is a presentation of the operating results for Electric (without Transmission) and for Transmission, in each case for the fiscal year 2001 compared to 2000.

Electric

       The table below sets forth the operating results for Electric.

                                                         Year Ended December 31,
                                                    ---------------------------------
                                                         2001              2000            Variance
                                                    ---------------    --------------    --------------
                                                                      (In thousands)
 Operating revenues...............................       $559,226          $538,683          $ 20,543
 Less: Cost of energy.............................        162,884           132,244            30,640
        Energy transfer...........................        (21,999)          (22,064)               65
                                                    ---------------    --------------    --------------
 Gross margin.....................................        418,341           428,503           (10,162)
                                                    ---------------    --------------    --------------
 Energy production costs..........................        121,277           109,955            11,322
 Transmission and distribution O&M................         37,853            33,084             4,769
 Customer related expense.........................         19,388            21,040            (1,652)
 Administrative and general.......................         10,553             9,222             1,331
                                                    ---------------    --------------    --------------
   Total non-fuel O&M.............................        189,071           173,301            15,770
 Corporate allocation.............................         59,084            49,684             9,400
 Depreciation and amortization....................         66,680            62,457             4,223
 Taxes other than income taxes....................         18,524            18,129               395
 Income taxes.....................................         19,230            34,734           (15,504)
                                                    ---------------    --------------    --------------
   Total non-fuel operating expenses..............        352,589           338,305            14,284
                                                    ---------------    --------------    --------------
 Operating income.................................        $65,752           $90,198          $(24,446)
                                                    ---------------    --------------    --------------

       The following table shows electric revenues by customer class and average customers:

                                Electric Revenues

                                        Year Ended
                                        December 31,
                               --------------------------------
                                   2001              2000           Variance
                               --------------    --------------   --------------
                                                (In thousands)
 Residential..................    $ 187,600         $ 186,133          $ 1,467
 Commercial...................      242,372           238,243            4,129
 Industrial...................       82,752            79,671            3,081
 Transmission.................       26,553            16,855            9,698
 Other........................       19,949            17,781            2,168
                               --------------    --------------   --------------
                                  $ 559,226         $ 538,683         $ 20,543
                               ==============    ==============   ==============
 Average customers............      377,589           368,506            9,083
                               ==============    ==============   ==============

       The following table shows electric sales by customer class:

                                 Electric Sales
                                (Megawatt hours)

                                   Year Ended
                                  December 31,
                         --------------------------------
                              2001             2000            Variance
                         ---------------   --------------   ---------------
                                          (In thousands)
Residential............     2,197,889        2,171,945            25,944
Commercial.............     3,213,208        3,133,996            79,212
Industrial.............     1,603,266        1,544,367            58,899
Other..................       240,934          238,635             2,299
                         ---------------   --------------   ---------------
                            7,255,297        7,088,943           166,354
                         ===============   ==============   ===============

       Operating revenues increased $20.5 million or 3.8% for the period to $559.2 million. Retail electricity delivery grew 2.3% to 7.3 million MWh in 2001 compared to 7.1 million MWh delivered in the prior year, resulting in increased revenues of $8.9 million year-over-year. This volume increase was the result of load growth from economic expansion in New Mexico. In addition, revenues from third party use of the Company's transmission system increased $9.7 million as a result of additional contracts from increased activity in the Western power market. Revenues also benefited from a $1.1 million increase in revenue from property leasing.

       The gross margin, or operating revenues minus cost of energy sold, decreased $10.2 million or 2.4% due to higher cost for the electricity sold to retail customers resulting from increased use of higher cost generation. In 2001, the Company experienced outages at its coal and nuclear facilities, which required it to increase its operations at Reeves Generating Station ("Reeves"), one of the Company's gas generation facilities, which has a higher cost of production. This decrease was partially offset by increased energy sales, transmission revenues and property leasing revenue.

       Total non-fuel O&M increased $15.8 million or 9.1%. Energy production costs increased $11.3 million or 10.3% for the year. The increase is primarily due to higher maintenance costs of $6.8 million in 2001 resulting from scheduled and unscheduled outages at PVNGS, SJGS and Reeves, additional incentive bonuses of $0.4 million at SJGS, and increased operations costs of $1.0 million for generation at Reeves, one of the Company's gas generation facilities, which has a higher cost of production than the Company's coal and nuclear facilities. This increase was partially offset by lower maintenance costs of $1.1 million at Four Corners as a result of decreased outage time. A significant unscheduled outage occurred in the fall of 2001 at SJGS, which resulted in higher costs of $2.0 million in 2001. The Company took advantage of the outage to accelerate its outage scheduled for the spring of 2002. As a result, maintenance costs and the related lost market potential of the accelerated outage, was avoided in the spring of 2002. Transmission and distribution costs increased $4.8 million or 14.4% primarily due to a non-recurring increase in maintenance to improve reliability for the transmission and distribution systems. Customer related expense decreased $1.7 million or 7.9% due to lower bad debt and collection expense. By December 2000, the Company had resolved most of the problems associated with implementing its new billing system. As a result, bad debt expense was significantly lower in 2001. Administrative and general costs increased $1.3 million or 14.4% for the period due to consulting expenses focused on cost control and process improvement initiatives. Depreciation and amortization increased $4.2 million or 6.8% due to a higher depreciable plant base.

Electric (without Transmission)

       The table below sets forth the operating results for Electric.

                                                          Year Ended December 31,
                                                    ---------------------------------
                                                         2001              2000            Variance
                                                    ---------------    --------------    --------------
                                                                      (In thousands)
 Operating revenues...............................       $532,673          $521,828          $ 10,845
 Less: Cost of energy.............................        189,055           156,334            32,721
        Energy transfer...........................        (21,999)          (22,064)               65
                                                    ---------------    --------------    --------------
 Gross margin.....................................        365,617           387,558           (21,941)
                                                    ---------------    --------------    --------------
 Energy production costs..........................        120,353           108,747            11,606
 Distribution O&M.................................         20,712            18,780             1,932
 Customer related expense.........................         19,388            21,040            (1,652)
 Administrative and general.......................          8,398             7,198             1,200
                                                    ---------------    --------------    --------------
   Total non-fuel O&M.............................        168,851           155,765            13,086
 Corporate allocation.............................         54,488            45,973             8,515
 Depreciation and amortization....................         59,352            54,429             4,923
 Taxes other than income taxes....................         16,272            15,526               746
 Income taxes.....................................         13,788            32,867           (19,079)
                                                    ---------------    --------------    --------------
   Total non-fuel operating expenses..............        312,751           304,560             8,191
                                                    ---------------    --------------    --------------
 Operating income.................................        $52,866           $82,998          $(30,132)
                                                    ---------------    --------------    --------------

       The following table shows electric revenues by customer class and average customers:

                                Electric Revenues

                                     Year Ended
                                    December 31,
                           --------------------------------
                               2001              2000           Variance
                           --------------    --------------   --------------
                                            (In thousands)
    Residential...........    $ 187,600         $ 186,133          $ 1,467
    Commercial............      242,372           238,243            4,129
    Industrial............       82,752            79,671            3,081
    Other.................       19,949            17,781            2,168
                           --------------    --------------   --------------
                              $ 532,673         $ 521,828         $ 10,845
                           ==============    ==============   ==============
    Average customers.....      377,589           368,506            9,083
                           ==============    ==============   ==============

       The following table shows electric sales by customer class:

                                 Electric Sales
                                (Megawatt hours)

                                   Year Ended
                                  December 31,
                         --------------------------------
                              2001             2000            Variance
                         ---------------   --------------   ---------------
                                          (In thousands)
Residential.............    2,197,889        2,171,945            25,944
Commercial..............    3,213,208        3,133,996            79,212
Industrial..............    1,603,266        1,544,367            58,899
Other...................      240,934          238,635             2,299
                         ---------------   --------------   ---------------
                            7,255,297        7,088,943           166,354
                         ===============   ==============   ===============

       Operating revenues increased $10.8 million or 2.1% for the period to $532.7 million. Retail electricity delivery grew 2.3% to 7.3 million MWh in 2001 compared to 7.1 million MWh delivered in the prior year, resulting in increased revenues of $8.9 million year-over-year. This volume increase was the result of load growth from economic expansion in New Mexico. Revenues also benefited from a $1.1 million increase in revenue from property leasing.

       The gross margin, or operating revenues minus cost of energy sold, decreased $21.9 million or 5.7% due to higher cost for the electricity sold to retail customers resulting from increased use of higher cost generation. In 2001, the Company experienced outages at its coal and nuclear facilities, which required it to increase its operations at Reeves, one of the Company's gas generation facilities, which has a higher cost of production. This decrease was partially offset by increased energy sales, transmission revenues and property leasing revenue. Electric exclusively purchases transmission services from Transmission. These intercompany revenues and expenses are eliminated in the consolidated results.

       Total non-fuel O&M increased $13.1 million or 8.4%. Energy production costs increased $11.6 million or 10.7% for the year. The increase is primarily due to higher maintenance costs of $6.8 million in 2001 resulting from scheduled and unscheduled outages at PVNGS, SJGS and Reeves, additional incentive bonuses of $0.4 million at SJGS, and increased operations costs of $1.0 million for generation at Reeves, one of the Company's gas generation facilities, which has a higher cost of production than the Company's coal and nuclear facilities. This increase was partially offset by lower maintenance costs of $1.1 million at Four Corners as a result of decreased outage time. A significant unscheduled outage occurred in the fall of 2001 at SJGS, which resulted in higher costs of $2.0 million in 2001. The Company took advantage of the outage to accelerate its outage scheduled for the spring of 2002. As a result, maintenance costs and the related lost market potential of the accelerated outage, was avoided in the spring of 2002. Distribution costs increased $1.9 million or 10.3% primarily due to a non-recurring increase in maintenance to improve reliability for the transmission and distribution systems. Customer related expense decreased $1.7 million or 7.9% due to lower bad debt and collection expense. By December 2000, the Company had resolved most of the problems associated with implementing its new billing system. As a result, bad debt expense was significantly lower in 2001. Administrative and general costs increased $1.2 million or 16.7% for the period due to consulting expenses focused on cost control and process improvement initiatives. Depreciation and amortization increased $4.9 million or 9.1% due to a higher depreciable plant base. Taxes other than income taxes increased $0.7 million or 4.8% due to the settlement of the Navajo possessory interest tax on Four Corners.

Transmission

       The table below sets forth the operating results for Transmission.

                                                            Year Ended December 31,
                                                    -----------------------------------
                                                         2001               2000            Variance
                                                    ----------------   ----------------   --------------
                                                                      (In thousands)
Operating revenues
   External customers............................          $26,553            $16,855          $9,698
   Intersegment revenues.........................           31,273             29,138           2,135
                                                    ----------------   ----------------   --------------
      Total revenues.............................           57,826             45,993          11,833
Cost of energy...................................            5,102              5,048              54
                                                    ----------------   ----------------   --------------
Gross margin.....................................           52,724             40,945          11,779
                                                    ----------------   ----------------   --------------
Energy production costs..........................              924              1,208             (284)
Transmission O&M ................................           17,141             14,304            2,837
Administrative and general.......................            2,155              2,024              131
                                                    ----------------   ----------------   --------------
      Total non-fuel O&M.........................           20,220             17,536            2,684
Corporate allocation.............................            4,596              3,711              885
Depreciation and amortization....................            7,328              8,028             (700)
Taxes other than income taxes....................            2,252              2,603             (351)
Income taxes.....................................            5,442              1,867            3,575
                                                    ----------------   ----------------   --------------
      Total non-fuel operating expenses..........           39,838             33,745            6,093
                                                    ----------------   ----------------   --------------
Operating income.................................          $12,886            $ 7,200          $ 5,686
                                                    ----------------   ----------------   --------------

       Operating revenues increased $11.8 million or 25.7% and gross margin increased $11.8 million or 28.8% primarily due to increased third party use of the Company's transmission system as a result of additional contracts and sales to Electric from increased activity in the Western power market.

       Total non-fuel O&M increased $2.7 million or 15.3%. Transmission costs increased $2.8 million or 19.8% primarily due to a non-recurring increase in maintenance to improve reliability for the transmission and distribution systems. Depreciation and amortization decreased $0.7 million due to a transfer of certain plant to generation in anticipation of restructuring the electric utility industry in New Mexico.

Gas

       The table below sets forth the operating results for Gas.

                                                           Year Ended December 31,
                                                    ----------------------------------
                                                         2001              2000           Variance
                                                    ---------------   ---------------- ---------------
                                                                     (In thousands)
Operating revenues...............................        $385,418           $319,924        $ 65,494
Cost of energy...................................         251,296            195,334          55,962
                                                    ---------------   ---------------- ---------------
Gross margin.....................................         134,122            124,590           9,532
                                                    ---------------   ---------------- ---------------
Energy production costs..........................           1,946              1,485             461
Distribution O&M.................................          31,064             27,206           3,858
Customer related expense.........................          19,814             19,164             650
Administrative and general.......................           6,736              3,880           2,856
                                                    ---------------   ---------------- ---------------
  Total non-fuel O&M.............................          59,560             51,735           7,825
Corporate allocation.............................          30,908             29,405           1,503
Depreciation and amortization....................          20,362             16,132           4,230
Taxes other than income taxes....................           6,768              6,728              40
Income taxes.....................................           1,867              3,762          (1,895)
                                                    ---------------   ---------------- ---------------
  Total non-fuel operating expenses..............         119,465            107,762          11,703
                                                    ---------------   ---------------- ---------------
Operating income.................................         $14,657            $16,828         $(2,171)
                                                    ---------------   ---------------- ---------------

       The following table shows gas revenues by customer and average customers:

                                  Gas Revenues

                                        Year Ended
                                       December 31,
                               --------------------------------
                                   2001              2000           Variance
                               --------------    --------------   --------------
                                                (In thousands)
   Residential...............     $ 232,321         $ 191,231          $41,090
   Commercial................        68,895            52,964           15,931
   Industrial................        27,519            24,206            3,313
   Transportation*...........        20,188            14,163            6,025
   Other.....................        36,495            37,360             (865)
                               --------------    --------------   --------------
                                  $ 385,418         $ 319,924          $65,494
                               ==============    ==============   ==============
   Average customers.........       434,591           434,943             (352)
                               ==============    ==============   ==============

       The following table shows gas throughput by customer class:

                                 Gas Throughput

                                       Year Ended
                                      December 31,
                             --------------------------------
                                 2001              2000           Variance
                             --------------   ---------------   --------------
                                        (Thousands of decatherms)
Residential..............          27,848            28,810             (962)
Commercial...............          10,421             9,859              562
Industrial...............           3,920             5,038           (1,118)
Transportation*..........          51,395            44,871            6,524
Other....................           4,355             6,426           (2,071)
                             --------------   ---------------   --------------
                                   97,939            95,004            2,935
                             ==============   ===============   ==============

       *Customer-owned gas.

       Operating revenues increased $65.5 million or 20.5% for the period to $385.4 million. The Company purchases natural gas in the open market and resells it at cost to its distribution customers. As a result, increased gas revenues driven by increased gas costs do not impact the Company's gross margin or earnings. The revenue increase was driven primarily by a 17.6% increase in average gas prices in the first half of 2001, resulting from increased market demand. In addition, a 3.1% volume increase and a gas rate increase, which became effective October 30, 2000 contributed to the increase. The gas rate increase added $7.8 million of revenue. Transportation volume increased 14.5% or $6.0 million. This growth was primarily attributed to gas transportation customers whose increased demand was driven by the strong power market in the Western United States during the first half of 2001. Approximately $28.1 million of gas revenue in 2001 was attributable to sales to Electric and Wholesale.

       The gross margin, or operating revenues minus cost of energy sold, increased $9.5 million or 7.7%. This increase is due to the rate increase and higher transportation volumes.

       Total non-fuel O&M increased $7.8 million or 15.1%. Distribution costs increased $3.9 million or 14.2% primarily due to a non-recurring increase in maintenance to improve reliability for the transmission and distribution systems, as the Company continues to focus on improving reliability and effectiveness of its retail distribution system. Customer related expense increased $0.7 million or 3.4% due to increased labor and expenses resulting from upgrades to the call center and increased collection efforts, partially offset by decreased bad debt expense as a result of improved bad debt controls. Administrative and general costs increased $2.9 million or 73.6% due to consulting expenses incurred in connection with cost control and process improvement initiatives. Depreciation and amortization increased $4.2 million or 26.2% for the period primarily resulting from the retrofit of the distribution system to make use of new technology which inspects the integrity of the system.

Wholesale

       The table below sets forth the operating results for Wholesale.

                                                             Year Ended December 31,
                                                     -----------------------------------
                                                          2001                2000             Variance
                                                     ---------------     ---------------    ---------------
                                                                        (In thousands)
   Operating revenues...............................    $1,304,284            $650,699           $653,585
   Less:  Cost of energy............................     1,020,754             522,493            498,261
              Energy transfer.......................        21,999              22,064                (65)
                                                     ---------------     ---------------    ---------------
   Gross margin.....................................       261,531             106,142            155,389
                                                     ---------------     ---------------    ---------------
   Energy production costs..........................        29,309              28,458                851
   Customer related expense.........................           821               5,341             (4,520)
   Administrative and general.......................         4,748               4,537                211
                                                     ---------------     ---------------    ---------------
     Total non-fuel O&M.............................        34,878              38,336             (3,458)
   Corporate allocation.............................         4,042               2,917              1,125
   Depreciation and amortization....................         5,774               5,491                283
   Taxes other than income taxes....................         2,498               2,600               (102)
   Income taxes.....................................        78,102              15,515             62,587
                                                     ---------------     ---------------    ---------------
     Total non-fuel operating expenses..............       125,294              64,859             60,435
                                                     ---------------     ---------------    ---------------
   Operating income.................................     $ 136,237            $ 41,283           $ 94,954
                                                     ---------------     ---------------    ---------------

       The following table shows revenues by customer class:

                               Wholesale Revenues

                                        Year Ended
                                        December 31,
                               --------------------------------
                                   2001              2000           Variance
                               --------------    --------------   --------------
                                                (In thousands)
 Long-term contracts.........      $ 77,250          $ 87,731         $(10,481)
 Other merchant sales........     1,224,388           556,146          668,242
 Other.......................         2,646             6,822           (4,176)
                               --------------    --------------   --------------
                                 $1,304,284         $ 650,699        $ 653,585
                               ==============    ==============   ==============

       The following table shows sales by customer class:

                                 Wholesale Sales

                                         Year Ended
                                        December 31,
                               --------------------------------
                                   2001              2000           Variance
                               --------------   ---------------   --------------
                                                (Megawatt hours)
 Long-term contracts..........    1,463,031           330,003        1,133,028
Other merchant sales..........   10,596,004        10,213,725          382,279
                               --------------   ---------------   --------------
                                 12,059,035        10,543,728        1,515,307
                               ==============   ===============   ==============

       A significant increase in regional wholesale electric prices occurred in the first half of 2001 and the second half of 2000. This increase was caused by, among other things, the power supply/demand imbalance in the Western United States, a lack of generating assets to serve the market and increased natural gas prices. The high wholesale prices seen in 2001 and 2000 did not recur in 2002. At the end of the second quarter of 2001, the market experienced declining price levels. This trend continued in the last half of 2001. As a result, market liquidity - the opportunity to buy and resell power profitably in the marketplace - also declined reflecting the bankruptcy of a major market participant and limited price volatility.

       Operating revenues grew $653.6 million or 100.4% for the period to $1.3 billion. This increase in wholesale electricity sales primarily reflects the strong regional wholesale electric prices in the first half of 2001. The Company delivered wholesale (bulk) power of 12.1 million MWh of electricity in 2002, compared to 10.5 million MWh in the prior period. The average price realized by the Company increased to approximately $108 per MWh in 2001 compared to $62 per MWh in 2000.

       The gross margin, or operating revenues minus cost of energy sold, increased $155.4 million or 146.4%. The Company's margin benefits significantly from rising gas prices as most of the Company's generation portfolio is fueled by stable priced fuel sources, such as coal and uranium. As the increase in gas prices puts upward pressure on electricity prices, the profitability of the Company's stable low-cost generation increases significantly. Margin also benefited from the Company's power marketing activities. The Company buys and then resells electricity in the market generating incremental margin by taking advantage of price changes in the electricity sales market. In addition, the Company also tailors electric deliveries for its wholesale customers creating incremental margin opportunities. Generally, as market prices decline, marketing volumes rise supporting margin levels in lower price electric markets. These higher margins were partially offset by an unfavorable change in the mark-to-market position of the marketing portfolio of $21.0 million year-over-year ($25.8 million loss in 2001 versus $4.8 million loss in 2000) as the Western power market deterioration in the latter half of 2001 resulted in a reduction of the Company's merchant energy portfolio.

       Total non-fuel O&M decreased $3.5 million or 9.0%. Energy production costs increased $0.9 million or 3.0% for the year. The increase is primarily due to higher maintenance costs of $1.1 million in 2001 resulting from scheduled and unscheduled outages at PVNGS, SJGS and Reeves Generating Station ("Reeves"). Customer related expense decreased $4.5 million or 84.6% due to lower year-over-year Wholesale business development costs due to significant costs related to the acquisition of a long-term wholesale customer in 2000.

Avistar

       In July 2001, the Board of Directors of Avistar decided to wind down all unregulated operations except for Avistar's Reliadigm business unit, which provides maintenance solutions and technologies to the electric power industry. Avistar had previously divested itself of its Energy Partners business unit and liquidated Axon Field Services and Pathways Integration. This divestiture was largely in response to market disruptions caused by the California energy crisis. In addition, the transfer of operation of the Sangre de Cristo Water Company to the City of Santa Fe was completed in the third quarter of 2001. All remaining non-Reliadigm investments were written-off with the exception of Avistar's investment in Nth Power, an energy related venture capital fund. These write-downs reflect the significant decline in the technology market and bankruptcy of these investees. The Company recorded non-operating charges of $13.1 million to reflect these activities and the impairment of its Avistar investments.

       Due to the cessation of much of Avistar's historic operations, business activity declined significantly. Revenues decreased 30.8% for the period to $1.5 million. Operating losses for Avistar decreased from $4.6 million in 2000 to $4.2 million in 2001 primarily due to decreased costs as a result of the shutdown of certain operations. In January 2002, Avistar was transferred by way of a dividend to Holding Company by PNM.

Corporate and Other

       Corporate administrative and general costs, which represent costs that are driven exclusively by corporate-level activities, increased $11.3 million or 14.0% for the period to $91.9 million. This increase was due to increased pension and post-retirement benefits expense of $9.9 million and higher legal costs of $0.8 million associated with routine business operations.

Consolidating Non-Operating

Other Income and Deductions

       Other income decreased $14.1 million for the year. In 2000, the Company recognized a gain of $13.8 million related to the settlement of a lawsuit.

       Other deductions increased $55.3 million for the year. In 2001, the Company recorded charges of $13.1 million to write-off certain permanently impaired Avistar investments, $13.0 million of non-recoverable coal mine decommissioning costs previously established as a regulatory asset, non-recoverable regulatory costs of $11.1 million, a donation of $5.0 million to the PNM Foundation and a charge of $18.0 million related to the Company's terminated acquisition of Western Resources. In 2000, the Company recognized gains of $4.5 million for the reversal of certain reserves associated with the resolution of two gas rate claims and $2.4 million related to the Company's hedge of certain non-qualified retirement plan trust assets. In addition, in 2000, the Company recorded charges of $12.5 million related to the Company's terminated acquisition of Western Resources.

Income Taxes

       The Company's consolidated income tax expense was $81.1 million in the twelve months ended December 31, 2001, an increase of $6.7 million for the year. This increase was due to higher earnings in 2001. The Company's effective income tax rates for the years ended 2001 and 2000 were 35.02% and 42.41%, respectively. In 2001, the Company determined that $6.6 million of valuation allowances taken against certain income tax related regulatory assets were no longer required due to changes in the evaluation of its regulatory strategy in light of the holding company filing in May 2001. In 2000, when the allowance was established, management believed these income-tax-related regulatory assets would not be recoverable based on the probable regulatory outcome of industry restructuring in New Mexico. Currently, management fully expects to recover these costs in future rate cases, a situation that was not possible prior to the delay of open access in New Mexico. Excluding the impact of the valuation reserve changes, the Company's effective income tax rates for the years ended 2001 and 2000 were 37.85% and 38.67%, respectively. The decrease in the effective rate was primarily due to the favorable tax treatment received on 2001 equity earnings from a passive investment.

                      NEW AND PROPOSED ACCOUNTING STANDARDS

       EITF 02-3 "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities", EITF 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" and Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). On October 25, 2002, the EITF reached a final consensus on EITF 02-3 that rescinds EITF 98-10 and requires that all energy contracts held for trading purposes be presented on a net margin basis in the statement of earnings. The rescission of EITF 98-10 requires that energy contracts which do not meet the definition of a derivative under SFAS 133 no longer be marked to market and recognized in current earnings. As a result, all contracts which were marked to market under EITF 98-10 and must now be accounted for under the accrual method should be written back to cost with any difference included as a cumulative effect of a change in accounting principle in the period of adoption. This transition provision was effective January 1, 2003. The rescission of EITF 98-10 did not have a material impact on the Company's financial condition or results of operations as all contracts previously marked to market under the definition provided in EITF 98-10 also met the definition of a derivative under SFAS 133 and are properly recorded at fair value with gains and losses recorded in earnings. The Company reviewed its energy contract portfolio to determine whether its contracts meet the definition of trading activities under EITF 02-3. As a result, the Company has reclassified those contracts previously accounted for under EITF 98-10 to a net margin basis for the fiscal years ended December 31, 2002, 2001 and 2000. The Company will not report revenues and cost of energy sold on a net margin basis on a prospective basis as a result of the application of EITF 02-3 as none of the Company's marketing activities meet the definitions of trading activities as prescribed by EITF 02-3.

       The following table details wholesale electric revenues as reclassified under EITF 02-3. Energy trading margin is included in Electric Operating Revenues in the Statement of Earnings:

                                                            Year Ended December 31,
                                                     2002            2001            2000
                                                 -------------   --------------  --------------
                                                                (In thousands)
Wholesale revenues.............................      $76,226          $60,982         $80,207
Wholesale purchases (EITF 02-3 adjustment).....      (73,987)         (89,351)        (99,735)
                                                 -------------   --------------  --------------
Energy trading margin..........................      $ 2,239        $ (28,369)      $ (19,528)
                                                 =============   ==============  ==============


                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

       Statements made in this filing and other documents the Company files with the SEC that relate to future events or its expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information.

       Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions readers not to place undue reliance on these statements. Factors that could cause actual results to differ, and that will affect the Company's future financial condition, cash flow and operating results include interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and also the Company's current and future Current Reports on Form 8-K, filed with the SEC.



                           (Intentionally left blank)

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



                                      INDEX



                                                                           Page

Management's Responsibility for Financial Statements........................34
Report of Independent Auditors (PNM Resources, Inc.)........................36
Report of Independent Auditors (Public Service Company of New Mexico).......37
Financial Statements:
   PNM Resources, Inc. and Subsidiaries
       Consolidated Statements of Earnings..................................38
       Consolidated Statements of Retained Earnings.........................39
       Consolidated Balance Sheets..........................................40
       Consolidated Statements of Cash Flows................................42
       Consolidated Statements of Capitalization............................43
       Consolidated Statements of Comprehensive Income/(Loss)...............44
   Public Service Company of New Mexico
       Consolidated Statements of Earnings..................................45
       Consolidated Statements of Retained Earnings.........................46
       Consolidated Balance Sheets..........................................47
       Consolidated Statements of Cash Flows................................49
       Consolidated Statements of Capitalization............................50
       Consolidated Statements of Comprehensive Income/(Loss)...............51
   Notes to Consolidated Financial Statements...............................52
 Supplementary Data:
   Quarterly Operating Results..............................................100
   Comparative Operating Statistics.........................................101
   Independent Auditors' Report.............................................103
   Schedule I Condensed Financial Information of Parent Company.............106
   Schedule II Valuation and Qualifying Accounts............................107

              MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

The accompanying financial statements of PNM Resources, Inc. and its subsidiaries and Public Service Company of New Mexico and its subsidiaries, a wholly owned subsidiary of PNM Resources, Inc., have been prepared in conformity with accounting principles generally accepted in the United States of America.

The integrity and objectivity of data in these financial statements and accompanying notes, including estimates and judgments related to matters not concluded by year-end, are the responsibility of management as is all other information in this Annual Report. Management devotes ongoing attention to review and appraisal of its system of internal controls. This system is designed to provide reasonable assurance, at an appropriate cost, that PNM Resources,

Inc.'s and Public Service Company of New Mexico's assets are protected, that transactions and events are recorded properly and that financial reports are reliable. The system is augmented by a staff of corporate auditors; careful attention to selection and development of qualified financial personnel; and programs to further timely communication and monitoring of policies, standards and delegated authorities.

The Audit and Ethics Committee of the Board of Directors of PNM Resources, Inc., composed entirely of outside directors, meets regularly with financial management, the corporate auditors and the independent auditors to review the work of each. The independent auditors and corporate auditors have free access to the Committee, without management representatives present, to discuss the results of their audits and their comments on the adequacy of internal controls and the quality of financial reporting.

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of PNM Resources, Inc.

We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of PNM Resources, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, retained earnings, comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PNM Resources, Inc. and subsidiaries as of December 31, 2002 and 2001, and results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 16 to the consolidated financial statements, the Company adopted EITF 02-3 "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities," effective January 1, 2003.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2003, the Company realigned its segments for financial reporting purposes.


DELOITTE & TOUCHE LLP


Omaha, Nebraska
February 11, 2003
(June 5, 2003, as to Notes 2 and 16, as it relates to EITF 02-3)

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholder of Public Service Company of New Mexico

We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of Public Service Company of New Mexico and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, retained earnings, comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Public Service Company of New Mexico and subsidiaries as of December 31, 2002 and 2001, and results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 16 to the consolidated financial statements, the Company adopted EITF 02-3 "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities," effective January 1, 2003.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2003, the Company realigned its segments for financial reporting purposes.


DELOITTE & TOUCHE LLP


Omaha, Nebraska
(June 5, 2003, as to Notes 2 and 16, as it relates to EITF 02-3)

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS

                                                                         Year Ended December 31,
                                                            --------------------------------------------------
                                                                 2002              2001             2000
                                                            ---------------   ---------------  ---------------
                                                                (In thousands, except per share amounts)
Operating Revenues: (notes 1 and 2)
  Electric.................................................     $ 821,487       $ 1,863,510      $ 1,189,457
  Gas......................................................       272,118           385,418          319,924
  Unregulated businesses...................................         1,404             1,538            2,158
                                                            ---------------   ---------------  ---------------
     Total operating revenues..............................     1,095,009         2,250,466        1,511,539
                                                            ---------------   ---------------  ---------------
Operating Expenses:
  Cost of energy sold......................................       476,066         1,434,934          850,145
  Administrative and general...............................       146,231           155,392          147,268
  Energy production costs..................................       149,528           152,455          139,894
  Depreciation and amortization............................       102,409            96,936           93,059
  Transmission and distribution costs......................        63,870            69,001           60,330
  Taxes, other than income taxes...........................        34,244            30,302           34,405
  Income taxes (note 1 and 8)..............................        20,887            88,769           53,964
                                                            ---------------   ---------------  ---------------
     Total operating expenses..............................       993,235         2,027,789        1,379,065
                                                            ---------------   ---------------  ---------------
     Operating income......................................       101,774           222,677          132,474
                                                            ---------------   ---------------  ---------------
Other Income and Deductions:
  Other income.............................................        48,360            52,147           66,246
  Other deductions.........................................       (12,306)          (67,257)         (11,950)
  Income tax (expense) benefit  (notes 1 and 8)............       (12,144)            7,706          (20,382)
                                                            ---------------   ---------------  ---------------
     Net other income and deductions.......................        23,910            (7,404)          33,914
                                                            ---------------   ---------------  ---------------
     Earnings before interest charges......................       125,684           215,273          166,388
                                                            ---------------   ---------------  ---------------
Interest Charges:
  Interest on long-term debt (note 4)......................        56,409            62,716           62,823
  Other interest charges...................................         5,003             2,124            2,619
                                                            ---------------   ---------------  ---------------
     Net interest charges..................................        61,412            64,840           65,442
                                                            ---------------   ---------------  ---------------
Net Earnings...............................................        64,272           150,433          100,946
Preferred Stock Dividend Requirements......................           586               586              586
                                                            ---------------   ---------------  ---------------
Net Earnings Applicable to Common Stock....................     $  63,686         $ 149,847        $ 100,360
                                                            ===============   ===============  ===============
Net Earnings per Share of Common Stock (Basic) (note 7)....      $   1.63          $   3.83         $   2.54
                                                            ===============   ===============  ===============
Net Earnings per Share of Common Stock (Diluted) (note 7)..      $   1.61          $   3.77         $   2.53
                                                            ===============   ===============  ===============
Dividends Paid per Share of Common Stock...................      $   0.86          $   0.80         $   0.80
                                                            ===============   ===============  ===============



              The accompanying notes are an integral part of these
                             financial statements.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                                                                        Year Ended December 31,
                                                           --------------------------------------------------
                                                                2002              2001             2000
                                                           ---------------   ---------------  ---------------
                                                                            (In thousands)

Balance at Beginning of Year.............................      $ 415,388         $ 296,843        $ 227,828
  Net earnings before preferred stock dividends..........         64,272           150,433          100,946
  Dividends (note 4):
     Cumulative preferred stock..........................           (586)             (586)            (586)
     Common stock........................................        (34,423)          (31,302)         (31,345)
                                                           ---------------   ---------------  ---------------

Balance at End of Year...................................      $ 444,651         $ 415,388        $ 296,843
                                                           ===============   ===============  ===============


              The accompanying notes are an integral part of these
                             financial statements.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                                     As of December 31,
                                                                               -------------------------------
                                                                                    2002             2001
                                                                               ---------------   -------------
                                                                                       (In thousands)
Utility Plant:  (notes 1, 11 and 12)
  Electric plant in service...................................................    $2,301,673       $2,117,947
  Gas plant in service........................................................       615,907          575,350
  Common plant in service and plant held for future use.......................        79,987           45,223
                                                                               ---------------   -------------
                                                                                   2,997,567        2,738,520
  Less accumulated depreciation and amortization..............................     1,330,376        1,251,801
                                                                               ---------------   -------------
                                                                                   1,667,191        1,486,719
  Construction work in progress...............................................       173,248          246,278
  Nuclear fuel, net of accumulated amortization of $16,568 and $16,954........        26,832           26,940
                                                                               ---------------   -------------
     Net utility plant........................................................     1,867,271        1,759,937
                                                                               ---------------   -------------
Other Property and Investments:
  Other investments (notes 1, 6 and 12).......................................       442,704          552,453
  Non-utility property, net of accumulated depreciation of $1,750 and $1,580..         1,528            1,784
                                                                               ---------------   -------------
     Total other property and investments.....................................       444,232          554,237
                                                                               ---------------   -------------
Current Assets:
  Cash and cash equivalents...................................................         3,702           28,408
  Accounts receivables, net of allowance for uncollectible accounts
     of $15,575 and  $18,025..................................................        76,850           84,620
  Unbilled revenues (note 1)..................................................        49,079           62,377
  Other receivables...........................................................        47,122           51,883
  Inventories (note 1)........................................................        37,230           36,483
  Regulatory assets (note 3)..................................................        24,027           10,473
  Short-term investments (note 1).............................................        79,630           45,111
  Other current assets........................................................        32,753           33,243
                                                                               ---------------   -------------
     Total current assets.....................................................       350,393          352,598
                                                                               ---------------   -------------
Deferred charges:
  Regulatory assets (note 3)..................................................       196,283          195,367
  Prepaid retirement cost (note 9)............................................        39,665           18,273
  Other deferred charges......................................................       129,063           33,376
                                                                               ---------------   -------------
     Total deferred charges...................................................       365,011          247,016
                                                                               ---------------   -------------
                                                                                  $3,026,907       $2,913,788
                                                                               ===============   =============


              The accompanying notes are an integral part of these
                             financial statements.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                         CAPITALIZATION AND LIABILITIES

                                                                                    As of December 31,
                                                                              -------------------------------
                                                                                   2002            2001
                                                                              ---------------  --------------
                                                                                      (In thousands)

Capitalization:
  Common stockholders' equity:
    Common stock outstanding--39,118 shares, no par value (note 4)...........     $ 624,119        $625,632
    Accumulated other comprehensive loss, net of tax.........................       (94,721)        (28,996)
    Retained earnings........................................................       444,651         415,388
                                                                              ---------------  --------------
       Total common stockholders' equity.....................................       974,049       1,012,024
  Minority interest (notes 1 and 5)..........................................        11,760          11,652
  Cumulative preferred stock without mandatory redemption
    requirements (note 4)....................................................        12,800          12,800
  Long-term debt (note 4)....................................................       980,092         953,884
                                                                              ---------------  --------------
     Total capitalization....................................................     1,978,701       1,990,360
                                                                              ---------------  --------------
Current Liabilities:
  Short-term debt............................................................       150,000          35,000
  Accounts payable...........................................................        97,968          76,141
  Accrued interest and taxes (notes 1 and 8).................................        46,189          72,022
  Other current liabilities..................................................        99,019         149,454
                                                                              ---------------  --------------
     Total current liabilities...............................................       393,176         332,617
                                                                              ---------------  --------------
Deferred Credits:
  Accumulated deferred income taxes (notes 1 and 8)..........................       125,595         120,153
  Accumulated deferred investment tax credits (notes 1 and 8)................        41,583          44,714
  Regulatory liabilities (note 3)............................................        52,019          54,295
  Regulatory liabilities related to accumulated deferred income tax (note 3).        14,137          14,163
  Accrued post-retirement benefit cost (note 9)..............................        17,335          14,929
  Other deferred credits (note 13)...........................................       404,361         342,557
                                                                              ---------------  --------------
     Total deferred credits..................................................       655,030         590,811
                                                                              ---------------  --------------
Commitments and Contingencies (note 12)......................................             -               -
                                                                              ---------------  --------------
                                                                                 $3,026,907      $2,913,788
                                                                              ===============  ==============


              The accompanying notes are an integral part of these
                             financial statements.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   Year Ended December 31,
                                                                     ----------------------------------------------
                                                                         2002            2001            2000
                                                                     --------------  --------------  --------------
Cash Flows From Operating Activities:                                               (In thousands)
  Net earnings......................................................    $ 64, 272        $150,433        $100,946
  Adjustments to reconcile net earnings to net cash flows
    from operating activities:
      Depreciation and amortization.................................      115,415         106,768         103,829
      Accumulated deferred investment tax credit....................       (3,131)         (3,139)         (3,143)
      Accumulated deferred income tax...............................       47,269         (32,927)         21,215
      Asset write-offs..............................................        4,817          24,079               -
      Write-off Avistar investments.................................            -          12,417               -
      Non-recurring merger costs....................................       (2,436)         17,975           6,700
      Net unrealized losses on trading and investment contracts.....      (29,513)         26,172             370
      Wholesale credit reserve......................................            -          (5,406)          8,456
      Other, net....................................................        2,083          (4,297)          (330)
      Changes in certain assets and liabilities:
        Accounts receivables........................................       10,220          92,990         (90,680)
        Other assets................................................      (52,655)         32,481         (32,444)
        Accounts payable............................................       23,660        (137,073)        107,346
        Other liabilities...........................................      (82,750)         46,873          17,250
                                                                     --------------  --------------  --------------
          Net cash flows provided by operating activities...........       97,251         327,346         239,515
                                                                     --------------  --------------  --------------
Cash Flows From Investing Activities:
  Utility plant additions...........................................     (240,225)       (264,844)       (146,878)
  Redemption of short-term investments..............................       76,633               -               -
  Return of principal PVNGS lessor notes............................       17,531          16,674          16,668
  Merger acquisition costs..........................................            -         (11,567)         (6,700)
  Short-term and long-term investments..............................            -        (150,000)               -
  Other.............................................................      (54,366)          2,723         (20,590)
                                                                     --------------  --------------  --------------
          Net cash flows used for investing activities..............     (200,427)      (407,014)        (157,500)
                                                                     --------------  --------------  --------------
Cash Flows From Financing Activities:
  Borrowings (note 4)...............................................      115,000          35,000               -
  Repayments (note 4)...............................................            -               -         (32,800)
  Exercise of employee stock options (note 10)......................       (2,412)         (2,179)         (1,232)
  Common stock repurchase (note 4)..................................            -               -         (27,867)
  Dividends paid....................................................      (34,226)        (31,876)        (32,265)
  Other.............................................................          108            (560)           (559)
                                                                     --------------  --------------  --------------
          Net cash flows provided by (used for) financing activities       78,470             385         (94,723)
                                                                     --------------  --------------  --------------

Decrease in Cash and Cash Equivalents...............................      (24,706)        (79,283)        (12,708)
Beginning of Year...................................................       28,408         107,691         120,399
                                                                     --------------  --------------  --------------

End of Year.........................................................     $  3,702        $ 28,408       $ 107,691
                                                                     ==============  ==============  ==============
Supplemental cash flow disclosures:
  Interest paid, net of capitalized interest........................     $ 53,041        $ 62,216        $ 64,045
                                                                     ==============  ==============  ==============
  Income taxes paid, net............................................     $ 13,541        $ 72,146        $ 50,480
                                                                     ==============  ==============  ==============
  Long-term debt assumed for transmission line......................     $ 26,152          $    -          $    -
                                                                     ==============  ==============  ==============

                 The accompanying notes are an integral part of
                          these financial statements.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CAPITALIZATION

                                                                                  As of December 31,
                                                                           ---------------------------------
                                                                                2002              2001
                                                                           ---------------    --------------
                                                                                    (In thousands)
Common Stock Equity:
    Common Stock, no par value (note 4)...................................     $ 624,119         $ 625,632
    Accumulated other comprehensive income, net of tax....................       (94,721)          (28,996)
    Retained earnings.....................................................       444,651           415,388
                                                                           ---------------    --------------
        Total common stock equity.........................................       974,049         1,012,024
                                                                           ---------------    --------------

Minority Interest (notes 1 and 5).........................................        11,760            11,652
                                                                           ---------------    --------------
Cumulative Preferred Stock: (note 4)
    Without mandatory redemption requirements:
        1965 Series, 4.58% with a stated value of $100.00 and a
         current redemption price of $102.00.  Outstanding shares
         at December 31, 2002 were 128,000................................        12,800            12,800
                                                                           ---------------    --------------
Long-Term Debt: (note 4)
Issue and Final Maturity
    First Mortgage Bonds, Pollution Control Revenue Bonds:
       5.7%  due  2016....................................................        65,000            65,000
       6.375%  due  2022..................................................        46,000            46,000
                                                                           ---------------    --------------
        Total First Mortgage Bonds                                               111,000           111,000
                                                                           ---------------    --------------
     Senior Unsecured Notes, Pollution Control Revenue Bonds:
       6.30%    due  2016.................................................        77,045            77,045
       5.75%    due  2022.................................................        37,300            37,300
       5.80%    due  2022.................................................       100,000           100,000
       6.375%  due  2022..................................................        90,000            90,000
       6.375%  due  2023..................................................        36,000            36,000
       6.40%    due  2023.................................................       100,000           100,000
       6.30%    due  2026.................................................        23,000            23,000
       6.60%    due  2029.................................................        11,500            11,500
                                                                           ---------------    --------------
         Total Senior Unsecured Notes, Pollution Control Revenue Bonds....       474,845           474,845
                                                                           ---------------    --------------
     Senior Unsecured Notes:
          7.10%  due  2005................................................       268,420           268,420
          7.50%  due  2018................................................       100,025           100,025
     EIP debt due 2003-2012...............................................        26,152                 -
     Other, including unamortized discounts...............................          (350)             (406)
                                                                           ---------------    --------------
             Total long-term debt.........................................       980,092           953,884
                                                                           ---------------    --------------
Total Capitalization......................................................   $ 1,978,701       $ 1,990,360
                                                                           ===============    ==============


              The accompanying notes are an integral part of these
                             financial statements.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                                                  Year Ended December 31,
                                                                        --------------------------------------------
                                                                            2002           2001            2000
                                                                        -------------  --------------  -------------
                                                                                      (In thousands)

Net Earnings Before Preferred Stock Dividends..........................    $ 64,272        $150,433       $100,946
                                                                        -------------  --------------  -------------
  Other Comprehensive Income (Loss), net of tax:

  Unrealized gain (loss) on securities:
      Unrealized holding gains arising during the period...............       1,303              70          2,508
      Reclassification adjustment for losses included in net income....        (919)           (526)        (4,887)

  Minimum pension liability adjustment.................................     (55,061)        (28,858)             -

  Mark-to-market adjustment for certain derivative transactions
      Initial implementation of SFAS 133 designated cash flow hedges...           -           6,148              -
      Change in fair market value of designated cash flow hedges.......     (10,361)            345              -
      Reclassification adjustment for losses included in net income....        (687)         (6,148)             -
                                                                        -------------  --------------  -------------
Total Other Comprehensive Loss.........................................     (65,725)        (28,969)        (2,379)
                                                                        -------------  --------------  -------------
Total Comprehensive Income (Loss)......................................     $(1,453)       $121,464       $ 98,567
                                                                        =============  ==============  =============


              The accompanying notes are an integral part of these
                             financial statements.

              PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS

                                                                    Year Ended December 31,
                                                       --------------------------------------------------
                                                            2002              2001             2000
                                                       ---------------   ---------------  ---------------
                                                           (In thousands, except per share amounts)
Operating Revenues: (notes 1 and 2)
  Electric............................................     $ 821,487        $1,863,510       $1,189,457
  Gas.................................................       272,118           385,418          319,924
  Unregulated businesses..............................             -             1,538            2,158
                                                       ---------------   ---------------  ---------------
     Total operating revenues.........................     1,093,605         2,250,466        1,511,539
                                                       ---------------   ---------------  ---------------
Operating Expenses:
  Cost of energy sold.................................       475,256         1,434,934          850,145
  Administrative and general..........................       140,500           155,392          147,268
  Energy production costs.............................       149,528           152,455          139,894
  Depreciation and amortization.......................       101,689            96,936           93,059
  Transmission and distribution costs.................        63,870            69,001           60,330
  Taxes, other than income taxes......................        31,333            30,302           34,405
  Income taxes (note 1 and 8).........................        22,774            88,769           53,964
                                                       ---------------   ---------------  ---------------
     Total operating expenses.........................       984,950         2,027,789        1,379,065
                                                       ---------------   ---------------  ---------------
     Operating income.................................       108,655           222,677          132,474
                                                       ---------------   ---------------  ---------------
Other Income and Deductions:
  Other income........................................        40,446            52,147           66,246
  Other deductions....................................       (15,059)          (67,257)         (11,950)
  Income tax (expense) benefit  (notes 1 and 8).......       (10,096)            7,706          (20,382)
                                                       ---------------   ---------------  ---------------
     Net other income and deductions..................        15,291            (7,404)          33,914
                                                       ---------------   ---------------  ---------------
     Earnings before interest charges.................       123,946           215,273          166,388
                                                       ---------------   ---------------  ---------------
Interest Charges:
  Interest on long-term debt (note 4).................        56,409            62,716           62,823
  Other interest charges..............................         5,321             2,124            2,619
                                                       ---------------   ---------------  ---------------
     Net interest charges.............................        61,730            64,840           65,442
                                                       ---------------   ---------------  ---------------
Net Earnings Before Preferred Stock Dividends.........        62,216           150,433          100,946
Preferred Stock Dividend Requirements.................           586               586              586
                                                       ---------------   ---------------  ---------------
Net Earnings..........................................     $  61,630         $ 149,847        $ 100,360
                                                       ===============   ===============  ===============



                    See disclosures regarding Public Service
             Company of New Mexico and subsidiaries included in the
                 notes to the consolidated financial statements.

              PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                                                                    Year Ended December 31,
                                                       --------------------------------------------------
                                                            2002              2001             2000
                                                       ---------------   ---------------  ---------------
                                                                        (In thousands)
Balance at Beginning of Year.........................       $288,388          $296,843         $227,828
  Net earnings before preferred stock dividends......         62,216           150,433          100,946
  Dividends (note 4):
     Cumulative preferred stock......................           (586)             (586)            (586)
     Common stock....................................             -            (31,302)         (31,345)
  Dividends to Parent (note 4):
     Assets..........................................        (34,880)                -                -
     Cash............................................        (58,981)         (127,000)               -
                                                       ---------------   ---------------  ---------------
Balance at End of Year...............................       $256,157          $288,388         $296,843
                                                       ===============   ===============  ===============


                    See disclosures regarding Public Service
             Company of New Mexico and subsidiaries included in the
                 notes to the consolidated financial statements.

              PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                                     As of December 31,
                                                                               -------------------------------
                                                                                   2002             2001
                                                                               --------------  ---------------
                                                                                       (In thousands)
Utility Plant: (notes 1, 11 and 12)
  Electric plant in service...................................................    $2,301,048       $2,117,947
  Gas plant in service........................................................       615,907          575,350
  Common plant in service and plant held for future use.......................        18,137           45,223
                                                                               --------------  ---------------
                                                                                   2,935,092        2,738,520
  Less accumulated depreciation and amortization..............................     1,326,286        1,251,801
                                                                               --------------  ---------------
                                                                                   1,608,806        1,486,719
  Construction work in progress...............................................       159,435          246,278
  Nuclear fuel, net of accumulated amortization of $16,568 and $16,954........        26,832           26,940
                                                                               --------------  ---------------
     Net utility plant........................................................     1,795,073        1,759,937
                                                                               --------------  ---------------
Other Property and Investments:
  Other investments (notes 1, 6 and 12).......................................       428,823          446,784
  Non-utility property, net of accumulated depreciation of $2,000 and $1,580..           966            1,784
                                                                               --------------  ---------------
     Total other property and investments.....................................       429,789          448,568
                                                                               --------------  ---------------
Current Assets:
  Cash and cash equivalents...................................................         3,094           17,028
  Accounts receivables, net of allowance for uncollectible accounts
      of $15,575 and  $18,025.................................................        76,850           84,620
  Unbilled revenue (note 1)...................................................        49,079           62,377
  Intercompany receivable.....................................................         4,593                -
  Other receivables...........................................................        46,853           51,883
  Inventories (note 1)........................................................        37,228           36,483
  Regulatory assets (note 3)..................................................        24,027           10,473
  Short-term investments (note 1).............................................             -           45,111
  Other current assets........................................................        22,872           23,292
                                                                               --------------  ---------------
     Total current assets.....................................................       264,596          331,267
                                                                               --------------  ---------------
Deferred charges:
  Regulatory assets (note 3)..................................................       196,242          195,367
  Prepaid retirement cost (note 9)............................................        39,665           18,273
  Other deferred charges......................................................       129,083           33,376
                                                                               --------------  ---------------
     Total deferred charges...................................................       364,990          247,016
                                                                               --------------  ---------------
                                                                                  $2,854,448       $2,786,788
                                                                               ==============  ===============

                    See disclosures regarding Public Service
               Company of New Mexico and subsidiaries included in the notes to the consolidated financial statements.

              PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                         CAPITALIZATION AND LIABILITIES

                                                                                     As of December 31,
                                                                              ---------------------------------
                                                                                   2002              2001
                                                                              ----------------  ---------------
                                                                                       (In thousands)
Capitalization:
  Common Stockholders' Equity:
    Common stock outstanding - 39,118 shares (note 4)........................      $ 195,589        $ 195,589
    Paid-in capital..........................................................        430,043          430,043
    Accumulated other comprehensive loss, net of tax (note 3)................        (94,130)         (28,996)
    Retained earnings........................................................        256,157          288,388
                                                                              ----------------  ---------------
       Total common stockholders' equity.....................................        787,659          885,024
  Minority interest (notes 1 and 5)..........................................         11,760           11,652
  Cumulative preferred stock without mandatory redemption
    requirements (note 4)....................................................         12,800           12,800
  Long-term debt (note 4)....................................................        953,940          953,884
                                                                              ----------------  ---------------
     Total capitalization....................................................      1,766,159        1,863,360
                                                                              ----------------  ---------------
Current Liabilities:
  Short-term debt............................................................        150,000           35,000
  Intercompany debt..........................................................         28,436                -
  Accounts payable...........................................................         95,714           76,141
  Intercompany accounts payable..............................................         34,468                -
  Accrued interest and taxes (notes 1 and 8).................................         36,450           72,022
  Other current liabilities..................................................         87,701          149,454
                                                                              ----------------  ---------------
     Total current liabilities...............................................        432,769          332,617
                                                                              ----------------  ---------------
Deferred Credits:
  Accumulated deferred income taxes (notes 1 and 8)..........................        128,383          120,153
  Accumulated deferred investment tax credits (notes 1 and 8)................         41,583           44,714
  Regulatory liabilities (note 3)............................................         52,019           54,295
  Regulatory liabilities related to accumulated deferred income tax (note 3).         14,137           14,163
  Accrued post-retirement benefit cost (note 9)..............................         17,335           14,929
  Other deferred credits (note 13)...........................................        402,063          342,557
                                                                              ----------------  ---------------
     Total deferred credits..................................................        655,520          590,811
                                                                              ----------------  ---------------
Commitments and Contingencies (note 12)......................................              -                -
                                                                              ----------------  ---------------
                                                                                 $ 2,854,448       $2,786,788
                                                                              ================  ===============

                    See disclosures regarding Public Service
             Company of New Mexico and subsidiaries included in the
                 notes to the consolidated financial statements.

              PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      Year Ended December 31,
                                                                           ----------------------------------------------
                                                                               2002            2001            2000
                                                                           --------------  --------------  --------------
Cash Flows From Operating Activities:                                                     (In thousands)
  Net earnings before preferred stock dividends...........................     $ 62,216        $150,433        $100,946
  Adjustments to reconcile net earnings to net cash flows
    from operating activities:
      Depreciation and amortization.......................................      114,695         106,768         103,829
      Accumulated deferred investment tax credit..........................       (3,131)         (3,139)         (3,143)
      Accumulated deferred income tax.....................................       49,338         (32,927)         21,215
      Asset write-offs....................................................        4,817          24,079               -
      Write-off Avistar investments.......................................            -          12,417               -
      Non-recurring merger costs..........................................       (2,436)         17,975           6,700
      Net unrealized (gains) losses on trading and investment contracts...      (29,513)         26,172             370
      Wholesale credit reserve............................................            -          (5,406)          8,456
      Other, net..........................................................        3,924          (4,297)          (330)
      Changes in certain assets and liabilities:
        Accounts receivables..............................................       10,220          92,990         (90,680)
        Other assets......................................................      (72,293)         42,432         (32,444)
        Accounts payable..................................................       19,573        (137,073)        107,346
        Other liabilities.................................................      (96,430)         46,873          17,250
                                                                           --------------  --------------  --------------
              Net cash flows provided by operating activities.............       60,980         337,297         239,515
                                                                           --------------  --------------  --------------
Cash Flows From Investing Activities:
  Utility plant additions.................................................     (219,821)       (264,844)       (146,878)
  Redemption of short-term investments....................................        45,621              -               -
  Return of principal PVNGS lessor notes..................................       17,531          16,674          16,668
  Merger acquisition costs................................................            -         (11,567)         (6,700)
  Short-term and long-term investments....................................            -         (45,000)              -
  Other...................................................................      (32,097)          3,392         (20,590)
                                                                           --------------  --------------  --------------
              Net cash flows used for investing activities................     (188,766)       (301,345)       (157,500)
                                                                           --------------  --------------  --------------
Cash Flows From Financing Activities:
  Borrowings (note 4).....................................................      115,000          35,000               -
  Repayments (note 4).....................................................            -               -         (32,800)
  Exercise of employee stock options (note 10)............................            -          (2,179)         (1,232)
  Common stock repurchase (note 4)........................................            -               -         (27,867)
  Dividends paid..........................................................      (59,567)       (158,876)        (32,265)
  Other...................................................................          108            (560)           (559)
  Change in intercompany accounts.........................................       58,311               -               -
                                                                           --------------  --------------  --------------
              Net cash flows provided by (used for) financing activities..      113,852        (126,615)        (94,723)
                                                                           --------------  --------------  --------------
Decrease in Cash and Cash Equivalents.....................................      (13,934)        (90,663)        (12,708)
Beginning of Year.........................................................       17,028         107,691         120,399
                                                                           --------------  --------------  --------------
End of Year...............................................................     $  3,094        $ 17,028        $107,691
                                                                           ==============  ==============  ==============
Supplemental cash flow disclosures:
  Interest paid, net of capitalized interest..............................     $ 53,350        $ 62,216        $ 64,045
                                                                           ==============  ==============  ==============
  Income taxes paid, net..................................................     $  9,901        $ 72,146        $ 50,480
                                                                           ==============  ==============  ==============
  Non-cash dividends to parent............................................     $ 34,880          $    -          $    -
                                                                           ==============  ==============  ==============

                    See disclosures regarding Public Service
               Company of New Mexico and subsidiaries included in the notes to the consolidated financial statements.

              PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CAPITALIZATION

                                                                                 As of December 31,
                                                                          ---------------------------------
                                                                               2002              2001
                                                                          ---------------   ---------------
                                                                                   (In thousands)
Common Stock Equity:
    Common stock outstanding, par value $5 per share (note 4)............     $ 195,589         $ 195,589
    Paid-in capital......................................................       430,043           430,043
    Accumulated other comprehensive income, net of tax...................       (94,130)          (28,996)
    Retained earnings....................................................       256,157           288,388
                                                                          ---------------    --------------
        Total equity.....................................................       787,659           885,024
                                                                          ---------------    --------------
Minority Interest (notes 1 and 5)........................................        11,760            11,652
                                                                          ---------------    --------------
Cumulative Preferred Stock: (note 4)
    Without mandatory redemption requirements:
        1965 Series, 4.58% with a stated value of $100.00 and a
         current redemption price of $102.00.  Outstanding shares
         at December 31, 2002 were 128,000...............................        12,800            12,800
                                                                          ---------------    --------------
Long-Term Debt: (note 4)
Issue and Final Maturity
    First Mortgage Bonds, Pollution Control Revenue Bonds:
          5.7%  due  2016................................................        65,000            65,000
      6.375%  due  2022..................................................        46,000            46,000
                                                                          ---------------    --------------
        Total First Mortgage Bonds                                              111,000           111,000
                                                                          ---------------    --------------
     Senior Unsecured Notes, Pollution Control Revenue Bonds:
       6.30%    due  2016................................................        77,045            77,045
       5.75%    due  2022................................................        37,300            37,300
       5.80%    due  2022................................................       100,000           100,000
       6.375%  due  2022.................................................        90,000            90,000
       6.375%  due  2023.................................................        36,000            36,000
       6.40%    due  2023................................................       100,000           100,000
       6.30%    due  2026................................................        23,000            23,000
       6.60%    due  2029................................................        11,500            11,500
                                                                          ---------------    --------------
         Total Senior Unsecured Notes, Pollution Control Revenue Bonds...       474,845           474,845
                                                                          ---------------    --------------
       Senior Unsecured Notes:
          7.10%  due  2005...............................................       268,420           268,420
          7.50%  due  2018...............................................       100,025           100,025
     Other, including unamortized discounts..............................          (350)             (406)
                                                                          ---------------    --------------
             Total long-term debt........................................       953,940           953,884
                                                                          ---------------    --------------
Total Capitalization.....................................................   $ 1,766,159       $ 1,863,360
                                                                          ===============    ==============


                    See disclosures regarding Public Service
             Company of New Mexico and subsidiaries included in the
                 notes to the consolidated financial statements.

              PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                                               Year Ended December 31,
                                                                     --------------------------------------------
                                                                         2002           2001            2000
                                                                     -------------  --------------  -------------
                                                                                   (In thousands)

Net Earnings before preferred stock dividends.......................     $62,216        $150,433       $100,946
                                                                     -------------  --------------  -------------
  Other Comprehensive Income (Loss), net of tax:

  Unrealized gain (loss) on securities:
      Unrealized holding gains arising from the period..............         861              70          2,508
      Reclassification adjustment for gains included in net income..        (919)           (526)        (4,887)

  Minimum pension liability adjustment..............................     (55,061)        (28,858)             -

  Mark-to-market adjustment for certain derivative transactions
      Initial implementation of SFAS 133 designated cash flow hedges           -           6,148              -
      Change in fair market value of designated cash flow hedges....      (9,328)            345              -
      Reclassification adjustment for losses included in net income.        (687)         (6,148)             -
                                                                     -------------  --------------  -------------
Total Other Comprehensive Loss......................................     (65,134)        (28,969)        (2,379)
                                                                     -------------  --------------  -------------
Total Comprehensive Income (Loss)...................................     $(2,918)       $121,464       $ 98,567
                                                                     =============  ==============  =============


                    See disclosures regarding Public Service
             Company of New Mexico and subsidiaries included in the
                 notes to the consolidated financial statements.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 2002, 2001 and 2000

(1)      Summary of the Business and Significant Accounting Policies

Nature of Business

       PNM Resources, Inc. (the "Holding Company") is an investor-owned holding company of energy and energy related businesses. Its principal subsidiary, Public Service Company of New Mexico ("PNM"), is an integrated public utility primarily engaged in the generation, transmission, distribution and sale and marketing of electricity; transmission, distribution and sale of natural gas within the State of New Mexico and the sale and marketing of electricity in the Western United States. The Holding Company and its subsidiaries, including PNM, are herein after referred to as the "Company". In addition, the Company provides energy and utility related services under its wholly-owned subsidiary, Avistar, Inc. ("Avistar").

       Upon the completion on December 31, 2001, of a one-for-one share exchange between PNM and the Holding Company, the Holding Company became the parent company of PNM. Prior to the share exchange, the Holding Company had existed as a subsidiary of PNM. The new parent company began trading on the New York Stock Exchange under the same PNM symbol beginning on December 31, 2001.

Presentation

       The Notes to Consolidated Financial Statements of the Company are presented on a combined basis. The Holding Company assumed substantially all of the corporate activities of PNM on December 31, 2001. These activities are billed to PNM on a cost basis to the extent they are for the corporate management of PNM and are allocated to the operating segments. In January 2002, Avistar and certain inactive subsidiaries of PNM were transferred by way of a dividend to the Holding Company pursuant to an order from the New Mexico Public Regulation Commission ("PRC"). Readers of the Notes to Consolidated Financial Statements should assume that the information presented applies to the consolidated results of operations and financial position of both the Holding Company and its subsidiaries and PNM, except where the context or references clearly indicate otherwise. Discussions regarding specific contractual obligations generally reference the company that is legally obligated. In the case of contractual obligations of PNM, these obligations are consolidated with the Holding Company and its subsidiaries under generally accepted accounting principles ("GAAP"). Broader operational discussions refer to the Company.

Accounting Principles

       The Company prepares its financial statements in accordance with the uniform system of accounts prescribed by the Federal Energy Regulatory Commission ("FERC") and the National Association of Regulatory Utility Commissioners, and adopted by the New Mexico Public Regulation Commission ("PRC").

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       The Company's accounting policies conform to the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("SFAS 71"). SFAS 71 requires a rate-regulated entity to reflect the effects of regulatory decisions in its financial statements. In accordance with SFAS 71, the Company has deferred certain costs and recorded certain liabilities pursuant to the rate actions of the FERC, and the PRC and its predecessor. These "regulatory assets" and "regulatory liabilities" are enumerated and discussed in Note 3.

       To the extent that the Company concludes that the recovery of a regulatory asset is no longer probable due to regulatory treatment, the effects of competition or other factors, the amount would be recorded as a charge to earnings as recovery is no longer probable. The Company has discontinued the application of SFAS 71 as of December 31, 1999, for the generation portion of its business effective with the passage of the Electric Utility Industry Restructuring Act of 1999 ("Restructuring Act") in accordance with Statement of Financial Accounting Standards No. 101, Accounting for the Discontinuation of Application of FASB Statement No. 71" ("SFAS 101"). The Company evaluates its regulatory assets under Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 144"). In 2000, the Company determined certain stranded costs would not be recovered and recorded a charge to earnings for these amounts recorded as stranded cost assets.

Principles of Consolidation

       The consolidated financial statements include the accounts of the Company and subsidiaries in which it owns a majority voting interest or meets the criteria of Emerging Issues Task Force ("EITF") 90-15, "Impact of Non-Substantive Lessors, Residual Value Guarantees and Other Provisions in Leasing Transactions." All significant intercompany transactions and balances have been eliminated. There were no intercompany transactions between the Holding Company and PNM in 2001 and 2000, except the dividend, consolidation of PVNGS capital trust and minority interest described in Note 5.

Financial Statement Preparation

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual recorded amounts could differ from those estimated.

Cash and Cash Equivalents

       All liquid investments with maturities of three months or less at the date of purchase are considered cash equivalents.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

Utility Plant

       Utility plant, with the exception of Palo Verde Nuclear Generating Station ("PVNGS") Unit 3, a portion San Juan Generating Station ("SJGS") Unit 4 and PNM's owned interests in PVNGS Units 1 and 2, is stated at original cost, which includes capitalized payroll-related costs such as taxes, pension and other fringe benefits, administrative costs and an allowance for funds used during construction. In 1989, PVNGS Unit 3 and a portion of SJGS Unit 4 were excluded from New Mexico rate base. As a result, PNM wrote-down $17.4 million of its carrying cost related to these assets. In 1993, PNM announced specific actions determined to be necessary in order to accelerate PNM's preparation for the competitive electric energy market. As part of this announcement, PNM stated its intention to attempt to sell PVNGS Unit 3. As a result, PNM wrote-down PVNGS Unit 3 by $181.3 million based on the estimated net realizable value of the asset. Since that time, PNM has decided not to sell PVNGS Unit 3. In connection with a rate reduction in 1994, PNM wrote down $131.6 million of its owned interest in Units 1 and 2.

       It is Company policy to charge repairs and minor replacements of property to maintenance expense and to charge major replacements to utility plant. Gains or losses resulting from retirements or other dispositions of regulated property in the normal course of business are credited or charged to the accumulated provision for depreciation.

Allowance For Funds Used During Construction ("AFUDC")

       The calculation of AFUDC is only permitted if a rate order exists that provides recovery. AFUDC uses a weighted average cost of capital. PNM did not calculate AFUDC on construction projects in 2002, 2001 or 2000.

Capitalized Interest

       SFAS 34, "Capitalization of Interest Costs" requires that interest cost be capitalized as part of the historical cost of acquiring certain assets and is calculated using only the cost of borrowing. Under GAAP, interest can only be capitalized on non-SFAS 71 assets. PNM capitalizes interest on its generation projects not included in rate base that are under construction in which ground has been broken for the project, i.e. construction activities are underway. The interest cost to be capitalized is theoretically that portion of interest expense that could have been avoided if construction expenditures were not made. The rate used for capitalization is the rate for borrowings specific to the project. If there are no specific borrowings, the weighted average borrowing rate for the Company is used. PNM has not borrowed any funds specifically for any projects; therefore interest is being capitalized at the overall weighted average borrowing rate of 6.6%. PNM's capitalized interest was $6.4 million in 2002. No interest was capitalized in 2001 or 2000.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

Inventory

       Inventory consists principally of materials and supplies, natural gas held in storage for eventual resale, and coal held for use in electric generation.

       Generally, materials and supplies include the costs of transmission, distribution and generating plant materials. Materials and supplies are charged to inventory when purchased and are expensed or capitalized as appropriate when issued. Materials and supplies are valued using an average costing method. Obsolete materials and supplies are immediately expensed when identified.

       Gas in underground storage is valued using a weighted-average inventory method. Withdrawals are charged to sales service customers through the Purchased Gas Adjustment Clause ("PGAC"). Adjustments to gas in underground storage due to migration are charged to the PGAC and are based on a PRC pre-approved percentage of injections.

       Coal is valued using a rolling weighted average costing method that is updated based on the current period cost per tons. Periodic aerial surveys are performed and any necessary adjustments are expensed as identified.

       Inventories consisted of the following at December 31, (in thousands).

                                                     2002         2001
                                                 ------------- ------------

             Coal..............................       $12,678      $12,960
             Gas in underground storage........         2,001        3,664
             Materials and supplies............        22,551       19,859
                                                 ------------- ------------
                                                      $37,230      $36,483
                                                 ============= ============

Investments

       The Company's investments are comprised of U.S., state, and municipal government obligations and corporate securities. Investments with maturities of less than one year are considered short-term and are carried at fair value. All investments are held in the Company's name and are in the custody of major financial institutions. The specific identification method is used to determine the cost of securities disposed of, with realized gains and losses reflected in other income and expense. At December 31, 2002, all of the Company's investments were classified as available for sale. Unrealized gains and losses on these investments are included as a separate component of stockholders' equity, net of any related tax effect.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


Revenue Recognition

       The Company's Utility Operations record electric and gas operating revenues in the period of delivery, which includes estimated amounts for service rendered but unbilled at the end of each accounting period. Utility Operations' gas operating revenues exclude adjustments for differences in gas purchase costs that are above or below levels included in base rates but are recoverable under the PGAC administered by the PRC. The Company recognizes this adjustment when PNM is permitted to bill under PRC guidelines.

       However, the determination of the energy sales to individual customers is based on the reading of their meters, which occurs on a systematic basis throughout the month. At the end of each month, amounts of energy delivered to customers since the date of the last meter reading are estimated and the corresponding unbilled revenue is estimated. The cycle meter reading results in unbilled consumption between the date of the last meter reading in a particular month and the end of the month. Unbilled electric revenue is estimated each month based on the daily generation volumes, estimated customer usage by class, weather factors, line losses and applicable customer rates based on regression analyses reflecting significant historical trends and experience.

       The Company purchases gas on behalf of sales-service customers while other marketers or producers purchase gas on behalf of transportation service customers. The Company collects a cost of service revenue for the transportation, delivery, and customer service provided to these customers. Sales-service tariffs are subject to the terms of the PGAC while transportation service customers are metered and billed on the last day of the month. Therefore, the Company estimates unbilled decatherms and cost of service revenues for sales-service customers only.

       The unbilled decatherms are based on consumption estimates and the associated cost of service revenue for the period. A cycle bill contains an amount for both the current period's consumption and the prior period's consumption. The unbilled portion that is recorded is estimated as a percentage of the next month's budgeted cycle billings. These budgets are prepared using historical data adjusted for known trends, including prior period consumption. Adjustments are also made to the budgeted cycle billings for weather variations above or below normal, customer growth, and any pricing changes by customer rate and revenue class. Any differences between the estimate and the actual cycle billings are recorded in the month billed.

       The Company's Wholesale Operations record operating revenues to third parties in the period of delivery or as services are provided. These electricity sales are recorded as operating revenues while the electricity purchases are recorded as costs of energy sold. These amounts are recorded on a gross basis, because the Company does not act as an agent or broker for these merchant energy contracts but takes title and has the risks and rewards of ownership. Certain sales to firm-requirements wholesale customers include a cost of energy adjustment for recoverable fixed costs. The Company recognizes this adjustment when it is permitted to bill under FERC guidelines. Wholesale Operations transactions that are net settled, are recorded gross in operating revenues and fuel and purchased power expense.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


       The Company enters into merchant energy contracts to take advantage of market opportunities associated with the purchase and sale of electricity. Unrealized gains and losses resulting from the impact of price movements on the Company's derivative energy contracts that are not deemed normal purchases and sales or hedges are recognized as adjustments to Wholesale Operations operating revenues. The market prices used to value these transactions reflect management's best estimate considering various factors including closing exchange and over-the-counter quotations, time value and volatility factors underlying the commitments.

       The cash flow impact of these financial instruments is reflected as cash flows from operating activities in the Consolidated Statement of Cash Flows.

       However, in accordance with the Western Systems Power Pool contract, these revenues are billed in the month subsequent to their delivery. Consequently, wholesale power marketing revenues for the last month in any reporting period are unbilled when reported.

       Unbilled utility revenues and unbilled wholesale power marketing revenues are combined and specifically identified in the consolidated balance sheets.

Recoverable Fuel Costs

       The Company's fuel and purchased power costs for its firm-requirements wholesale customers that are above the levels included in base rates are recoverable under a fuel and purchased power cost adjustment approved by the FERC. The costs are deferred until the period in which they are billed or credited to customers. The Company's gas purchase costs are recoverable under a similar Purchased Gas Adjustment Clause administered by the PRC.

Depreciation and Amortization

       Provision for depreciation and amortization of utility plant is made at annual straight-line rates approved by the PRC. The average rates used are as follows:

                                      2002        2001        2000
                                   -----------  ----------  ----------

       Electric plant..............     3.42%       3.39%       3.42%
       Gas plant...................     3.02%       3.21%       3.28%
       Common plant................     7.34%       6.92%       6.75%

       The provision for depreciation of certain equipment is allocated to operating expenses or construction projects based on the use of the equipment. Depreciation of non-utility property is computed on the straight-line method. Amortization of nuclear fuel is computed based on the units of production method.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

Nuclear Decommissioning

       The Company accounts for nuclear decommissioning costs on a straight-line basis over the respective license period. Such amounts are based on the future value of expenditures estimated to be required to decommission the plant.

Amortization of Debt Acquisition Costs

       Discount, premium and expense related to the issuance of long-term debt are amortized over the lives of the respective issues. In connection with the early retirement of long-term debt, such amounts associated with resources subject to PRC regulation are amortized over the lives of the respective issues. Amounts associated with the Company's firm-requirements wholesale customers and its resources excluded from PRC retail rates are recognized immediately as expense or income as they are incurred.

Financial Instruments

       In December 1998, the EITF reached consensus on EITF Issue No. 98-10 which requires that energy trading contracts be marked-to-market (measured at fair value determined as of the balance sheet date with the gains and losses included in earnings). Effective January 1, 1999, the Company adopted EITF Issue No. 98-10. (See Note 16 for further discussion).

       The Company implemented SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"), as amended, on January 1, 2001. SFAS 133, as amended, establishes accounting and reporting standards requiring derivative instruments to be recorded in the balance sheet as either an asset or liability measured at their fair value. SFAS 133, as amended, also requires that changes in the derivatives' fair value be recognized currently in earnings unless specific hedge accounting or normal purchase and sale criteria are met. Special accounting for qualifying hedges allows derivative gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS 133, as amended, provides that the effective portion of the gain or loss on a derivative instrument designated and qualifying as a cash flow hedging instrument be reported as a component of other comprehensive income and be reclassified into earnings in the same period or periods during which the hedged forecasted transaction affects earnings. The results of hedge ineffectiveness and the change in fair value of a derivative that an entity has chosen to exclude from hedge effectiveness are required to be presented in current earnings. All energy contracts marked-to-market under EITF 98-10 were subject to mark-to-market accounting upon adoption of SFAS 133 (see further discussion in Note 16).

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


Stock Options

       The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the exercise price of the granted stock option. Restricted stock is recorded as compensation cost over the requisite vesting periods based on the market value on the date of grant.

       SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123 only (see further discussion in Note 16).

       At December 31, 2002 the Company had three stock-based employee compensation plans of which options continue to be granted under only two of the plans. These plans are described more fully in Note 10. Had compensation expense for the Company's stock options been recognized based on the fair value on the grant date under the methodology prescribed by SFAS No. 123, the effect on the Company's pro forma net earnings and pro forma earnings per share would be as follows (in thousands, except per share data):

                                                          Year Ended December 31,
                                                 ------------------------------------------
                                                     2002          2001           2000
                                                 -------------  ------------  -------------

Net earnings: (available for common)..........       $63,686      $149,847       $100,360
Deduct:  Total stock-based employee
   compensation expense determined under
   fair value based method for all awards,
   net of related tax effects.................        (4,422)       (3,351)        (3,578)
                                                 -------------  ------------  -------------
Pro forma net earnings........................       $59,264      $146,496       $ 96,782
                                                 =============  ============  =============
Earnings per share:
    Basic - as reported.......................        $  1.63      $  3.83         $  2.54
                                                 =============  ============  =============
    Basic - pro forma.........................        $  1.51      $  3.74         $  2.45
                                                 =============  ============  =============
    Diluted - as reported.....................        $  1.61      $  3.77         $  2.53
                                                 =============  ============  =============
    Diluted - pro forma.......................        $  1.50      $  3.69         $  2.44
                                                 =============  ============  =============

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


Income Taxes

       The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which uses the asset and liability method for accounting for income taxes. Under SFAS 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying value of existing assets and liabilities and their respective tax basis. Current PRC approved rates include the tax effects of the majority of these differences. SFAS No. 109 requires that rate-regulated enterprises record deferred income taxes for temporary differences accorded flow-through treatment at the direction of a regulatory commission. The resulting deferred tax assets and liabilities are recorded at the expected cash flow to be reflected in future rates. Since the PRC has consistently permitted the recovery of previously flowed-through tax effects, the Company has established regulatory liabilities and assets offsetting such deferred tax assets and liabilities. Items accorded flow-through treatment under PRC orders, deferred income taxes and the future ratemaking effects of such taxes, as well as corresponding regulatory assets and liabilities, are recorded in the financial statements.

Asset Impairment

       The Company evaluates the carrying value of regulatory and tangible long-lived assets in relation to their future undiscounted cash flows to assess recoverability in accordance with SFAS 144. Impairment testing of power generation assets is performed periodically in response to changes in market conditions resulting from industry deregulation. Power generation assets used to supply jurisdictional and wholesale markets are evaluated on a group basis using future undiscounted cash flows based on current open market price conditions. The Company also has generation assets that are used for the sole purpose of reliability. These assets are tested as an individual group.

Change in Presentation

       Certain prior year amounts have been reclassified to conform to the 2002 financial statement presentation.

(2)    Segment Information

       During 2002, the Company's Utility Operations business segment evolved. With the passage of the Global Electric Agreement, Electric Services ("Electric") became a fully integrated retail energy supply business. As a result of that evolution, the Company's generation activities changed from a stand-alone operation to a function that became mostly integrated with the distribution energy supply business, which primarily serves to optimize the value of that business. As specified in the Global Electric Agreement, the Company's generation activities were designated to support either its rate-regulated electric retail customers or its wholesale customers.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       The Holding Company is an investor-owned holding company of energy and energy related businesses. Its principal subsidiary, PNM, is an integrated public utility primarily engaged in the generation, transmission, distribution and sale and marketing of electricity; transmission, distribution and sale of natural gas within the State of New Mexico and the sale and marketing of electricity in the Western United States. In addition, the Holding Company provides energy and technology related services through its wholly-owned subsidiary, Avistar Inc. ("Avistar").

       As it currently operates, the Company's principal business segments are Utility Operations, Wholesale Operations ("Wholesale") and Corporate and Other. Utility Operations include Electric Services ("Electric") and Gas Services ("Gas"). These segments model the resource allocations as mandated in the Global Electric Agreement (see Note 12 - Global Electric Agreement). Certain prior period amounts have been reclassified to conform to the current year presentation.

                               UTILITY OPERATIONS

Electric

       Electric consists of the distribution, transmission and generation of electricity for retail electric customers in New Mexico. The Company provides retail electric service to a large area of north central New Mexico, including the cities of Albuquerque and Santa Fe, and certain other areas of New Mexico. Customer rates for retail electric service are set by the PRC based on the provisions of the Global Electric Agreement. The Company owns or leases transmission lines, interconnected with other utilities in New Mexico and south and east into Texas, west into Arizona, and north into Colorado and Utah.

Gas

       The Company's Gas Services distribute natural gas to most of the major communities in New Mexico, including New Mexico's two largest metropolitan areas, Albuquerque and Santa Fe. The Company's customer base includes both sales-service customers and transportation-service customers. PNM purchases natural gas in the open market and resells it at cost to its distribution customers. As a result, increases or decreases in gas revenues driven by wholesale gas prices do not impact the Company's consolidated gross margin or earnings.

                              WHOLESALE OPERATIONS

       The Company's Wholesale Operations consists of the generation and sale of electricity into the wholesale market based on three product lines, which are long-term contracts, forward sales and short-term sales. Long-term contracts include sales to firm-requirements wholesale customers with multi-year arrangements. These contracts range from 2 to 17 years with an average of 7.5 years. Forward sales include sales of excess generation and third party

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

purchases in the forward market that range from 1 month to 3 years. These transactions do not qualify as normal sales and purchases as defined in SFAS 133 and as a result, are generally marked to market. Short-term sales generally include spot market, hour ahead, day ahead and week ahead contracts with terms of 30 days or less. Also included are sales of any excess generation not required to fulfill PNM's retail load and contractual commitments. Short-term sales also cover the revenue credit to retail customers as specified in the Global Electric Agreement.

                               CORPORATE AND OTHER

       The Holding Company incurs substantially all of the corporate activities of PNM. These activities are billed to PNM on a cost basis to the extent they are for the corporate management of PNM and are allocated to the operating segments. The Holding Company's wholly-owned subsidiary, Avistar, was formed in August 1999 as a New Mexico corporation and is currently engaged in certain unregulated and non-utility businesses. In January 2002, Avistar was transferred by way of a dividend to the Holding Company pursuant to an order from the PRC.

                             RISKS AND UNCERTAINTIES

       The Company's future results may be affected by changes in regional economic conditions; the outcome of labor negotiations with union employees; fluctuations in fuel, purchased power and gas prices; the actions of utility regulatory commissions; changes in law and environmental regulations; the performance of PNM's generating units and the success of any generation expansion and external factors such as the weather, including the drought conditions currently prevalent in New Mexico. In the early 1990s, federal and state policymakers began investigating and implementing major reforms regarding the public utility industry, designed to transform electric generation into a competitive business separate from the regulated monopoly businesses of transmission and distribution, at least on a functional basis. These reforms introduced new risks into the Company's business which had the potential to impact future results, such as the Company's ability to recover stranded costs, incurred previously in providing power generation to electric service customers, the market price of electricity and natural gas costs, and the costs of transition to an unregulated status. In addition, as a result of deregulation, the Company may face competition from companies with greater financial and other resources. However, as a result of the energy crisis in California and the Global Electric Agreement (see Note 12), plans for restructuring the industry are undergoing fundamental review. Legislation to repeal existing law providing for customer choice and competition in retail electric power supplies, currently scheduled to commence in 2007, is being considered in the 2003 session of the New Mexico Legislature. This legislation, SB 718, has passed the Senate on a 37-2 vote and is currently awaiting action in the House of Representatives. Any reforms that may be made to existing plans for restructuring the industry will also affect the Company's future results. In addition to the fate of retail electric competition in New Mexico, the Company's future results will continue to be affected on the wholesale side by the market price of electricity and natural gas costs, and the results of federal reforms regarding the wholesale market and transmission service.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


       Summarized financial information by business segment for the years ended December 31, 2002, 2001 and 2000 is shown below. These amounts include certain estimates and allocations where necessary.

                                                       Utility
                                         --------------------------------------
                                                                                               Corporate
                                          Electric       Gas          Total      Wholesale     and Other    Consolidated
                                         ------------ ------------ ------------ ------------- ------------ ----------------
                                                                        (In thousands)
2002:
Operating revenues.....................    $570,089    $ 272,118    $ 842,207      $251,398      $ 1,404      $ 1,095,009
Depreciation and amortization..........      71,210       20,718       91,928         6,055        4,426          102,409
Interest income........................      30,819          436       31,255         4,946        8,753           44,954
Interest charges.......................      33,497       13,547       47,044        14,748        (380)           61,412
Income tax expense (benefit)
  from operations......................      38,176        4,080       42,256        (2,516)      (6,709)          33,031
Operating income (loss)................      78,670       18,167       96,837         8,420       (3,483)         101,774
Segment net income (loss)..............      58,251        6,225       64,476        (3,839)       3,635           64,272

Total assets...........................   1,510,844      505,692    2,016,536       375,237      635,134        3,026,907
Gross property additions...............     149,955       46,676      196,631        23,190       20,404          240,225

                                                       Utility
                                         --------------------------------------
                                                                                               Corporate
                                          Electric       Gas          Total      Wholesale     and Other    Consolidated
                                         ------------ ------------ ------------ ------------- ------------ ----------------
                                                                        (In thousands)
2001:
Operating revenues.....................    $559,226    $ 385,418    $ 944,644   $ 1,304,284      $ 1,538      $ 2,250,466
Depreciation and amortization..........      66,680       20,362       87,042         5,774        4,120           96,936
Interest income........................      33,775          596       34,371         5,234        9,137           48,742
Interest charges.......................      36,410       11,807       48,217        17,063         (440)          64,840
Income tax expense (benefit)
  from operations......................      25,037        1,605       26,642        78,690      (24,269)          81,063
Operating income.......................      65,752       14,657       80,409       136,237        6,031          222,677
Segment net income (loss)..............      38,202        2,451       40,653       120,071      (10,291)         150,433

Total assets...........................   1,815,250      469,410    2,284,660       365,615      263,513        2,913,788
Gross property additions...............     177,290       48,978      226,268        23,631       14,945          264,844

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

                                                       Utility
                                         --------------------------------------
                                                                                               Corporate
                                          Electric       Gas          Total      Wholesale     and Other    Consolidated
                                         ------------ ------------ ------------ ------------- ------------ ----------------
                                                                        (In thousands)
2000:
Operating revenues.....................    $538,683    $ 319,924    $ 858,607      $650,699      $ 2,233      $ 1,511,539
Depreciation and amortization..........      62,457       16,132       78,589         5,491        8,979           93,059
Interest income........................      33,340            9       33,349         5,239       10,107           48,695
Interest charges.......................      37,197       11,088       48,285        17,609         (452)          65,442
Income tax expense (benefit)
  from operations......................      51,259        5,851       57,110        18,709       (1,473)          74,346
Operating income (loss)................      90,198       16,828      107,026        41,283      (15,835)         132,474
Segment net income (loss)..............      78,216        8,929       87,145        28,549      (14,748)         100,946

Total assets...........................   1,821,666      516,430    2,338,096       278,223      277,914        2,894,233
Gross property additions...............      92,604       40,418      133,022        12,236        1,620          146,878











                           (Intentionally left blank)

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

(3)    Regulatory Assets and Liabilities

       The Company is subject to the provisions of SFAS 71 with respect to operations regulated by the PRC. Regulatory assets represent probable future revenue to the Company associated with certain costs, which will be recovered from customers through the ratemaking process. Regulatory liabilities represent probable future reductions in revenues associated with amounts that are to be credited to customers through the ratemaking process. Regulatory assets and liabilities reflected in the Consolidated Balance Sheets as of December 31, relate to the following:

                                                                 2002             2001
                                                             -------------   --------------
                                                                     (In thousands)
    Assets:
    Current:
         PGAC...............................................     $23,907          $ 9,065
         Gas Take-or-Pay Costs..............................         120            1,408
                                                             -------------   --------------
            Subtotal........................................      24,027           10,473
                                                             -------------   --------------
    Deferred:
         Deferred Income Taxes..............................      33,321           33,632
         Loss on Reacquired Debt............................       5,978            6,798
         Other..............................................       2,312              710
                                                             -------------   --------------
            Subtotal........................................      41,611           41,140
         Stranded and Transition Assets.....................     154,672          154,227
                                                             -------------   --------------
            (see discussion below)
            Total Deferred Assets...........................     196,283          195,367
                                                             -------------   --------------
            Total Assets....................................     220,310          205,840
                                                             -------------   --------------
   Liabilities:
    Deferred:
         Deferred Income Taxes..............................      (38,941)         (41,915)
         Unrealized loss on PVNGS decommissioning trust.....       (3,813)          (2,137)
         Gain on Reacquired Debt............................       (1,495)          (1,640)
         Other..............................................       (1,755)          (2,119)
                                                             -------------   --------------
            Subtotal........................................      (46,004)         (47,811)
         Stranded and Transition Liabilities................      (20,152)         (20,647)
                                                             -------------   --------------
            (see discussion below)
            Total Deferred Liabilities......................      (66,156)         (68,458)
                                                             -------------   --------------
            Net Regulatory Assets ..........................    $ 154,154        $ 137,382
                                                             =============   ==============

       Substantially all of the Company's regulatory assets and regulatory liabilities are reflected in rates charged to customers or have been addressed in a regulatory proceeding. The Company does not receive or pay a material rate of return on these regulatory assets and regulatory liabilities.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       The Restructuring Act, as amended, recognizes that electric utilities should be permitted a reasonable opportunity to recover an appropriate amount of the costs previously incurred in providing electric service to their customers ("stranded costs"). Stranded costs represent all costs associated with generation related assets, currently in rates or determined to be recoverable in rates, in excess of the expected competitive market price of such assets and include plant decommissioning costs, regulatory assets, and lease and lease-related costs. Utilities will be allowed to recover no less than 50% of stranded costs through a non-bypassable charge on all customer bills for five years after implementation of customer choice. The PRC could authorize a utility to recover up to 100% of its stranded costs if the PRC finds that recovery of more than 50%: (i) is in the public interest; (ii) is necessary to maintain the financial integrity of the public utility; (iii) is necessary to continue adequate and reliable service; and (iv) will not cause an increase in rates to residential or small business customers during the transition period. The Restructuring Act, as amended, also allows for the recovery of nuclear decommissioning costs by means of a separate wires charge over the life of the underlying generation assets.

       Approximately $135 million of costs associated with the unregulated businesses under the Restructuring Act, as amended, were established as regulatory assets. Because of the Company's belief that recovery through rates is probable as established by law, these assets continue to be classified as regulatory assets, although the Company's Wholesale Operations has discontinued SFAS 71 and adopted SFAS 101. On October 10, 2002, the Company and several other parties signed the Global Electric Agreement which provides for a five year rate path for the Company's New Mexico retail electric customers beginning in September 2003 and seeks a repeal of a majority of the Restructuring Act, as amended. (See Note 12 for further discussion.) As a result, the Company expects to re-apply SFAS 71 to certain generation activities upon approval by the PRC of the Global Electric Agreement.

       In 2001, the Company recognized the write-off of $13.0 million of non-recoverable coal mine decommissioning costs previously established as a regulatory asset. As a result of the Company's evaluation of its regulatory strategy in light of its holding company filing in May 2001, management determined that it would not seek recovery of a portion of its previously established stranded costs that were not a component of retail ratemaking. The Company may recover the remaining $100 million of costs associated with coal mine decommissioning that are attributed to New Mexico retail customers in its Global Electric Agreement which provides for a 17-year recovery of these costs beginning in September 2003.

       Pursuant to the Restructuring Act, utilities will also be allowed to recover in full any prudent and reasonable costs incurred in implementing full open access ("transition costs"). The transition costs are presently scheduled to be recovered beginning 2007 through 2012 by means of a separate wires charge. Transition costs include professional fees, financing costs including underwriting fees, costs relating to the transfer of assets, the cost of management information system changes including billing system changes and public and customer communications costs. (See Note 12 - Commitments and Contingencies - Global Electric Agreement for further developments.)

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       On December 31, 2001, the Company implemented a holding company structure without separation of supply service and energy-related service assets from distribution and transmission service assets as permitted under the amended Restructuring Act. The Company is unable to predict the form its further restructuring will take under delayed implementation of customer choice, or if further restructuring will take place under any repeal of the Restructuring Act.

       Regulatory assets and liabilities reflected in the Consolidated Balance Sheets as of December 31, related to stranded or transition costs are as follows:

                                                       2002              2001
                                                   ------------     ------------
                                                          (In thousands)
   Assets:
   Transition costs..............................   $  16,720       $   15,908
   Mine reclamation costs........................     100,877          100,877
   Deferred income taxes.........................      35,708           35,775
   Loss on reacquired debt.......................       1,367            1,667

                                                    -----------     ------------
        Subtotal.................................     154,672          154,227
                                                    -----------     ------------
   Liabilities:
   Deferred income taxes.........................     (14,137)         (14,163)
   PVNGS prudence audit..........................      (4,682)          (5,058)
   Settlement due customers......................      (1,325)          (1,408)
   Gain on reacquired debt.......................          (8)             (18)
                                                    -----------    ------------
        Subtotal.................................     (20,152)         (20,647)
                                                    -----------    ------------
        Net Stranded cost and transition cost....   $ 134,520       $  133,580
                                                    ===========     ============

       Based on a current evaluation of the various factors and conditions that are expected to impact future cost recovery, the Company believes that its net regulatory assets are probable of future recovery, except for the transition costs (see further discussion in Note 12).

(4)    Capitalization

Common Stock

       The number of authorized shares of common stock of the Holding Company is 120 million shares with no par value. The number of shares outstanding was 39,117,799 as of December 31, 2002 and 2001. The only change to common stock of the Holding Company in 2002 was for the exercise of stock options of $1.8 million. In 2001, the exercise of stock options of $2.2 million was the only change to additional paid-in-capital of PNM. There were no changes to common stock or additional-paid-in-capital of PNM in 2002.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       The declaration of common dividends is dependent upon a number of factors including the ability of the Holding Company's subsidiaries to pay dividends. Currently, PNM is the Holding Company's primary source of dividends. As part of the order approving the formation of the Holding Company, the PRC placed certain restrictions on the ability of PNM to pay dividends to its parent.

       The PRC order imposed the following conditions regarding dividends paid by PNM to the holding company: PNM can not pay dividends which cause its debt rating to go below investment grade; and PNM can not pay dividends in any year, as determined on a rolling four quarter basis, in excess of net earnings without prior PRC approval. Additionally, PNM has various financial covenants which limit the transfer of assets, through dividends or other means.

       In addition, the ability of the Company to declare dividends is dependent upon the extent to which cash flows will support dividends, the availability of retained earnings, the financial circumstances and performance, the PRC's decisions in various regulatory cases currently pending and which may be docketed in the future, the effect of deregulating generation markets and market economic conditions generally. Conditions imposed by the PRC on holding company formation, future growth plans and the related capital requirements and standard business considerations may also affect the Company's ability to pay dividends.

       Consistent with the PRC's holding company order, PNM paid dividends of $127.0 million to the Company on December 31, 2001. On March 4, 2002, the PNM board of directors declared an additional dividend of approximately $5.5 million, which was paid March 19, 2002. On June 10, 2002, the PNM board of directors declared a dividend of $24.7 million, which was paid on June 28, 2002.

       On February 18, 2003, the Holding Company's board of directors approved a
4.5 percent increase in the common stock dividend. The increase raised the quarterly dividend to $0.23 per share, for an indicated annual dividend of $0.92 per share.

       On August 8, 2000, PNM's board of directors approved a plan to repurchase up to $35 million of PNM's common stock through the end of the first quarter of 2001. From August 8, 2000 through December 31, 2000, PNM repurchased an additional 417,900 shares of its outstanding common stock at a cost of $9.0 million.

Cumulative Preferred Stock

       No Holding Company preferred stock is outstanding. The Holding Company's restated articles of incorporation authorize 10 million shares of preferred stock, which may be issued without restriction. The number of authorized shares of PNM cumulative preferred stock is 10 million shares. PNM has 128,000 shares, 1965 Series, 4.58%, par value of $100 per share, of cumulative preferred stock outstanding. The 1965 Series does not have a mandatory redemption requirement but may be redeemable at 102% of the par value with accrued dividends. The

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

holders of the 1965 Series are entitled to payment before the holders of common stock in the event of any liquidation or dissolution or distribution of assets of PNM. In addition, the 1965 Series is not entitled to a sinking fund and cannot be converted into any other class of stock of PNM.

Long-Term Debt

       On March 11, 1998, PNM modified its 1947 Indenture of Mortgage and Deed of Trust so that no future bonds can be issued under the mortgage. While first mortgage bonds continue to serve as collateral for Pollution Control Bonds ("PCBs") in the outstanding principal amount of $111 million, the lien of the mortgage covers only PNM's ownership interest in PVNGS. Senior unsecured notes ("SUNs"), which were issued under a senior unsecured note indenture, serve as collateral for PCBs in the outstanding principal amount of $463.3 million. With the exception of the $111 million of PCBs secured by first mortgage bonds, the SUNs are and will be the senior debt of PNM.

       In August 1998, PNM issued and sold $435 million of SUNs in two series, the 7.10% Series A due August 1, 2005, in the principal amount of $300 million, and the 7.50% Series B due August 1, 2018, in the principal amount of $135 million. In 1999, PNM retired $31.6 million of its 7.10% SUNs through open market purchases, utilizing the funds from operations and the funds from temporary investments leaving an outstanding principal balance of $268.4 million. In January 2000, PNM retired $35.0 million of its 7.5% senior unsecured notes through open market purchases utilizing funds from operations and the funds from temporary investments leaving an outstanding principal balance of $100.0 million. The gains recognized on these purchases were immaterial.

       On December 20, 2002, the Holding Company acquired the equity interest of the grantor trust that owns 60% of the EIP transmission line and related activities. As a result, $26.1 million of related debt was brought on to the consolidated balance sheet. This debt was previously disclosed and reported as off balance sheet debt. The EIP debt bears interest at the rate of 10.25%, requires semi-annual principal and interest payments and matures on April 1, 2012.

Revolving Credit Facility and Other Credit Facilities

       At December 31, 2002, PNM had a $195 million unsecured revolving credit facility (the "Facility") with an expiration date of December 18, 2003. PNM must pay commitment fees of 0.2% per year on the unused amount of the Facility. PNM must also pay a utilization fee of .125% for all borrowings in excess of 33% of the committed amount. PNM also had $20 million in local lines of credit. In addition, the Holding Company has a $20 million reciprocal borrowing agreement with PNM and $15 million in local lines of credit.

       There were $150 million in outstanding borrowings bearing interest at a weighted average interest rate of 2.759% under the Facility as of December 31, 2002. On January 31, 2003, this amount was refunded at an interest rate of 2.325%. PNM was in compliance with all covenants under the Facility.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

(5)    Lease Commitments

       PNM leases interests in Units 1 and 2 of PVNGS, certain transmission facilities, office buildings and other equipment under operating leases. The lease expense for PVNGS is $66.3 million per year over base lease terms expiring in 2015 and 2016. Covenants in PNM's PVNGS Units 1 and 2 lease agreements limit PNM's ability, without consent of the owner participants in the lease transactions, (i) to enter into any merger or consolidation, or (ii) except in connection with normal dividend policy, to convey, transfer, lease or dividend more than 5% of its assets in any single transaction or series of related transactions.

       In 1998, PNM established PVNGS Capital Trust ("Capital Trust") for the purpose of acquiring all the debt underlying the PVNGS leases. PNM consolidates Capital Trust in its consolidated financial statements. The purchase was funded with the proceeds from the issuance of $435 million of SUNS (see Note 4), which were loaned to Capital Trust. Capital Trust then acquired and holds the debt component of the PVNGS leases. For legal and regulatory reasons, the PVNGS lease payment continues to be recorded and paid gross with the debt component of the payment returned to PNM via Capital Trust. As a result, the net cash outflows for the PVNGS lease payment were $13.2, $12.4 and $10.7 million in 2002, 2001 and 2000, respectively. The summary of PNM's future minimum operating lease payments below reflects the net cash outflow related to the PVNGS leases.

       PNM's other significant operating lease obligations include a leased interest in a transmission line with annual lease payments of $7.3 million and a power purchase agreement for the entire output of a gas-fired generating plant in Albuquerque, New Mexico, with imputed annual lease payments of $6.0 million. On December 20, 2002, the Holding Company acquired the equity interest of the grantor trust, which owns 60% of the EIP transmission line and related activities.

       Future minimum operating lease payments (in thousands) at December 31, 2002 are:

             2003....................................       $ 28,216
             2004....................................         28,280
             2005....................................         29,936
             2006....................................         30,753
             2007....................................         31,638
             Later years.............................        298,150
                                                      ---------------
                Total minimum lease payments.........       $446,973
                                                      ===============

       Operating lease expense, inclusive of the net PVNGS lease payment, was approximately $34.9 million in 2002, $32.7 million in 2001 and $28.5 million in 2000. Aggregate minimum payments to be received in future periods under non-cancelable subleases are approximately $4.5 million.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

(6)    Fair Value of Financial Instruments

       The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current transaction.

       Fair value is based on market quotes provided by the Company's investment bankers and trust advisors. The market prices used to value PNM's mark-to-market energy portfolio are based on closing exchange prices and over-the-counter quotations.

       The carrying amounts reflected on the consolidated balance sheets approximate fair value for cash, temporary instruments, receivables, and payables due to the short period of maturity. The carrying amount and fair value of the Company's financial instruments (including current maturities) at December 31 are:

                                                         2002                              2001
                                           ---------------------------------- -------------------------------
                                           Carrying Amount     Fair Value        Carrying       Fair Value
                                                                                  Amount
                                           ----------------  ---------------- --------------- ---------------
                                                                    (In thousands)
  Long-Term Debt...........................      $ 980,092        $1,027,435        $953,884       $ 973,569
  Investment in PVNGS Lessors' Notes.......      $ 368,010         $ 436,345        $387,347       $ 417,828

       The amortized cost, gross unrealized gain and losses and estimated fair value of investments in available-for-sale securities at December 31 are as follows (in thousands):

                                                                     2002
                                      --------------------------------------------------------------------
                                      Amortized Cost     Unrealized        Unrealized       Fair Value
                                                            Gains            Losses
                                      ---------------- ----------------  ---------------  ----------------
                                                                (In thousands)
  Available-for-sale:
  Equity securities.................       $ 32,643           $4,134        $ (1,514)          $ 35,263
  Mortgage-backed securities........         33,145              410             (93)            33,462
  Corporate bonds...................         32,466              438             (19)            32,885
  Municipal bonds...................         21,229            1,394             (24)            22,599
  U.S. Government securities........         12,725              702               -             13,427
  Other investments.................         14,716                -               -             14,716
                                      ---------------- ----------------  ---------------  ----------------
                                          $ 146,924           $7,078         $(1,650)         $ 152,352
                                      ================ ================  ===============  ================

                                       71

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

                                                                     2001
                                      --------------------------------------------------------------------
                                      Amortized Cost     Unrealized        Unrealized       Fair Value
                                                            Gains            Losses
                                      ---------------- ----------------  ---------------  ----------------
                                                                (In thousands)
  Available-for-sale:
  Mortgage-backed securities........       $ 60,145            $  92         $  (250)          $ 59,987
  Equity securities.................         29,965            8,700          (1,595)            37,070
  U.S. Government securities........         36,523              282            (157)            36,648
  Corporate bonds...................         32,273               43            (143)            32,173
  Municipal bonds...................         21,420              597            (153)            21,864
  Other investments.................         31,170                -               -             31,170
                                      ---------------- ----------------  ---------------  ----------------
                                          $ 211,496          $ 9,714        $ (2,298)          $218,912
                                      ================ ================  ===============  ================

     At December 31, 2002, the available-for-sale securities held by the Company had the following maturities (in thousands):

                                             Amortized Cost     Fair Value
                                             ---------------- ----------------
                                                      (In thousands)
  Within 1 year............................        $ 6,198          $ 6,203
  After 1 year through 5 years.............         41,020           41,838
  After 5 years through 10 years...........          4,343            4,511
  Over 10 years............................         48,004           49,821
  Equity securities........................         32,643           35,263
  Other investments........................         14,716           14,716
                                             ---------------- ----------------
                                                 $ 146,924        $ 152,352
                                             ================ ================

       The proceeds and gross realized gains and losses on the disposition of available-for-sale investments are shown in the following table (in thousands). Realized gains and losses are determined by specific identification.

                                   2002              2001              2000
                              ----------------  ---------------- ---------------
                                                (In thousands)
  Proceeds from sales.........     $219,880           $80,943           $59,323
  Gross realized gains........        2,537             3,077             8,516
  Gross realized losses.......       (7,624)           (7,476)           (5,341)

       The Company uses derivative financial instruments to manage risk as it relates to changes in natural gas and electricity prices, interest rates of future debt issuances and adverse market changes for investments held by the Company's various trusts. The Company also uses certain derivative instruments for wholesale electricity sales in order to take advantage of favorable price movements and market timing activities in the wholesale power markets.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       The Company is exposed to credit risk in the event of non-performance or non-payment by counterparties of its financial derivative instruments. The Company uses a credit management process to assess and monitor the financial conditions of counterparties. The Company's credit risk with its largest counterparty as of December 31, 2002 and 2001 was $18.7 million and $7.5 million, respectively.

Natural Gas Contracts

                               Utility Operations

       Pursuant to a 1997 order issued by the NMPUC, predecessor to the PRC, the Company has previously entered into swaps to hedge certain portions of natural gas supply contracts in order to protect the Company's natural gas customers from the risk of adverse price fluctuations in the natural gas market. The financial impact of all hedge gains and losses from swaps is recoverable through the Company's purchased gas adjustment clause as deemed prudently incurred by the PRC. As a result, earnings are not affected by gains or losses generated by these instruments.

       PNM purchased gas options, a type of hedge, to protect its natural gas customers from the risk of price fluctuation during the 2002-2003 heating season. PNM expended $6.0 million to purchase options that limit the maximum amount the Company would pay for gas during the winter heating season. The Company recovered its actual hedging expenditures as a component of the PGAC during the months of October 2002 through February 2003 in equal allotments of $1.2 million.

                                    Wholesale

       Commencing in 2000, the Company's Wholesale Operations conducted a hedging program to reduce its exposure to fluctuations in prices for natural gas used as a fuel source for some of its generation. The Wholesale Operations purchased futures contracts for a portion of its anticipated natural gas needs in the second, third and fourth quarters of 2001. The futures contracts capped the Company's natural gas purchase prices at $5.08 to $6.40 per MMBTU and had a notional amount of $33.6 million. Simultaneously, a delivery location basis swap was purchased for quantities corresponding to the futures quantities to protect against price differential changes at the specific delivery points. The Company accounted for these transactions as cash flow hedges; accordingly, gains and losses related to these transactions are deferred and recorded as a component of Other Comprehensive Income. These gains and losses were reclassified and recognized in earnings as an adjustment to the Company's cost of fuel when the hedged transaction affected earnings. The fuel hedge program ended in December 2001.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


Electricity Contracts

       For the year ended December 31, 2002, the Company's wholesale electric marketing operations settled forward contracts for the sale of electricity that generated $43.9 million of electric revenues by delivering 1.2 million MWh. The Company purchased $74.5 million or 1.4 million MWh of electricity to support these contractual sales and other open market sales opportunities. For the year ended December 31, 2001, the Company's wholesale electric marketing operations settled forward contracts for the sale of electricity that generated $77.9 million of electric revenues by delivering 2.1 million MWh. The Company purchased $76.7 million or 1.9 million MWh of electricity to support these contractual sales and other open market sales opportunities.

       As of December 31, 2002, the Company had open contract positions to buy $59.7 million and to sell $56.1 million of electricity. At December 31, 2002, the Company had a gross mark-to-market gain (asset position) on these forward contracts of $4.8 million and gross mark-to-market loss (liability position) of $5.7 million, with net mark-to-market loss (liability position) of $0.9 million. The change in mark-to-market valuation is recognized in earnings each period.

       In addition, the Company's Wholesale Operations entered into forward physical contracts for the sale of the Company's electric capacity in excess of its retail and wholesale firm requirement needs, including reserves, or the purchase for retail needs, including reserves, when resource shortfalls exist. The Company generally accounts for these derivative financial instruments as normal sales and purchases as defined by SFAS 133, as amended. The Company from time to time makes forward purchases to serve its retail needs when the cost of purchased power is less than the incremental cost of its generation. At December 31, 2002, the Company had open forward positions classified as normal sales of electricity of $141 million and normal purchases of electricity of $99 million.

       The Company's Wholesale Operations, including both firm commitments and other merchant sale activities, are managed through an asset-backed strategy, whereby the Company's aggregate net open position is covered by its own excess generation capabilities. The Company is exposed to market risk if its generation capabilities were disrupted or if its retail load requirements were greater than anticipated. If the Company were required to cover all or a portion of its net open contract position, it would have to meet its commitments through market purchases.

Forward Starting Interest Rate Swaps

       PNM currently has $182.0 million of tax-exempt bonds outstanding that are callable at a premium at December 31, 2002, and an additional $136 million that become callable at a premium in August 2003. PNM intends to refinance these bonds, assuming the interest rate of the refinancing does not exceed the current interest rate of the bonds, and has hedged the entire planned refinancing. The Company received regulatory approval to refund the tax-exempt bonds on October 29, 2002. This approval is effective for one year. In order to take advantage of

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

current low interest rates, PNM entered into five forward starting interest rate swaps in the fourth quarter of 2001 and the first quarter of 2002. PNM designated these swaps as cash flow hedges. The hedged risks associated with these instruments are the changes in cash flows related to general moves in interest rates expected for the refinancing. The swaps effectively cap the interest rate on the refinancing to 4.95% plus an adjustment for PNM's and the industry's credit rating. PNM's assessment of hedge effectiveness is based on changes in the hedge interest rates. The derivative accounting rules, as amended, provide that the effective portion of the gain or loss on a derivative instrument designated and qualifying as a cash flow hedging instrument be reported as a component of other comprehensive income and be reclassified into earnings in the same period or periods during which the hedged forecasted transactions affect earnings. Any hedge ineffectiveness is required to be presented in current earnings. For the year ended December 31, 2002, PNM recognized $0.4 million of hedge ineffectiveness in earnings. At December 31, 2002, the fair market value of these derivative financial instruments was approximately $18.4 million unfavorable to the Company.

       A forward starting swap does not require any upfront premium and captures changes in the corporate credit component of an investment grade company's interest rate as well as the underlying benchmark. The five forward starting interest rate swaps have a termination date of May 15, 2003 for a combined notional amount of $182.0 million. There were no fees on the transaction, as they are imbedded in the rates, and the transaction will be cash settled on the mandatory unwind date (strike date), corresponding to the refinancing date of the underlying debt. The settlement will be capitalized as a cost of issuance and amortized over the life of the debt as a yield adjustment.












                           (Intentionally left blank)

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

(7)    Earnings Per Share

       In accordance with SFAS No. 128, Earnings per Share, dual presentation of basic and diluted earnings per share has been presented in the Consolidated Statements of Earnings. The following reconciliation illustrates the impact on the share amounts of potential common shares and the earnings per share amounts:

                                                                  2002           2001           2000
                                                              -------------  -------------  -------------
                                                               (In thousands, except per share amounts)
Basic:
Net Earnings.................................................     $ 64,272      $ 150,433      $ 100,946

Preferred Stock Dividend Requirements........................          586            586            586
                                                              -------------  -------------  -------------
Net Earnings Applicable to Common Stock......................     $ 63,686      $ 149,847      $ 100,360
                                                              =============  =============  =============
Average Number of Common Shares Outstanding..................       39,118         39,118         39,487
                                                              =============  =============  =============
Net Earnings per Share of Common Stock (Basic)...............      $  1.63       $   3.83       $   2.54
                                                              =============  =============  =============
Diluted:
Net Earnings.................................................     $ 64,272      $ 150,433      $ 100,946
Preferred Stock Dividend Requirements........................          586            586            586
                                                              -------------  -------------  -------------
Net Earnings Applicable to Common Stock......................     $ 63,686      $ 149,847      $ 100,360
                                                              =============  =============  =============
Average Number of Common Shares Outstanding..................       39,118         39,118         39,487
Diluted Effect of Common Stock Equivalents (a)...............          325            613            223
                                                              -------------  -------------  -------------
Average Common and Common Equivalent Shares
  Outstanding................................................       39,443         39,731         39,710
                                                              =============  =============  =============
Net Earnings per Share of Common Stock (Diluted).............     $   1.61       $   3.77       $   2.53
                                                              =============  =============  =============

(a) Excludes the effect of average anti-dilutive common stock equivalents related to out of-the-money options of 1,602,277 and 105,336 for the years ended December 31, 2002 and 2000, respectively. There were no anti-dilutive common stock equivalents in 2001.





                           (Intentionally left blank)

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

(8)    Income Taxes

       Income taxes from net earnings consist of the following components:

                                                                   2002          2001          2000
                                                                ------------  ------------  ------------
                                                                            (In thousands)

     Current Federal income tax................................    $(9,327)     $ 97,661      $ 41,666
     Current state income tax..................................     (1,780)       21,220        13,726
     Deferred Federal income tax...............................     38,413       (28,967)       19,729
     Deferred state income tax.................................      8,856        (5,712)        2,368
     Amortization of accumulated investment tax credits........     (3,131)       (3,139)       (3,143)
                                                                ------------  ------------  ------------

        Total income taxes.....................................   $ 33,031      $ 81,063      $ 74,346

     Charged to operating expenses.............................   $ 20,887      $ 88,769      $ 53,964
     Charged to other income and deductions....................     12,144        (7,706)       20,382
                                                                ------------  ------------  ------------
        Total income taxes.....................................   $ 33,031      $ 81,063      $ 74,346
                                                                ============  ============  ============

       The Company's provision for income taxes differed from the Federal income tax computed at the statutory rate for each of the years shown. The differences are attributable to the following factors:

                                                                   2002          2001           2000
                                                               -------------  ------------   ------------
                                                                            (In thousands)

       Federal income tax at statutory rates..................    $ 34,056      $ 81,024       $ 61,352
       Investment tax credits ................................      (3,131)       (3,139)        (3,143)
       Depreciation of flow-through items.....................       2,112         2,249          2,250
       Gains on the sale and leaseback of PVNGS
          Units 1 and 2.......................................        (527)         (527)          (527)
       Equity income from passive investments.................           -        (1,180)              -
       Annual reversal of deferred income taxes accrued
          at prior tax rates..................................      (1,963)       (1,963)        (2,477)
       Valuation reserve......................................           -        (6,552)         6,552
       Research and development credit........................        (551)            -              -
       Affordable housing credit..............................        (947)            -              -
       State income tax.......................................       4,715        10,706          8,343
       Other .................................................        (733)          445          1,996
                                                               -------------  ------------   ------------
          Total income taxes..................................    $ 33,031      $ 81,063       $ 74,346
                                                               =============  ============   ============
       Effective tax rate                                            33.95%       35.02%         42.41%
                                                               =============  ============   ============

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


       The components of the net accumulated deferred income tax liability were:

                                                                           2002         2001
                                                                       -------------  ------------
                                                                             (In thousands)
       Deferred Tax Assets:
          Nuclear decommissioning costs...............................     $32,192       $28,138
          Regulatory liabilities related to income taxes .............      37,656        40,594
          Minimum pension liability...................................      56,008        19,924
          Net operating loss..........................................           -        29,451
          Other ......................................................      57,373        59,049
                                                                       -------------  ------------
             Total deferred tax assets ...............................     183,229       177,156
                                                                       -------------  ------------
       Deferred Tax Liabilities:
          Depreciation ...............................................     216,425       189,157
          Investment tax credit ......................................      41,583        44,714
          Fuel costs .................................................      11,749         5,515
          Regulatory assets related to income taxes...................      67,744        68,086
          Other ......................................................      27,043        19,263
                                                                       -------------  ------------
             Total deferred tax liabilities ..........................     364,544       326,735
                                                                       -------------  ------------
          Valuation allowance.........................................           -        29,451
                                                                       -------------  ------------
       Accumulated deferred income taxes, net ........................    $181,315      $179,030
                                                                       =============  ============

       The following table reconciles the change in the net accumulated deferred income tax liability to the deferred income tax expense included in the consolidated statement of earnings for the period:

      Net change in deferred income tax liability per above table........................      $ 2,285
      Change in tax effects of income tax related regulatory assets and liabilities......       (2,596)
      Tax effect of mark-to-market on investments available for sale.....................        8,365
      Tax effect of excess pension liability.............................................       36,084
                                                                                          --------------
         Deferred income tax expense for the period......................................     $ 44,138
                                                                                          ==============

       The Company has no net operating loss carryforwards as of December 31, 2002.

       The Company defers investment tax credits related to rate regulated assets and amortizes them over the estimated useful lives of those assets.

       All federal income tax years prior to 1997 are closed, and most issues for 1997 through 1998 have been resolved. No years are currently under examination by the IRS.

       There are no material differences between the provision for income taxes and deferred income taxes between the Company and PNM.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


(9)   Pension and Other Post-retirement Benefits

Pension Plan

       The Company and its subsidiaries have a pension plan covering substantially all of their union and non-union employees, including officers. The plan is non-contributory and provides for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and the average of their highest annual base salary for three consecutive years. The Company's policy is to fund actuarially-determined contributions. Contributions to the plan reflect benefits attributed to employees' years of service to date and also for services expected to be provided in the future. Plan assets primarily consist of common stock, fixed income securities, cash equivalents and real estate.

       In December 1996, the Board of Directors approved changes to the Company's non-contributory defined benefit plan ("Retirement Plan") and the implementation of a 401(k) defined contribution plan effective January 1, 1998. Salaries used in Retirement Plan benefit calculations were frozen as of December 31, 1997. Additional credited service can be accrued under the Retirement Plan up to a limit determined by age and years of service. In addition, in January 2002, the Company made an aggregate contribution of $23.5 million to fund pension and other post-retirement benefit plans. An additional aggregate contribution of $1.1 million was made in September 2002 and $1.5 million in December 2002. The Company contributions to the 401(k) plan consist of a 3% non-matching contribution, and a 75% match on the first 6% contributed by the employee on a before-tax basis. The Company contributed $9.5, $9.0 and $8.9 million in the years ended December 31, 2002, 2001 and 2000, respectively.








                           (Intentionally left blank)

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


       The following sets forth the pension plan's funded status, components of pension costs and amounts (in thousands) at the plan valuation date of September 30:

                                                                                  Pension Benefits
                                                                            -----------------------------
                                                                                2002           2001
                                                                            -------------- --------------
   Change in Projected Benefit Obligation:
     Projected benefit obligation at beginning of year....................      $373,434       $321,429
     Service cost.........................................................         5,539          5,544
     Interest cost........................................................        27,238         25,758
     Amendments...........................................................             -          3,560
     Actuarial gain.......................................................        41,192         36,143
     Benefits paid........................................................       (20,518)       (19,000)
                                                                            -------------- --------------
         Projected benefit obligation at end of period....................       426,885        373,434
                                                                            -------------- --------------
   Change in Plan Assets:
     Fair value of plan assets at beginning of year.......................       339,838        389,827
     Actual return on plan assets.........................................       (20,207)       (30,989)
     Contribution.........................................................        20,000              -
     Benefits paid........................................................       (20,518)       (19,000)
                                                                            -------------- --------------
         Fair value of plan assets at end of year.........................       319,113        339,838
                                                                            -------------- --------------
     Funded Status........................................................      (107,772)       (33,596)
     Unrecognized net actuarial loss......................................       144,328         48,432
     Unrecognized prior service cost......................................         3,109          3,437
                                                                            -------------- --------------
         Prepaid pension cost.............................................      $ 39,665       $ 18,273
                                                                            ============== ==============
   The amounts recognized in the Consolidated Balance Sheet consist of:
     Accrued benefit liability............................................     $(107,772)      $(33,596)
     Intangible asset.....................................................         3,109          3,437
     Accumulated other comprehensive income...............................       144,328         48,432
                                                                            -------------- --------------
        Net amount recognized.............................................      $ 39,665       $ 18,273
                                                                            ============== ==============
   Weighted - Average Assumptions as of September 30,
     Discount rate........................................................         6.75%          7.50%
     Expected return on plan assets.......................................         9.00%          7.75%

                                                                Pension Benefits
                                                     -----------------------------------------
                                                        2002          2001           2000
                                                     ------------  ------------   ------------
   Components of Net Periodic Benefit Cost:
     Service cost...................................    $ 5,539       $ 5,544        $ 6,491
     Interest cost..................................     27,238        25,758         23,572
     Expected return on plan assets.................    (34,497)      (29,488)       (30,923)
     Amortization of net gain.......................          -          (847)             -
     Amortization of transition obligation..........          -        (1,158)        (1,164)
     Amortization of prior service cost.............        326            34             34
                                                     ------------  ------------   ------------
         Net periodic pension benefit...............   $ (1,394)       $ (157)      $ (1,990)
                                                     ============  ============   ============

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

Other Post-Retirement Benefits

       The Company provides medical and dental benefits to eligible retirees. Currently, retirees are offered the same benefits as active employees after reflecting Medicare coordination. The following sets forth the plan's funded status, components of net periodic benefit cost (in thousands) at the plan valuation date of September 30:

                                                                       Other Benefits
                                                                ------------------------------
                                                                    2002            2001
                                                                -------------  ---------------
    Change in Benefit Obligation:
      Benefit obligation at beginning of year..................    $109,408         $ 81,711
      Service cost.............................................       2,694            2,644
      Interest cost............................................       8,082            7,906
      Amendments...............................................     (31,960)               -
      Unrecognized actuarial loss..............................      32,876           20,500
      Expected benefit paid....................................      (3,304)          (3,353)
                                                                -------------  ---------------
          Benefit obligation at end of period..................     117,796          109,408
                                                                -------------  ---------------
    Change in Plan Assets:
      Fair value of plan assets at beginning of year...........      42,132           44,694
     Actual return on plan assets..............................      (6,478)          (5,161)
      Employer contribution....................................       7,429            6,748
      Benefits paid............................................      (2,881)          (3,553)
                                                                -------------  ---------------
          Fair value of plan assets at end of year.............      40,202           42,728
                                                                -------------  ---------------
      Funded Status............................................     (77,594)         (66,680)
      Unrecognized net transition obligation...................      18,171           19,988
      Unrecognized net actuarial loss..........................      74,048           31,763
      Unrecognized prior service cost..........................     (31,960)               -
                                                                -------------  ---------------
           Accrued post-retirement costs.......................   $ (17,335)       $ (14,929)
                                                                =============  ===============

    Weighted - Average Assumptions as of September 30,
      Discount rate............................................        6.75%            7.50%
      Expected return on plan assets...........................        9.00%            8.25%

                                                                               Other Benefits
                                                                ---------------------------------------------
                                                                    2002            2001            2000
                                                                -------------  ---------------  -------------
    Components of Net Periodic Benefit Cost:
      Service cost.............................................     $ 2,694         $  2,644        $ 1,053
      Interest cost............................................       8,082            7,906          5,428
      Expected return on plan assets...........................      (4,505)          (3,412)        (3,572)
      Amortization of net loss.................................       1,320              799              -
      Amortization of transition obligation....................       1,817            1,817          1,817
                                                                -------------  ---------------  -------------
          Net periodic post-retirement benefit cost............     $ 9,408         $  9,754        $ 4,726
                                                                =============  ===============  =============

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       The effect of a 1% increase in the health care trend rate assumption would increase the accumulated post-retirement benefit obligation as of September 30, 2002, by approximately $21.3 million and the aggregate service and interest cost components of net periodic post-retirement benefit cost for 2002 by approximately $2.0 million. The health care cost trend rate is expected to decrease to 6.0% by 2011 and to remain at that level thereafter.

Executive Retirement Program

       The Company has an executive retirement program for a group of management employees. The program was intended to attract, motivate and retain key management employees. The Company's projected benefit obligation for this program, as of the plan valuation date of September 30, 2002 and 2001, was $19.0 million and $17.7 million, respectively. As of December 31, 2002 and 2001, the Company has recognized an additional minimum liability of $4.1 million and $2.8 million, respectively, for the amount of unfunded accumulated benefits in excess of accrued pension costs. The net periodic cost for 2002, 2001 and 2000 was $1.7 million, $1.7 million and $1.9 million, respectively. In 1989, the Company established an irrevocable grantor trust in connection with the executive retirement program. Under the terms of the trust, the Company may, but is not obligated to, provide funds to the trust, which was established with an independent trustee, to aid it in meeting its obligations under the program. Marketable securities in the amount of approximately $8.2 million (fair market value of $8.2 million) are presently in the trust. No additional funds have been provided to the trust since 1989.

(10)   Stock Option Plans

       The Company's Performance Stock Plan ("PSP") expired on December 31, 2000. The PSP was a non-qualified stock option plan, covering a group of management employees. Options to purchase shares of the Company's common stock were granted at the fair market value of the shares at the close of business on the date of the grant. Options granted through December 31, 1995 vested on June 30, 1996 and have an exercise term of up to 10 years. All subsequent awards granted between December 31, 1995 and February 2000, vest three years from the grant date of the awards. All options vest upon death, disability, retirement, impaction or involuntary termination other than for cause. Awards granted in December 2000 vest ratably over three years on the anniversary of the grant date. The maximum number of options authorized was 5.0 million shares that could be granted through December 31, 2000. Although the authority to grant options under the PSP expired on December 31, 2000, the options that were granted continue to be effective according to their terms.

       A new employee stock incentive plan, the Omnibus Performance Equity Plan ("PEP"), became effective with the formation of the Holding Company on December 31, 2001. The PEP provides for the granting of non-qualified stock options, incentive stock options, restricted stock rights, performance shares, performance units and stock appreciation rights to officers and key employees.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

The total number of shares of common stock subject to all awards under the PEP may not exceed 2.5 million, subject to adjustment under certain circumstances defined in the PEP. The number of shares of stock subject to the grant of restricted stock rights, performance shares and units and stock appreciation rights is limited to 500,000 shares. Re-pricing of stock options is prohibited unless specific shareholder approval is obtained. 855,000 options and 1,620 restricted stock rights were awarded in 2002. Under the PEP, 2,500 options were exercised in 2002. The number of options and restricted stock rights outstanding as of December 31, 2002 were 847,500 and 1,620, respectively.

       Stock options may also be provided to non-employee directors of the Company under the Company's Director Retainer Plan ("DRP"). Prior to December 31, 2001, non-employee directors could elect to receive payment of the annual retainer in the form of cash, restricted stock or options to purchase shares of the Company's common stock. The number of options granted in 2002 under the DRP was 35,000 shares with an exercise price of $27.35 and 10,000 with an exercise price of $20.15 and in 2001 6,000 shares with an exercise price of $22.61. Under the DRP plan, vesting occurs on the date of the next annual meeting after the award. Under the DRP 5,000 options were exercised in 2002, 4,000 in 2001 and 4,000 in 2000. The number of options outstanding as of December 31, 2002, was 73,000. Restricted stock issuances were based on the fair market value of the Company's common stock at the close of business on the date of grant and vest ratably three years on the anniversary of the grant date. As of December 31, 2002, there was no restricted stock outstanding under the DRP plan. Amendments to the DRP were approved by the shareholders on July 3, 2001 and the amended plan became the DRP for the new Holding Company on December 31, 2001. Under the new DRP, the maximum number of authorized shares was increased from 100,000 to 200,000 (including shares previously granted) through July 1, 2005. The annual retainer is payable in cash and stock options. Restricted stock is no longer available under the plan. The exercise price of stock options granted under the DRP is determined by the fair market value of the stock at the close of business on the grant date.





                           (Intentionally left blank)

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


       A summary of the status of the Company's stock option plans at December 31, and changes during the years then ended is presented below.

                                                   2002                        2001                        2000
                                         --------------------------  -------------------------- ---------------------------
                                                        Weighted                    Weighted                    Weighted
                                                         Average                    Average                      Average
                                                        Exercise                    Exercise                    Exercise
               Fixed Options               Shares         Price        Shares        Price         Shares         Price
---------------------------------------- ------------  ------------  -----------  ------------- -------------  ------------

Outstanding at beginning of year.....       2,981,301      $19.100      3,336,221      $19.120     1,574,418      $18.207

Granted..............................         901,620      $25.745          6,000      $22.610     2,078,500      $19.403

Exercised............................         356,132      $18.044        299,951      $19.610       296,027      $16.363

Forfeited............................          16,167      $21.390         60,969      $17.961        20,670      $17.320
                                         -------------               -------------              -------------

Outstanding at end of year...........       3,510,622                   2,981,301                  3,336,221
                                         =============               =============              =============

Options exercisable at year-end......       1,525,345                     981,197                    916,263
                                         =============               =============              =============

Options available for future grant...       1,777,880                   2,500,000                          -
                                         =============               =============              =============


       The following table summarizes information about stock options outstanding at December 31, 2002:

                                                   Options Outstanding                              Options Exercisable
                               ------------------------------------------------------------   --------------------------------
                                                       Weighted-
                                                        Average              Weighted                             Weighted
         Range of                  Number              Remaining              Average             Number          Average
         Exercise                Outstanding          Contractual            Exercise          Exercisable        Exercise
          Prices                 At 12/31/02              Life                Prices           At 12/31/02         Prices
----------------------------   ----------------   --------------------   ------------------   ---------------  ---------------

DRP     $5.50 - $27.35                  73,000        8.363 years             $20.429                 28,000      $11.876

PSP     $11.50 - $24.313             2,588,502        6.888 years             $19.332              1,433,895      $20.644

PEP     $     0 - $28.22               849,120        9.246 years             $25.745                 63,450      $25.943
                               ----------------                                               ---------------

                                     3,510,622        7.489 years             $20.906              1,525,345      $20.703
                               ================                                               ===============



                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       The following table summarizes weighted-average fair value of options granted during the year:

                                                  2002            2001            2000
                                               ------------    ------------    ------------

PEP.........................................         $7.42            $  -          $ 7.24
                                               ============    ============    ============
DRP.........................................         $7.03          $13.94          $ 6.98
                                               ============    ============    ============
Total fair market value of all options
  granted (in thousands)....................        $6,677            $ 83         $15,054
                                               ============    ============    ============

       The fair value of each option grant is determined on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                      2002            2001            2000
                                  -------------   -------------   -------------

Dividend yield..................         3.43%           3.10%           2.98%
Expected volatility.............        33.62%          33.99%          26.43%
Risk-free interest rates........         4.87%           5.38%           5.11%
Expected life...................    10.0 years       10.0 years      10.0 years

(11)   Construction Program and Jointly-Owned Plants

       The Company's construction expenditures for 2002 were approximately $240 million, including expenditures on jointly-owned projects. The Company's proportionate share of operating and maintenance expenses for the jointly-owned plants is included in operating expenses in the consolidated statements of earnings.

       At December 31, 2002, the Company's interests and investments in jointly-owned generating facilities are:

                                                                              Construction
                                             Plant in       Accumulated          Work in         Composite
    Station (Fuel Type)                       Service       Depreciation        Progress         Interest
    ------------------------                 -----------  -----------------  ---------------- ----------------
                                                                     (In thousands)

    San Juan Generating Station (Coal)...... $710,027            $393,892          $  9,046         46.3%
    Palo Verde Nuclear Generating
      Station (Nuclear)*.................... $216,940           $  67,732           $31,300         10.2%
    Four Corners Power Plant Units 4
       and 5 (Coal) ........................ $118,509           $  88,549          $  6,113         13.0%

       * Includes the Company's interest in PVNGS Unit 3, the Company's interest in common facilities for all PVNGS units and the Company's owned interests in PVNGS Units 1 and 2.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

San Juan Generating Station ("SJGS")

       The Company operates and jointly owns SJGS. At December 31, 2002, SJGS Units 1 and 2 are owned on a 50% shared basis with Tucson Electric Power Company, Unit 3 is owned 50% by the Company, 41.8% by Southern California Public Power Authority ("SCPPA") and 8.2% by Tri-State Generation and Transmission Association, Inc. Unit 4 is owned 38.457% by the Company, 28.8% by M-S-R Public Power Agency, ("M-S-R"), 10.04% by the City of Anaheim, California, 8.475% by the City of Farmington, 7.2% by the County of Los Alamos, and 7.028% by Utah Associated Municipal Power Systems.

Palo Verde Nuclear Generating Station ("PVNGS")

       The Company is a participant in the three 1,270 MW units of PVNGS, also known as the Arizona Nuclear Power Project, with Arizona Public Service Company ("APS") (the operating agent), Salt River Project, El Paso Electric Company ("El Paso"), Southern California Edison Company, SCPPA and The Department of Water and Power of the City of Los Angeles. The Company has a 10.2% undivided interest in PVNGS, with portions of its interests in Units 1 and 2 held under leases. (See Note 12 for additional discussion.)

(12)   Commitments and Contingencies

Long-Term Power Contracts

       PNM has a power purchase contract with Southwestern Public Service Company ("SPS"), which originally provided for the purchase of up to 200 MW, expiring in May 2011. PNM may reduce its purchases from SPS by 25 MW annually upon three years' notice. PNM provided such notice to reduce the purchase by 25 MW in 1999 and by an additional 25 MW in 2000. PNM also is party to a master power purchase and sale agreement with SPS, dated August 2, 1999, pursuant to which PNM has agreed to purchase 72 MW of firm power from SPS from 2002 through 2005. PNM has 70 MW of contingent capacity obtained from El Paso under a transmission capacity for generation capacity trade arrangement through September 2004. Beginning October 2004 and continuing through June 2005, the capacity amount is 39 MW. PNM holds a power purchased agreement ("PPA") with Tri-State for 50 MW through June 30, 2010. In addition, PNM is interconnected with various utilities for economy interchanges and mutual assistance in emergencies.

       In 1996, PNM entered into an operating lease for the rights to all the output of a new gas-fired generating plant for 20 years. The operating lease's maximum dependable capacity is 132 MW. In July 2000, the plant went into operation. The gas turbine generating unit is operated by Delta-Person Limited Partnership ("Delta") and is located on PNM 's retired Person Generating Station site in Albuquerque, New Mexico. Primary fuel for the gas turbine generating unit is natural gas, which is provided by PNM. In addition, the unit has the capability to utilize low sulfur fuel oil in the event natural gas is not available or cost effective.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       In July 2001, PNM entered into a long-term wholesale power contract with Texas-New Mexico Power ("TNMP") to provide power to serve TNMP's firm retail customers. The contract has a term of 5 1/2 years commencing July 1, 2001. PNM will provide varying amounts of firm power on demand to complement existing TNMP contracts. As those contracts expire, PNM will replace them and become TNMP's sole supplier beginning January 1, 2003. In the last year of the contract, it is estimated that TNMP will need 114 MW of firm power.

       On October 21, 2002, PNM entered into an agreement with FPL Energy LLC ("FPL"), a subsidiary of FPL Group, Inc., to develop a 200 MW wind generation facility in New Mexico. FPL Energy will build, own and operate the New Mexico Wind Energy Center ("NMWE"), consisting of 136 wind-powered turbines on a site in eastern New Mexico. PNM will buy all the power generated by the NMWE under a 25-year contract. Construction of the wind energy site began in January 2003. Construction on a facility of this size typically takes six to nine months to complete. PNM will ask the PRC to approve a voluntary tariff that will allow PNM retail customers to buy wind-generated electricity for a small monthly premium. Power from the facility not subscribed by PNM retail customers under the voluntary program will be sold on the wholesale market, either within New Mexico or outside the state.

       In December 2002, PNM entered into a two-year contract to supply 80 MW of power to U.S. Navy facilities in San Diego, California. PNM began delivering power under the contract January 1, 2003. The contract runs through March 2005.

Coal Supply

       The coal requirements for the SJGS are being supplied by San Juan Coal Company ("SJCC"), a wholly-owned subsidiary of BHP Holdings, who holds certain Federal, state and private coal leases under a Coal Sales Agreement, pursuant to which SJCC will supply processed coal for operation of the SJGS until 2017. BHP Minerals International, Inc. has guaranteed the obligations of SJCC under the agreement, which contemplates the delivery of approximately 103 million tons of coal during its remaining term. That amount would supply substantially all the requirements of the SJGS through approximately 2017.

       Four Corners Power Plant ("Four Corners") is supplied with coal under a fuel agreement between the owners and BHP Navajo Coal Company ("BNCC"), under which BNCC agreed to supply all the coal requirements for the life of the plant. The current fuel agreement expires December 31, 2004. Negotiations for an extension have been initiated. BNCC holds a long-term coal mining lease, with options for renewal, from the Navajo Nation and operates a surface mine adjacent to Four Corners with the coal supply expected to be sufficient to supply the units for their estimated useful lives.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


Natural Gas Supply

       The Company contracts for the purchase of gas to serve its retail customers. These contracts are short-term in nature supplying the gas needs for the current heating season and the following off-season months. The price of gas is a pass-through, whereby the Company recovers 100% of its cost of gas.

       The natural gas used as fuel by Electric and Wholesale was delivered by Gas. In the second quarter of 2001, Electric and Wholesale began procuring its gas supply independent of the Company and contracting with the Utility Operations for transportation services only.

Construction Commitment

       PNM had previously committed to purchase five combustion turbines for a total cost of $151.3 million. The turbines are for planned power generation plants with an estimated cost of construction of approximately $370 million over the next five years depending on market conditions. PNM has expended $226 million as of December 31, 2002 of which $144 million was for equipment purchases. On June 27, 2002, Lordsburg, an 80 MW natural gas fired plant became fully operational and commenced serving the wholesale power market. Afton, a 141 MW simple cycle gas-fired plant, became fully operational on December 4, 2002. These plants are part of the Company's ongoing competitive strategy of increasing generation capacity over time to serve increasing retail load, sales under long-term contracts and other sales. These plants were not built to serve New Mexico retail customers and therefore are not currently, included in the rate base. However, it is possible that these plants may be needed in the future to serve the growing retail load. If so, these plants will have to be certified by the PRC and would then be included in the rate base.

Steam Generator Tubes

       APS, as the operating agent of PVNGS, has encountered tube cracking in the steam generators and has taken, and will continue to take, remedial actions that it believes have slowed the rate of tube degradation. The projected service life of steam generators is assessed on an on-going basis. Two replacement steam generators will be installed in Unit 2 during its Fall 2003 refueling outage. The Company's share of the fabrication and installation costs (exclusive of replacement power costs) will be approximately $22 million.

       The PVNGS participants ("Participants") have approved the purchase of replacement steam generators for Units 1 and 3. Preliminary work for the installation of the replacement steam generators has also been approved by the Participants. These actions will provide the Participants with options regarding the replacement of steam generators in Unit 1 and Unit 3. Unit 1 could be replaced as early as Fall 2005, should the Participants choose to do so. The Company estimates that its portion of the fabrication and installation costs and associated power upgrade modifications for Units 1 and 3, will be approximately $46 million over the period 2002-2003 (exclusive of replacement power costs), should installation of the ordered replacement steam generators be approved.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

Terrorism Insurance

       President Bush signed the Terrorism Risk Insurance Act of 2002 (TRIA) on November 26, 2002. Effective that date, to the extent covered by the act, endorsements excluding terrorism became null and void. Under the act, insurers are required to provide a premium quotation to the insured for terrorism coverage, with limits and deductibles similar to other coverage provided. The insured must accept and pay the premium, or reject the coverage within 30 days of receipt of the premium quotation. The Company has accepted all property and liability insurance offers of TRIA coverage. The Company also purchases $5,000,000 of non-TRIA terrorism coverage. Four Corners, in which the Company has a 13% interest in Units 4 and 5, has elected not to purchase TRIA or non-TRIA property insurance terrorism coverage.

PVNGS Liability and Insurance Matters

       The PVNGS participants have financial protection for public liability resulting from nuclear energy hazards to the full limit of liability under federal law. This potential liability is covered by primary liability insurance provided by commercial insurance carriers in the amount of $300 million and the balance by an industry-wide retrospective assessment program. If losses at any nuclear power plant covered by the programs exceed the primary liability insurance limit, the Company could be assessed retrospective adjustments. The maximum assessment per reactor under the program for each nuclear incident is approximately $88 million, subject to an annual limit of $10 million per reactor per incident. Based upon the Company's 10.2% interest in the three PVNGS units, the Company's maximum potential assessment per incident for all three units is approximately $27 million, with an annual payment limitation of approximately $3 million per incident. If the funds provided by this retrospective assessment program prove to be insufficient, Congress could impose revenue-raising measures on the nuclear industry to pay claims. The Price-Anderson Act, the federal law referred to above, was up for renewal in August 2002. Price-Anderson has been extended to December 31, 2003.

       The PVNGS participants maintain "all-risk" (including nuclear hazards) insurance for damage to, and decontamination of, property at PVNGS in the aggregate amount of $2.75 billion as of October 1, 2002, a substantial portion of which must be applied to stabilization and decontamination. The Company has also secured insurance against portions of the increased cost of generation or purchased power and business interruption resulting from certain accidental outages of any of the three units if the outages exceed 12 weeks. The insurance coverage discussed in this section is subject to certain policy conditions and exclusions. The Company is a member of an industry mutual insurer. This mutual insurer provides both the "all-risk" and increased cost of generation insurance to the Company. In the event of adverse losses experienced by this insurer, the Company is subject to an assessment. The Company's maximum share of any assessment is approximately $5.1 million per year.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

PVNGS Decommissioning Funding

       PNM has a program for funding its share of decommissioning costs for PVNGS. The nuclear decommissioning funding program is invested in equities and fixed income instruments in qualified and non-qualified trusts. The results of the 2001 decommissioning cost study indicated that PNM's share of the PVNGS decommissioning costs, excluding spent fuel disposal, would be approximately $201 million (2001 dollars).

       PNM provided an additional $10.7 million, $6.1 million and $3.9 million funding for the year ended December 31, 2002, 2001 and 2000 respectively, into the qualified and non-qualified trust funds. The estimated market value of the trusts for the year ended December 31, 2002 was approximately $63.2 million.

Nuclear Spent Fuel and Waste Disposal

       Pursuant to the Nuclear Waste Policy Act of 1982, as amended in 1987 (the "Waste Act"), the United States Department of Energy ("DOE") is obligated to accept and dispose of all spent nuclear fuel and other high-level radioactive wastes generated by domestic power reactors. Under the Waste Act, the DOE was to develop facilities necessary for the storage and disposal of spent nuclear fuel and to have the first facility in operation by 1998. The DOE has announced that such a repository cannot be completed before 2010.

       The operator of PVNGS has capacity in existing fuel storage pools at PVNGS, which can accommodate all fuel expected to be discharged from normal operation of PVNGS until September 2003. The operator of PVNGS believes that it will be able to load dry storage casks and place the casks in the completed dry storage facility prior to September 2003. PNM currently estimates that it will incur approximately $41.0 million (in 2001 dollars) over the life of PVNGS for its share of the fuel costs related to the on-site interim storage of spent nuclear fuel during the operating life of the plant. PNM accrues these costs as a component of fuel expense, meaning that the charges are accrued as the fuel is burned. The Company has accrued $1.0 million in 2002 for interim storage costs. The operator of PVNGS currently believes that spent fuel storage or disposal methods will be available for use by PVNGS to allow its continued operation beyond 2003.

Natural Gas Explosion

       On April 25, 2001, a natural gas explosion occurred in Santa Fe, New Mexico. The apparent cause of the explosion was a leak from a PNM line near the location. The explosion destroyed a small building and injured two persons who were working in the building. PNM's investigation indicates that the leak was an isolated incident likely caused by a combination of corrosion and increased pressure. PNM also cooperated with an investigation of the incident by the PRC's

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

Pipeline Safety Bureau (the "Bureau"), which issued its report on March 18, 2002. The Bureau's report gave PNM notice of probable violations of the New Mexico Pipeline Safety Act and related regulations. PNM and the Bureau staff entered a compliance agreement addressing the probable violations and filed it with the PRC for approval on March 4, 2003. PNM agreed to undertake a list of twenty-four corrective actions, including internal policy changes, retraining employees and enhancing gas line monitoring. PNM has also agreed to voluntarily accelerate spending on pipeline replacement by more than $10.0 million and to commit an additional $1.8 million to development and implementation of systems to improve gas line management. The compliance agreement is pending before the PRC-. Two lawsuits against PNM by the injured persons along with several claims for property and business interruption damages have been resolved.

Global Electric Agreement

       In November 2001, PNM began settlement negotiations with the PRC utility staff and intervenors in order to resolve its merchant plant filing and other matters. Discussions included the future framework for restructuring the electric industry in New Mexico under the Restructuring Act, a future retail electric rate path and PNM's merchant plant filing.

       The year-long negotiations ended on October 10, 2002 with the filing of the Global Electric Agreement with the PRC. The Global Electric Agreement sets a rate path through 2007 and will resolve the issues surrounding industry deregulation in New Mexico and the PNM's merchant power strategy. The Global Electric Agreement was signed by PNM, the PRC Staff, the New Mexico Attorney General's Office, the New Mexico Industrial Energy Consumers, the City of Albuquerque, and the University of New Mexico. The United States Executive Agencies ("USEA") subsequently agreed to support the Global Electric Agreement as if they had signed it. The Global Electric Agreement also provides for the signatories to support passage of legislation concerning merchant plant activities and repeal of a majority of the Restructuring Act in the New Mexico Legislature.

       Under the Global Electric Agreement, PNM will decrease retail electric rates 6.5% in two phases over the next three years. The first phase will be a 4.0% decrease, effective September 2003. The second phase will be a further 2.5% decrease from current rate levels, effective in September 2005. Rates would then be frozen at that level until the end of 2007. In addition, the risks and benefits of all wholesale electric sales, inure solely to the Company's shareholders until December 2007. Since the new rate Global Electric Agreement does not provide for a fuel cost adjustment, the lower fuel costs sought to be captured by shifting to underground mining for the coal supplies at SJGS will flow through to the Company's earnings largely offsetting the reduction in retail revenues.

       PNM will be able to seek a general rate adjustment during the rate freeze period if complying with any new or changed environmental or tax law or regulation, or a new broader application of existing environmental or tax laws or regulations, would compromise its financial integrity. PNM also is permitted to capitalize all the reasonable costs of mandatory renewable energy resources, including an after-tax cost of capital of 8.64% to be recorded concurrently with the deferral of those costs.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       PNM is authorized to recover in the stipulated rates and future retail rates, its New Mexico jurisdictional share of the decommissioning costs associated with the San Juan, La Plata and Navajo surface coal mines. PNM is allowed to recover up to $100 million of the costs, composed of approximately $69 million in surface coal mine reclamation costs, and approximately $31 million of contract buyout costs without being subject to prudence challenge by the signatories to the Global Electric Agreement. The costs will be amortized over 17 years commencing September 1, 2003 and in equal amounts each year thereafter. PNM cannot seek to recover a return on the unamortized reclamation costs, but could seek to recover a return on the unamortized contract buyout costs remaining as of December 31, 2007 in future rate adjustment proceedings.

       The stipulated rates also provide for full recovery of nuclear decommissioning costs accrued in accordance with the estimates in the applicable decommissioning cost study during the rate freeze period for PNM's interests in PVNGS Units 1 and 2. The portion of SJGS Unit 4 previously treated as an excluded resource from PNM's New Mexico retail rates are included as a generation resource to serve PNM's New Mexico retail and wholesale firm requirements customers' load. PNM's contracts to purchase power from Tri-State, Delta Limited Partnership and firm power from SPS would also be included as generation resources to serve PNM's New Mexico retail and wholesale firm requirements customers' load until each contract expires under the Global Electric Agreement.

       PRC approval or other authorization from the PRC is not required for PNM's merchant plant investment as long as PNM meets the following conditions:
(a) PNM does not invest more than $1.25 billion in merchant plant; (b) PNM has an investment grade credit rating on a stand-alone basis and on a consolidated basis with the Holding Company; and (c) PNM spends at least $60 million per year in gas and electric utility, non-merchant plant infrastructure needed to maintain adequate and reliable service. No prior approval for merchant plant participation would be required and expedited PRC approval would be available for financing of merchant plant if certain specified financial conditions are met. If PNM's credit rating on a stand-alone or consolidated basis with the Holding Company falls below investment grade, however, approvals are needed for new merchant plant projects and for continuing to participate in merchant plant projects of more than a certain dollar value and under certain conditions.

       PRC approval is not required for PNM to transfer any part of its interests in merchant plant or PVNGS Unit 3 from time to time to any other legal entity, provided that the following conditions are met: (a) PNM's debt to capital ratio will not exceed 65% after giving effect to the transfer and (b) PNM's investment grade status on a stand-alone basis and on a consolidated basis with the Holding Company will not be impaired by the transfer of merchant plant or PVNGS Unit 3 at the time of transfer.

       PNM further agreed in the Global Electric Agreement that it will transfer all its interests in merchant plant out of PNM by January 1, 2010. PNM will accelerate the mandatory transfer to a date one year after PNM has completed expenditures of $1.25 billion on merchant plant. PNM may seek a variance from the PRC at any time prior to January 1, 2010 to extend or vacate the time or terms and conditions requiring the transfer but not beyond January 1, 2015.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       Under the Global Electric Agreement, if merchant plant or PVNGS Unit 3 is transferred to a PNM affiliate, PNM's generation resources and the affiliate's generation resources may be jointly dispatched at the merchant affiliate's sole discretion until January 1, 2015. Joint dispatch of all utility, PVNGS Unit 3 or merchant plant resources would be terminable at any time between 2008 and 2015 at PNM's discretion, as long as the utility's dispatch capability is not impaired in any way.

       PNM agreed to forego recovery of the costs incurred in preparing to transition to a competitive retail market in New Mexico. This will result in a one-time write-off of approximately $16.7 million, pre-tax, upon approval by the PRC of the Global Electric Agreement.

       In the Global Electric Agreement, PNM, PRC utility staff and intervenors agreed to actively support the repeal of a majority of the Restructuring Act of 1999. If the repeal does not occur during the 2003 New Mexico Legislative Session, various modifications to the conditions of the Global Electric Agreement are triggered depending on how long repeal is delayed. SB 718 in the 2003 session would repeal the Restructuring Act as contemplated in the Global Electric Agreement. On February 28, 2003, SB 718 passed the Senate by a vote of 37-2. It is currently awaiting action in the House of Representatives.

       In summary, the terms of this Global Electric Agreement and the Company's continuing efforts to control expenses offer significant benefits to both customers and shareholders in the form of lower rates, a predictable rate path, and the resolution of important issues affecting implementation of the Company's strategic plan over the next several years.

       The Company is currently unable to predict the impact these proceedings may have on its plans to expand its generating capacity and its future financial condition and results of operations.

Other

       There are various claims and lawsuits pending against the Company. The Company is also subject to federal, state and local environmental laws and regulations, and is currently participating in the investigation and remediation of numerous sites. In addition, the Company periodically enters into financial commitments in connection with its business operations. It is not possible at this time for the Company to determine fully the effect of all litigation on its consolidated financial statements. However, the Company has recorded a liability where the litigation effects can be estimated and where an outcome is considered probable. The Company does not expect that any known lawsuits, environmental costs and commitments will have a material adverse effect on its financial condition or results of operations.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       The Company is involved in various legal proceedings in the normal course of business. The associated legal costs for these legal matters are accrued when incurred. It is also the Company's policy to accrue for legal costs expected to be incurred in connection with SFAS 5 legal matters when it is probable that a SFAS 5 liability has been incurred and the amount of expected legal costs to be incurred is reasonably estimable. These estimates include costs for external counsel professional fees.

(13)   Environmental Issues

       The normal course of operations of the Company necessarily involves activities and substances that expose the Company to potential liabilities under laws and regulations protecting the environment. Liabilities under these laws and regulations can be material and in some instances may be imposed without regard to fault, or may be imposed for past acts, even though the past acts may have been lawful at the time they occurred. Sources of potential environmental liabilities include the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 and other similar statutes.

       The Company records its environmental liabilities when site assessments or remedial actions are probable and a range of reasonably likely cleanup costs can be estimated. The Company reviews its sites and measures the liability quarterly, by assessing a range of reasonably likely costs for each identified site using currently available information, including existing technology, presently enacted laws and regulations, experience gained at similar sites, and the probable level of involvement and financial condition of other potentially responsible parties. These estimates include costs for site investigations, remediation, operations and maintenance, monitoring and site closure. Unless there is a probable amount, the Company records the lower end of such reasonably likely range of costs (classified as other long-term liabilities at undiscounted amounts).

       The Company's recorded minimum liability estimated to remediate its identified sites was $8.5 million and $6.8 million as of December 31, 2002 and 2001, respectively. The ultimate cost to clean up the Company's identified sites may vary from its recorded liability due to numerous uncertainties inherent in the estimation process, such as: the extent and nature of contamination; the scarcity of reliable data for identified sites; and the time periods over which site remediation is expected to occur.

       For the year ended December 31, 2002, 2001 and 2000, the Company spent $0.7 million, $1.7 million and $1.6 million, respectively, for remediation. The majority of the December 31, 2002 environmental liability is expected to be paid over the next five years, funded by cash generated from operations. Future environmental obligations are not expected to have a material impact on the results of operations or financial condition of the Company.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

(14)   Company Realignment

       On August 22, 2002, the Company was realigned due to the changes in the electric industry and particularly, the negative impact on the Company's earnings and growth prospects from wholesale market uncertainty. The changes included consolidation of similar functions. A total of 85 salaried and hourly employees were notified of their termination as part of the realignment. In accordance with EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity", the Company incurred a liability of $8.8 million for severance and other related costs associated with the involuntary termination of employees, which was charged to operations in the quarter ended September 30, 2002 and is included in administrative and general in the consolidated statements of earnings for the year ended December 31, 2002. The Company paid $5.8 million through December 31, 2002.

(15)   Other Income and Deductions

       The following table details the components of other income and deductions for PNM Resources, Inc. and subsidiaries:

                                                                    Year Ended December 31,
                                                           -------------------------------------------
                                                               2002          2001            2000
                                                           -------------  ------------   -------------
                                                                         (In thousands)
       Other income:
       Interest and dividend income.......................     $44,954       $48,742         $48,695
       Settlement of lawsuit..............................           -             -          13,750
       Miscellaneous non-operating income.................       3,406         3,405           3,801
                                                           -------------  ------------   -------------
                                                               $48,360       $52,147         $66,246
                                                           =============  ============   =============
       Other deductions:
       Merger costs and related legal costs...............      $(2,436)     $17,975          $6,700
       Write-off of Avistar investments...................           -        13,089           4,100
       Nonrecoverable coal mine decommissioning costs.....           -        12,979               -
       Write-off of regulatory assets.....................           -        11,100               -
       Contribution to PNM Foundation.....................           -         5,000               -
       Transmission line project write-off................       4,818             -               -
       Miscellaneous non-operating deductions.............       9,924         7,114           1,150
                                                           -------------  ------------   -------------
                                                               $12,306       $67,257         $11,950
                                                           =============  ============   =============

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000


       The following table details the components of other income and deductions for Public Service Company of New Mexico and subsidiaries:

                                                                     Year Ended December 31,
                                                            -------------------------------------------
                                                                2002          2001            2000
                                                            -------------  ------------   -------------
                                                                          (In thousands)
       Other income:
       Interest and dividend income........................     $37,632       $48,742         $48,695
       Settlement of lawsuit...............................           -             -          13,750
       Miscellaneous non-operating income..................       2,814         3,405           3,801
                                                            -------------  ------------   -------------
                                                                $40,446       $52,147         $66,246
                                                            =============  ============   =============
       Other deductions:
       Merger costs and related legal costs................       $   -       $17,975          $6,700
       Write-off of Avistar investments....................           -        13,089           4,100
       Nonrecoverable coal mine decommissioning costs......           -        12,979               -
       Write-off of regulatory assets......................           -        11,100               -
       Contribution to PNM Foundation......................           -         5,000               -
       Transmission line project write-off.................       4,818             -               -
       Miscellaneous non-operating deductions..............      10,241         7,114           1,150
                                                            -------------  ------------   -------------
                                                                $15,059       $67,257         $11,950
                                                            =============  ============   =============

(16)   New and Proposed Accounting Standards

       Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 143. SFAS 143 requires the recognition and measurement of liabilities associated with the retirement of tangible long-lived assets that result from the acquisition, construction or development and or the normal operations of the long-lived assets. Retirement obligations associated with long-lived assets included within the scope of SFAS 143 are those for which a legal obligation exists under enacted laws, statutes, written or oral contracts, including obligations arising under the doctrine of promissory estoppel. Under the standard, the asset retirement obligation ("ARO") liability is recognized at its fair value as incurred.

       The recognition of an ARO results in an increase in the carrying cost of the long-lived asset, which will be amortized using a systematic and rationale basis over the remaining life of the related asset as depreciation expense. An ARO represents a future liability and, as a result, accretion expense will be accrued on this liability until such time as the obligation is satisfied. Accretion of the ARO liability due to the passage of time is recorded as an operating expense. If at the end of the asset's life the recorded liability differs from the actual settled obligation, the Company may incur a gain or loss that will be recognized at that time. The net difference between the amounts determined under SFAS 143 and the Company's previous method of accounting for such activities net of expected regulatory recovery, will be recognized as a cumulative effect of a change in accounting principle, net of related income taxes. The Company is currently calculating the liability associated with its AROs but does not believe there will be a material effect on continuing operations for the adoption of this standard.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). In April 2002, the FASB issued SFAS 145. This statement updates and clarifies existing accounting pronouncements for the treatment of gains and losses from extinguishment of debt and eliminates an inconsistency between required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have similar economic effects as sale-leaseback transactions. In accordance with previous accounting standards, gains and losses from extinguishment of debt were classified as extraordinary gains and losses. The current statement permits gains and losses from extinguishment of debt to be classified as ordinary and included in income from operations, unless they are unusual in nature or occur infrequently and therefore included as an extraordinary item.

       SFAS 145 is effective for fiscal years beginning after May 15, 2002 for the provisions related to the rescission of FASB Statements No. 4, 44 and 64, and for all transactions entered into after May 15, 2002 for the provision related to the amendments of FASB Statement No. 13. The Company does not believe there will be a material effect from the adoption of this standard on the Company's consolidated statements of financial position or results of operations.

       Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). In July 2002, the FASB issued SFAS 146. This statement requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred and is effective for exit or disposal activities that are initiated after December 31, 2002 and nullifies EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." It also substantially nullifies EITF Issue No. 88-10, "Costs Associated with Lease Modification or Termination." Previously issued financial statements, including interim financial statements, cannot be restated. The Company does not expect its adoption of this standard in fiscal year 2003 to have a significant impact on its financial statements.

       Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, Amendment of FASB Statement No. 123 and APB Opinion No. 28" ("SFAS 148"). In December 2002, the FASB issued SFAS 148 that amended SFAS 123 to provide alternative methods of transition to SFAS 123's fair value method of accounting for stock-based employee compensation but does not require fair value accounting as prescribed in SFAS 123. SFAS 148 is effective for fiscal years ending after December 15, 2002. It also amends the disclosure provisions of SFAS 123 and Accounting Principles Board Opinion No. 28 to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The disclosure provisions of SFAS 148 are incremental to the existing disclosure requirements of SFAS 123 and are applicable to all companies with stock-based compensation. The Company adopted the disclosure requirements of this standard in fiscal year 2002, but continues to account for stock-based compensation under APB 25.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       Financial Accounting Standards Board ("FASB") Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34" ("FIN 45 "). In November 2002, the FASB issued FIN 45 which enhances the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations it has undertaken in issuing the guarantee. FIN 45 applies to contracts or indemnification agreements that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying obligation that is related to an asset, liability, or an equity security of the guaranteed party. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The guarantor's previous accounting for guarantees issued prior to the date of initial application should not be revised or restated. The Company adopted FIN 45, and such adoption did not have a material impact on the financial statements.

       Financial Accounting Standards Board ("FASB") Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin (ARB) No. 51, "Consolidated Financial Statements" ("FIN 46"). In January 2003, the FASB issued FIN 46 to address the consolidation of variable interest entities that have one or both of the following characteristics: (1) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, which is provided through other interests that will absorb some or all of the expected losses of the entity and (2) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: (a) the direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights, (b) the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities, or (c) the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses. FASB believes that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise. FIN 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. There are also additional disclosure requirements for an enterprise that holds significant variable interests in a variable interest entity but is not the primary beneficiary. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date and may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. Currently, the Company does not have interests in any variable interest entity.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                        December 31, 2002, 2001 and 2000

       EITF 02-3 "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities", EITF 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" and Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). On October 25, 2002, the EITF reached a final consensus on EITF 02-3 that rescinds EITF 98-10 and requires that all energy contracts held for trading purposes be presented on a net margin basis in the statement of earnings. The rescission of EITF 98-10 requires that energy contracts which do not meet the definition of a derivative under SFAS 133 no longer be marked to market and recognized in current earnings. As a result, all contracts which were marked to market under EITF 98-10 and must now be accounted for under the accrual method should be written back to cost with any difference included as a cumulative effect of a change in accounting principle in the period of adoption. This transition provision was effective January 1, 2003. The rescission of EITF 98-10 did not have a material impact on the Company's financial condition or results of operations as all contracts previously marked to market under the definition provided in EITF 98-10 also met the definition of a derivative under SFAS 133 and are properly recorded at fair value with gains and losses recorded in earnings. The Company reviewed its energy contract portfolio to determine whether its contracts meet the definition of trading activities under EITF 02-3. As a result, the Company has reclassified those contracts previously accounted for under EITF 98-10 to a net margin basis for the fiscal years ended December 31, 2002, 2001 and 2000. The Company will not report revenues and cost of energy sold on a net margin basis on a prospective basis as a result of the application of EITF 02-3 as none of the Company's marketing activities meet the definitions of trading activities as prescribed by EITF 02-3.

       The following table details wholesale electric revenues as reclassified under EITF 02-3. Energy trading margin is included in Electric Operating Revenues in the Statement of Earnings:

                                                            Year Ended December 31,
                                                     2002            2001            2000
                                                 -------------   --------------  --------------
                                                                (In thousands)
Wholesale revenues..............................     $76,226          $60,982         $80,207
Wholesale purchases (EITF 02-3 adjustment)......     (73,987)         (89,351)        (99,735)
                                                 -------------   --------------  --------------
Energy trading margin...........................     $ 2,239        $ (28,369)      $ (19,528)
                                                 =============   ==============  ==============

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                           QUARTERLY OPERATING RESULTS

       The unaudited operating results by quarters for 2002 and 2001 are as follows:

                                                                 Quarter Ended
                                         ------------------------------------------------------------------
                                          March 31         June 30         September 30        December 31
                                         -------------  ---------------  -----------------   --------------
                                                     (In thousands, except per share amounts)
  2002:
    Operating Revenues.................   $ 297,508        $ 245,625          $ 269,977          $ 281,899
    Operating Income...................      32,687           19,449             29,135             20,503
    Net Earnings.......................      24,949           11,157             17,797             10,369

    Net Earnings per Share (Basic).....        0.63             0.28               0.45               0.26
    Net Earnings per Share (Diluted)...        0.63             0.28               0.45               0.26

  2001:
    Operating Revenues.................   $ 719,767        $ 634,359          $ 588,527          $ 307,813
    Operating Income...................      77,300           80,547             47,422             17,408
    Net Earnings ......................      63,552           49,597             32,775              4,509

    Net Earnings per Share (Basic).....        1.62             1.26               0.83               0.11
    Net Earnings per Share (Diluted)...        1.60             1.24               0.82               0.11

       In the opinion of management of the Company, all adjustments (consisting of normal recurring accruals) necessary for a fair statement of the results of operations for such periods have been included.

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                        COMPARATIVE OPERATING STATISTICS
                                   (Unaudited)

                                                     2002           2001            2000           1999           1998
                                                --------------- --------------  -------------- -------------- -------------
Utility Operations Sales:
Energy Sales--KWh (in thousands):
  Residential..................................      2,298,542      2,197,889       2,171,945      2,027,589     2,022,598
  Commercial...................................      3,254,576      3,213,208       3,133,996      2,981,656     2,909,752
  Industrial...................................      1,612,723      1,603,266       1,544,367      1,559,155     1,571,824
  Other ultimate customers.....................        240,665        240,934         238,635        235,183       235,700
                                                --------------- --------------  -------------- -------------- -------------
    Total KWh sales............................      7,406,506      7,255,297       7,088,943      6,803,583     6,739,874
                                                =============== ==============  ============== ============== =============
Gas Throughput--Decatherms (in thousands):
  Residential..................................         29,627         27,848          28,810         32,121        29,258
  Commercial...................................         12,009         10,421           9,859         11,106        10,044
  Industrial...................................            749          3,920           5,038          2,338         1,553
  Other........................................          4,806          4,355           6,426          6,538         8,390
                                                --------------- --------------  -------------- -------------- -------------
    Total gas sales............................         47,191         46,544          50,133         52,103        49,245
  Transportation throughput....................         44,889         51,395          44,871         40,161        36,413
                                                --------------- --------------  -------------- -------------- -------------
    Total gas throughput.......................         92,080         97,939          95,004         92,264        85,658
                                                =============== ==============  ============== ============== =============
Revenues (in thousands):
Electric Revenues:
  Residential..................................      $ 197,174      $ 187,600       $ 186,133      $ 184,088     $ 187,681
  Commercial...................................        247,800        242,372         238,243        238,830       241,968
  Industrial...................................         82,009         82,752          79,671         85,828        88,644
  Other ultimate customers.....................         14,942         14,795          14,618         13,777        18,124
                                                --------------- --------------  -------------- -------------- -------------
    Total revenues to ultimate customers.......        541,925        527,519         518,665        522,523       536,417
  Transmission revenues........................         23,150         26,553          16,855         15,519        15,596
  Miscellaneous electric revenues..............          5,014          5,154           3,163          2,826         3,555
                                                --------------- --------------  -------------- -------------- -------------
    Total electric revenues....................      $ 570,089      $ 559,226       $ 538,683      $ 540,868     $ 555,568
                                                --------------- --------------  -------------- -------------- -------------
Gas Revenues:
  Residential..................................      $ 172,200      $ 232,321       $ 191,231      $ 152,266     $ 160,398
  Commercial...................................         52,530         68,895          52,964         37,337        42,480
  Industrial...................................          2,872         27,519          24,206          8,550         4,887
  Other........................................         20,906         28,896          29,203         20,080        27,218
                                                --------------- --------------  -------------- -------------- -------------
  Revenues from gas sales......................        248,508        357,631         297,604        218,233       234,983
  Transportation...............................         17,735         20,188          14,163         12,390        13,464
  Other........................................          5,875          7,599           8,157          6,088         7,528
                                                --------------- --------------  -------------- -------------- -------------
    Total gas revenues.........................      $ 272,118      $ 385,418       $ 319,924      $ 236,711     $ 255,975
                                                --------------- --------------  -------------- -------------- -------------
         Total Utility Revenues................      $ 842,207      $ 944,644       $ 858,607      $ 777,579     $ 811,543
                                                =============== ==============  ============== ============== =============

                    PNM RESOURCES, INC. AND SUBSIDIARIES AND
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                        COMPARATIVE OPERATING STATISTICS
                                   (Unaudited)

                                                2002           2001            2000           1999           1998
                                           --------------- --------------  -------------- -------------- -------------
Utility Customers at Year End:
Electric:
  Residential.............................       345,588        340,656         332,332        321,949       319,415
  Commercial..............................        41,092         40,065          39,525         38,435        37,652
  Industrial..............................           311            377             371            375           363
  Other ultimate customers................           796            924             625            625           665
                                           --------------- --------------  -------------- -------------- -------------
    Total ultimate customers..............       387,787        382,022         372,853        361,384       358,095
  Sales for Resale........................            76             79              81             83            83
                                           --------------- --------------  -------------- -------------- -------------
    Total customers.......................       387,863        382,101         372,934        361,467       358,178
                                           =============== ==============  ============== ============== =============
Gas:
  Residential.............................       411,642        404,753         398,623        390,428       383,292
  Commercial..............................        35,194         32,894          32,626         32,116        32,004
  Industrial..............................            58             50              50             51            55
  Other...................................         3,664          3,528           3,612          3,688         3,622
  Transportation..........................            27             34              32             32            29
                                           --------------- --------------  -------------- -------------- -------------
    Total customers.......................       450,585        441,259         434,943        426,315       419,002
                                           =============== ==============  ============== ============== =============
Wholesale Operations Sales:
Energy Sales--KWh (in thousands):
  Long-term contracts.....................       844,168      1,463,031         330,003      1,185,916     1,211,176
  Other merchant sales....................     7,269,242     10,596,004      10,213,725      8,585,705     7,571,139
                                           --------------- --------------  -------------- -------------- -------------
    Total sales to ultimate customers.....     8,113,410     12,059,035      10,543,728      9,771,621     8,782,315
                                           =============== ==============  ============== ============== =============
Revenues (in thousands):
  Long-term contracts.....................      $ 40,132      $  77,250       $  87,731      $  66,353     $  66,947
  Other merchant sales....................       192,968      1,224,388         556,146        250,853       208,025
                                           --------------- --------------  -------------- -------------- -------------
    Total revenues to ultimate customers..       233,100      1,301,638         643,877        317,206       274,972
  Miscellaneous electric revenues.........        18,298          2,646           6,822          7,703         4,657
                                           --------------- --------------  -------------- -------------- -------------
    Total wholesale revenues..............     $ 251,398    $ 1,304,284       $ 650,699      $ 324,909     $ 279,629
                                           =============== ==============  ============== ============== =============
Customers at Year End:
Wholesale.................................            76             79              81             83            83
                                           =============== ==============  ============== ============== =============
Generation Statistics:
Reliable Net Capability--KW...............      1,734,000      1,521,000       1,521,000      1,521,000     1,506,000
Coincidental Peak Demand--KW..............      1,456,000      1,397,000       1,368,000      1,291,000     1,313,000
Average Fuel Cost per Million BTU.........      $ 1.3910      $  1.6007       $  1.3827      $  1.3169     $  1.2433
BTU per KWh of Net Generation.............        10,568         10,549          10,547         10,490        10,784


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of PNM Resources, Inc. and Public Service Company of New Mexico

We have audited the consolidated financial statements of PNM Resources, Inc. and subsidiaries and Public Service Company of New Mexico and subsidiaries (collectively, the Company) as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, and have issued our reports thereon dated February 11, 2003. Our audits also included the financial statement schedules listed in Item 15. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP


Omaha, Nebraska
February 11, 2003

                                   SCHEDULE I

       The PNM Resources, Inc. holding company structure was effected through a one-for-one share exchange between the shareholders of Public Service Company of New Mexico ("PNM") and PNM Resources, Inc. (the "Holding Company") on December 31, 2001, whereby the shareholders of PNM became shareholders of the Holding Company and the Holding Company acquired all of PNM's common stock. The Holding Company has no significant operations other than billings of corporate activities to PNM on a cost basis and its equity interest in PNM. There were no material Holding Company operations in 2001; therefore, a statement of earnings is not presented for 2001.


                               PNM RESOURCES, INC.
                CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY
                                  BALANCE SHEET

                                                                    As of December 31,
                                                                   2002            2001
                                                               -------------   --------------
                                                                      (In thousands)
Assets
  Cash and cash equivalents...................................      $    -          $ 11,380
  Intercompany receivables....................................      48,736                 -
  Short-term investments......................................      79,630                 -
  Other current assets........................................      10,091             9,951
                                                               -------------   --------------
     Total current assets.....................................     138,457            21,331
                                                               -------------   --------------
  Property, plant and equipment, net of accumulated
    depreciation of $5,839....................................      72,068                 -
  Long-term investments.......................................           -           105,669
  Investment in subsidiaries..................................     864,738           885,328
  Other long-term assets......................................      15,694                 -
                                                               -------------   --------------
     Total long-term assets...................................     952,500           990,997
                                                               -------------   --------------
     Total Assets.............................................  $1,090,957        $1,012,328
                                                               =============   ==============
Liabilities and Shareholder's Equity
  Current liabilities.........................................    $ 23,300            $    -
  Long-term debt..............................................      26,152                 -
  Other long-term liabilities.................................       1,737                 -
                                                               -------------   --------------
     Total Liabilities........................................      51,189                 -
                                                               -------------   --------------
  Common stock, 39,118 shares, issued and authorized..........   1,010,510         1,012,328
  Accumulated other comprehensive income, net of tax..........        (591)                -
  Retained earnings...........................................      29,849                 -
                                                               -------------   --------------
     Total common stockholder's equity........................   1,039,768         1,012,328
                                                               -------------   --------------
     Total Liabilities and Shareholder's Equity...............  $1,090,957        $1,012,328
                                                               =============   ==============


                               PNM RESOURCES, INC.
                CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY
                             STATEMENTS OF EARNINGS

                                                             Year ended
                                                            December 31,
                                                                2002
                                                          ------------------
                                                           (In thousands)
         Operating revenues..............................       $ 72,865
         Operating expenses..............................         79,543
                                                            --------------
            Operating loss...............................         (6,678)
                                                            --------------
         Other income and deductions:
         Equity in earnings of subsidiaries..............         61,042
         Other income....................................         11,289
         Other deductions................................           (450)
                                                            --------------
            Net other income and deductions..............         71,881
                                                            --------------
         Income before income taxes......................         65,203
         Income tax expense..............................            931
                                                            --------------
         Net income......................................       $ 64,272
                                                            ==============

                                   SCHEDULE I
                               PNM RESOURCES, INC.
                CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY
                             STATEMENT OF CASH FLOWS

                                                                              Year Ended December 31,
                                                                               2002             2001
                                                                          --------------------------------
                                                                                  (In thousands)
Cash Flows From Operating Activities:
  Net earnings...........................................................      $ 64,272           $    -
  Adjustments to reconcile net earnings to net cash flows
    from operating activities:
      Depreciation and amortization......................................           715                -
      Accumulated deferred income tax....................................        (2,542)               -
      Equity in earnings of subsidiaries.................................       (61,042)               -
      Changes in certain assets and liabilities:
        Other assets.....................................................        (3,882)               -
        Accounts payable.................................................         2,579                -
        Other liabilities................................................        22,458                -
                                                                          ---------------  ---------------
              Net cash flows provided by operating activities............        22,558                -
                                                                          ---------------  ---------------
Cash Flows From Investing Activities:
  Property plant and equipment...........................................       (20,405)               -
  Redemption of short-term investments...................................        31,012                -
  Cash dividends from subsidiaries.......................................        30,206          127,000
  Short-term and long-term investments...................................             -         (115,620)
  Other..................................................................        10,194                -
                                                                          ---------------  ---------------
              Net cash flows used for investing activities...............        51,007           11,380
                                                                          ---------------  ---------------
Cash Flows From Financing Activities:
  Exercise of employee stock options (note 10)...........................        (1,785)               -
  Dividends paid.........................................................       (34,424)               -
  Change in intercompany accounts........................................       (48,736)               -
                                                                          ---------------  ---------------
              Net cash flows provided by (used for) financing activities.       (84,945)               -
                                                                          ---------------  ---------------
Decrease in Cash and Cash Equivalents....................................       (11,380)          11,380
Beginning of Year........................................................        11,380                -
                                                                          ---------------  ---------------
End of Year..............................................................        $    -         $ 11,380
                                                                          ===============  ===============
Supplemental cash flow disclosures:
  Income taxes paid, net.................................................      $  3,640           $    -
                                                                          ===============  ===============
  Non-cash dividends from subsidiaries...................................      $ 34,880           $    -
                                                                          ===============  ===============
  Long-term debt assumed for transmission line...........................      $ 26,152           $    -
                                                                          ===============  ===============

                                   SCHEDULE II
                               PNM RESOURCES, INC.
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                        VALUATION AND QUALIFYING ACCOUNTS


                                                                          Additions                 Deductions
                                                              ----------------------------------  ---------------

                                               Balance at       Charged to         Charged to
                                              beginning of       costs and            other         Write off       Balance at
                Description                       year           expenses           accounts       adjustments     end of year
--------------------------------------------  --------------  ----------------    --------------  --------------- ---------------
                                                                                (In thousands)
Allowance for doubtful accounts, year ended December 31:
    2000                                            $12,504          $14,296             $    -         $13,521        $ 13,279

    2001                                            $13,279          $10,312             $    -         $ 5,566        $ 18,025

    2002                                            $18,025         $ (2,450)            $    -           $    -       $ 15,575

Allowance for market and credit volatility year ended December 31:
    2000                                             $    -          $ 4,139             $    -          $    -         $ 4,139

    2001                                            $ 4,139         $ (1,090) (a)        $    -          $    -         $ 3,049

    2002                                            $ 3,049          $ (616)             $    -          $    -         $ 2,433

    (a) Represents a change in assessed market and credit volatility risk by the Company (see "Item 7. Management's Discussion and Analysis of
         Results of Operations and Financial Condition - Critical Accounting
         Policies").


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

15.1 Letter Re: Unaudited Interim Financial Information for PNM Resources, Inc. and Subsidiaries.
15.2 Letter Re: Unaudited Interim Financial Information for Public Service Company of New Mexico.
99.1 Chief Executive Officer Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
99.2 Chief Financial Officer Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
99.3 Chief Executive Officer Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.4 Chief Financial Officer Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PNM RESOURCES, INC.
                                  ---------------------------------------------
                                                  (Registrant)


Date:  June 12, 2003                          /s/ Robin A. Lumney
                                  ---------------------------------------------
                                                Robin A. Lumney
                                           Vice President, Controller
                                          and Chief Accounting Officer
                                  (Officer duly authorized to sign this report)